                                              Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-63589

INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS ARE DELIVERED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 7, 1999

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 7, 1999)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
Depositor
$709,194,000 (Approximate)

Mortgage Pass-Through Certificates, Series 1999-C7

THE OFFERED CERTIFICATES:

o The trust fund will issue fourteen classes of certificates. Only the following seven classes of "offered certificates" are offered hereby:

            APPROXIMATE INITIAL CLASS BALANCE
CLASS              OR NOTIONAL BALANCE         PASS-THROUGH RATE
----------  --------------------------------- -----------------
Class A1               $208,000,000
Class A2               $356,953,000
Class X                $801,352,036 (1)
Class B                $ 40,067,000
Class C                $ 40,067,000
Class D                $ 52,087,000
Class E                $ 12,020,000

------------

(1)    Based on the notional amount as described herein.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 14 IN THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the Depositor, any of its affiliates or any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus dated April 7, 1999.

o The offered certificates will represent beneficial ownership interests in the trust fund only.

o  Interest will be payable monthly, commencing in May 1999.

o Principal payments will also be payable monthly. The outstanding class with the highest priority of distribution will receive all principal payments until it is paid in full. This sequential payment will continue until all classes have their respective class balances reduced to zero.

THE TRUST FUND:

o The trust fund will consist of fixed rate mortgage loans secured by mortgages or deeds of trust on multifamily or commercial properties.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

We expect that the delivery of the offered certificates will be made in book-entry form on or about April 22, 1999.

The proceeds to the Depositor from the initial sale of the offered certificates will be approximately % of the initial principal balance thereof plus accrued interest.

J.P. Morgan Securities Inc. and Deutsche Bank Securities, Inc. are acting as co-lead managers and Chase Securities Inc. is acting as co-manager for the offering. J.P. Morgan Securities Inc. is sole underwriter of the Class X Certificates and is the sole bookrunner of all of the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale. J.P. Morgan Securities Inc. is required to purchase the offered certificates from the Depositor, subject to certain conditions. The other underwriters are not required to sell any specific amount of the offered certificates but will use their best efforts to sell the offered certificates. J.P. Morgan Securities Inc. will receive a fee equal to 0.250% of the initial principal balance of the offered certificates. Each other underwriter will receive a fee equal to 0.125% of the initial principal balance of the offered certificates.

J.P. MORGAN & CO.
                           DEUTSCHE BANK SECURITIES
                                                         CHASE SECURITIES INC.

Prospectus Supplement dated April  , 1999

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                    JPMORGAN
Mortgage Pass-Through Certificates, Series 1999 - C7


WASHINGTON
4 properties
$27,810,499
3.5% of total


MINNESOTA
13 properties
$38,667,117
4.8% of total


ILLINOIS
16 properties
$67,942,202
8.5% of total


WISCONSIN
2 properties
$10,988,692
1.4% of total


MICHIGAN
14 properties
$64,487,154
8.0% of total


INDIANA
3 properties
$11,444,194
1.4% of total


OHIO
2 properties
$10,062,532
1.3% of total


PENNSYLVANIA
2 properties
$13,902,498
1.7% of total


NEW YORK
2 properties
$8,704,431
1.1% of total


MASSACHUSETTS
6 properties
$22,983,351
2.9% of total


CONNECTICUT
1 property
$1,373,828
0.2% of total


NEW JERSEY
2 properties
$9,798,713
1.2% of total


MARYLAND
7 properties
$83,845,272
10.5% of total


VIRGINIA
1 property
$12,995,538
1.6% of total


NORTH CAROLINA
11 properties
$39,012,437
4.9% of total


SOUTH CAROLINA
4 properties
$20,927,514
2.6% of total


GEORGIA
4 properties
$18,414,864
2.3% of total


FLORIDA
23 properties
$93,765,697
11.7% of total


MISSISSIPPI
1 property
$8,193,057
1.0% of total


LOUISIANA
1 property
$2,981,380
0.4% of total


ARKANSAS
1 property
$4,279,623
0.5% of total


TEXAS
4 properties
$9,416,833
1.2% of total


NEBRASKA
1 property
$2,845,448
0.4% of total


NEW MEXICO
1 property
$1,779,678
0.2% of total


COLORADO
1 property
$20,615,521
2.6% of total


ARIZONA
1 property
$1,664,917
0.2% of total


CALIFORNIA
32 properties
$166,034,415
20.7% of total


NEVADA
3 properties
$15,848,543
2.0% of total


HAWAII
1 property
$10,566,090
1.3% of total



[  ]
(less than) 1.0%
of Initial Pool Balance

[  ]
1.1 - 5.0%
of Initial Pool Balance

[  ]
5.1 - 10.0%
of Initital Pool Balance

[  ]
(greater than) 10.0%
of Initial Pool Balance

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   WE PROVIDE INFORMATION TO YOU ABOUT THE OFFERED CERTIFICATES IN TWO SEPARATE DOCUMENTS THAT PROGRESSIVELY PROVIDE MORE DETAIL: (A) THE ACCOMPANYING PROSPECTUS, WHICH PROVIDES GENERAL INFORMATION, SOME OF WHICH MAY NOT APPLY TO THE OFFERED CERTIFICATES AND (B) THIS PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF THE OFFERED CERTIFICATES. YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS BEFORE INVESTING IN ANY OF THE OFFERED CERTIFICATES.

   You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of the offered certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.

   If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents on page ii provides the page numbers on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Principal Terms" on page S-82 in this prospectus supplement and under the caption "Index of Principal Terms" beginning on page 103 in the prospectus.

LIMITATIONS ON OFFERS OR SOLICITATIONS

   We do not intend this document to be an offer or solicitation:

   (A) if used in a jurisdiction in which such offer or solicitation is not authorized;

   (B) if the person making such offer or solicitation is not qualified to do so; or

   (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

   UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS

                            PROSPECTUS SUPPLEMENT

Executive Summary  ..............................................................    S-1
Summary Of The Prospectus Supplement  ..........................................     S-2
Risk Factors  ..................................................................     S-9
Description Of The Mortgage Pool  ..............................................    S-28
Description Of The Certificates  ...............................................    S-54
Certain Prepayment, Maturity And Yield Considerations  .........................    S-64
Master Servicer And Special Servicer  ..........................................    S-69
Description Of The Pooling And Servicing Agreement  ............................    S-74
Use Of Proceeds  ...............................................................    S-77
Certain Federal Income Tax Consequences  .......................................    S-77
State Tax Considerations  ......................................................    S-78
Erisa Considerations  ..........................................................    S-78
Legal Investment  ..............................................................    S-80
Plan Of Distribution  ..........................................................    S-80
Legal Matters  .................................................................    S-81
Rating  ........................................................................    S-81
Index Of Principal Terms  ......................................................    S-82
Annex A:  Certain Characteristics of the Mortgage Loans ........................     A-1
Annex B:  Certain Characteristics of Multifamily Loans .........................     B-1
Annex C:  Certain Characteristics of Office, Industrial and Retail Loans   .....     C-1
Annex D:  Sales Memorandum......................................................     D-1
Annex E:  Trustee Reports ......................................................     E-1
Annex F:  Global Clearance, Settlement and Tax Documentation Procedures  .......     F-1

                          PROSPECTUS
Prospectus Supplement ............................................................    3
Available Information ............................................................    3
Incorporation of Certain Information by Reference  ...............................    5
Summary of Prospectus ............................................................    6
Risk Factors .....................................................................   14
Description of the Trust Funds ...................................................   22
Use of Proceeds ..................................................................   28
Yield Considerations .............................................................   28
The Depositor ....................................................................   31
Description of the Certificates ..................................................   32
Description of the Agreements ....................................................   39
Description of Credit Support ....................................................   55
Certain Legal Aspects of Mortgage Loans and the Leases  ..........................   57
Certain Federal Income Tax Consequences ..........................................   72
State Tax Considerations .........................................................   97
ERISA Considerations .............................................................   97
Legal Investment .................................................................   99
Plan of Distribution .............................................................  101
Legal Matters ....................................................................  102
Financial Information ............................................................  102
Rating ...........................................................................  102
Index of Principal Terms .........................................................  103

                              EXECUTIVE SUMMARY

   You should read carefully the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus in making your investment decision. The following executive summary does not include important information relating to the offered certificates, particularly with respect to the risks and special considerations involved with an investment in the offered certificates.

                          INITIAL
                         AGGREGATE
          RATING BY     CERTIFICATE
            FITCH/       PRINCIPAL      % OF     % CREDIT
 CLASS       S&P          AMOUNT        TOTAL    SUPPORT
-------  ----------- ---------------  -------- ----------
Offered Certificates
   A1      AAA/AAA     $208,000,000     25.96%    29.50%
   A2      AAA/AAA     $356,953,000     44.54%    29.50%
    X      AAA/AAAr    $801,352,036(3)    N/A       N/A
    B       AA/AA      $ 40,067,000      5.00%    24.50%
    C        A+/A      $ 40,067,000      5.00%    19.50%
    D      BBB/BBB     $ 52,087,000      6.50%    13.00%
    E     BBB-/BBB-    $ 12,020,000      1.50%    11.50%
Private Certificates
    F       BB/BB      $ 38,064,000      4.75%     6.75%
    G        B/B       $ 26,043,000      3.25%     3.50%
    H       B-/B-      $  4,006,000      0.50%     3.00%
   NR        UNR       $ 24,045,036      3.00%        0%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         INITIAL
                          PASS-       WEIGHTED      PRINCIPAL
                         THROUGH  AVERAGE LIFE(2)   WINDOW(2)
 CLASS    DESCRIPTION    RATE(1)      (YEARS)       (MONTHS)
-------  ------------- ---------  --------------- -----------
Offered Certificates
   A1        Fixed
   A2        Fixed
    X          WAC         (4)          N/A            N/A
    B           (5)
    C           (5)
    D           (5)
    E           (5)
Private Certificates
    F        Fixed
    G        Fixed
    H        Fixed
   NR        Fixed

------------
(1) In addition to distributions of interest and principal, holders of the offered certificates will be entitled to receive a portion of any prepayment premiums as described herein.
(2) Assumes no prepayments or defaults. See "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of Offered Certificates" herein.
(3)    Notional amount.
(4) The pass-through rate for the Class X Certificates will be equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average of the pass-through rates on all other classes of certificates. The remittance rates on the mortgage loans will represent accrued interest on the mortgage loans net of certain servicing and trustee fees. The initial pass-through rate on the Class X Certificates
       will be   % per annum.
(5) The pass-through rate will be equal to either a fixed rate or a rate equal to the weighted average of the remittance rates on the mortgage loans.

                     SUMMARY OF THE PROSPECTUS SUPPLEMENT

   The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the prospectus. Certain capitalized terms used in this summary are defined elsewhere in this prospectus supplement.

TITLE OF CERTIFICATES .........  Mortgage Pass-Through Certificates, Series
                                 1999-C7.

                                 THE PARTIES

DEPOSITOR .....................  J.P. Morgan Commercial Mortgage Finance
                                 Corp., a Delaware corporation, an indirect wholly-owned limited purpose finance subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of J.P. Morgan Securities Inc., one of the underwriters. See "The Depositor" in the prospectus.

SELLER ........................  Morgan Guaranty Trust Company of New York,
                                 an affiliate of the depositor and of J.P.
                                 Morgan Securities Inc., one of the
                                 underwriters.

ORIGINATORS ...................  Morgan Guaranty Trust Company of New York
                                 originated all the mortgage loans, except for two mortgage loans representing approximately 1.6% of the initial pool balance.

MASTER SERVICER ...............  Midland Loan Services, Inc., a Delaware
                                 corporation. See "Master Servicer and
                                 Special Servicer" herein.

SPECIAL SERVICER ..............  Midland Loan Services, Inc., a Delaware
                                 corporation. The special servicer may be removed without cause under certain circumstances described herein under "Master Servicer and Special Servicer -- Responsibilities of Special Servicer".

TRUSTEE .......................  State Street Bank and Trust Company, a
                                 Massachusetts trust company. See
                                 "Description of the Pooling and Servicing
                                 Agreement" herein.

DEAL INFORMATION/ANALYTICS ....  It is anticipated that certain mortgage pool and certificate information will be
                                 available from the following services:
                                 Bloomberg, Intex, Conquest and The Trepp
                                 Group.

                              SIGNIFICANT DATES

CUT-OFF DATE ..................  April 1, 1999.

DELIVERY DATE .................  On or about April 22, 1999.

DISTRIBUTION DATE .............  The 15th day of each month or, if such 15th day is not a business day, on the next
                                 succeeding business day, beginning in May
                                 1999.

DETERMINATION DATE ............  For any distribution date, the fourth business day prior to the related
                                 distribution date.

RATED FINAL DISTRIBUTION DATE .  The distribution date in October 2035.

REMITTANCE PERIOD .............  For any distribution date, the period beginning on the day after a determination date in the immediately preceding month (or the cut-off date, in the case of the first remittance period) through and including the related determination date.

                               THE CERTIFICATES

REGISTRATION OF THE OFFERED
CERTIFICATES ..................  The offered certificates initially will be issued in book-entry form.
                                 Certificateholders acquiring beneficial
                                 ownership interests in the offered
                                 certificates may elect to hold their
                                 book-entry certificate interests either
                                 through The Depository Trust Company, in the
                                 United States, or through Cedelbank or the Euroclear System, in Europe. See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates -- Definitive Certificates" in this prospectus supplement and in the prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

DENOMINATIONS .................  The certificates will be issuable in book-entry form in denominations of (except in the case of the Class X Certificates) $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issuable in denominations of $100,000 notional amount and integral multiples of $1 notional amount.

                              THE MORTGAGE LOANS

THE MORTGAGE POOL .............  The trust fund will consist of a mortgage pool of 145 fixed rate mortgage loans
                                 secured by first liens on fee simple and/or leasehold interests in multifamily, office, retail, hospitality, office/retail, retirement community and congregate care, industrial, mobile home park, industrial/office and nursing home properties, collectively the "mortgaged properties", located in 29 states. See "Description of the Mortgage Pool -- General".

                     General Mortgage Loan Characteristics
             (as of the Cut-off Date, unless otherwise indicated)

                                          MORTGAGE POOL
                                         ---------------
Initial Pool Balance ...................     $801,352,036
Number of Mortgage Loans ...............              145
Number of Mortgaged Properties .........              164
Average Mortgage Loan Balance ..........       $5,526,566
Maximum Mortgage Loan Balance ..........      $54,005,058
Minimum Mortgage Loan Balance ..........         $451,049
Weighted Average Mortgage Rate .........            7.22%
Range of Mortgage Rates ................      6.56%-8.50%
Weighted Average Remaining Term to the
 Earlier of Maturity or Anticipated
 Repayment Date ........................       113 months
Range of Remaining Term to the Earlier
 of Maturity or Anticipated Repayment
 Date ..................................    50-226 months
Percentage of Initial Pool Balance made
 up of:
 ARD Loans .............................            30.8%
 Fully Amortizing Loans (other than ARD
  Loans) ...............................             2.4%
 Balloon Loans .........................            66.7%
 Multi-Property Loans ..................            13.6%
 Crossed Loans .........................             5.0%

                                 For a further description of the mortgage loans, see "Description of the Mortgage Pool" herein.

THE OFFERED CERTIFICATES ......  Only the Class A1, Class A2, Class B, Class
                                 C, Class D, Class E and Class X Certificates are offered hereby. The offered certificates will have the initial class balances set forth on the cover hereof. The Class X Certificates will not have a class balance.

PASS-THROUGH RATES ON THE
OFFERED CERTIFICATES ..........  The pass-through rates on the Class A1 and
                                 Class A2 are fixed and are set forth on the
                                 cover hereof. The pass-through rates on the
                                 Class B, Class C, Class D and Class E
                                 Certificates will be either a fixed rate or
                                 a rate equal to the weighted average of the
                                 remittance rates on the mortgage loans. The
                                 pass-through rate on the Class X
                                 Certificates is not fixed and will be equal
                                 to the weighted average of the remittance
                                 rates on the mortgage loans minus the
                                 weighted average (by class balance) of the
                                 pass-through rates on all other classes of
                                 certificates. The remittance rates on the
                                 mortgage loans will represent accrued
                                 interest on the mortgage loans net of
                                 certain servicing and trustee fees. The
                                 pass-through rate on the Class X
                                 Certificates for the initial distribution
                                 date will be   % per annum.

                                 DISTRIBUTIONS

INTEREST DISTRIBUTIONS ON THE
CERTIFICATES ..................  In general, holders of each class of certificates will be entitled to receive on each distribution date in the order of their priority, to the extent available, distributions allocable to interest equal to the interest accrued during the interest accrual period on the related class balance (or notional amount) immediately prior to such distribution date at the then-applicable pass-through rate. The notional amount of the Class X Certificates will equal the aggregate class balance of all the certificates. The notional amount does not entitle the Class X Certificates to any distributions of principal. Distributions will be made on each distribution date. The chart below sets forth the priority of each class for the payment of interest to each class in descending order.

                                                 Class A1,
                                           Class A2 and Class X

                                               Class B

                                               Class C

                                               Class D

                                               Class E

                                          Private Certificates

                                 See "Description of the Certificates --
                                 Distributions --Interest Distributions on the Certificates" herein.

PRINCIPAL DISTRIBUTIONS ON THE
CERTIFICATES ..................  In general, holders of a class of certificates will be entitled to receive on each distribution date principal in the order set forth in the chart below, until the related class balance is reduced to zero, to the extent available after the payment of interest for such class of certificates.
                                                     Class A1
                                                     Class A2
                                                     Class B
                                                     Class C
                                                     Class D
                                                     Class E
                                          Private Certificates

                                 See "Description of the Certificates --
                                 Distributions --Principal Distributions on the Offered Certificates" herein. The Class X Certificates do not have a class balance and are therefore not entitled to any principal distributions.

P&I ADVANCES ..................  Generally, the servicers are required to make advances for delinquent monthly
                                 payments on the mortgage loans and for
                                 certain other expenses to the extent
                                 described herein. To the extent that a
                                 servicer fails to make any such advance
                                 required of it, the trustee shall make such required advance as provided in the pooling and servicing agreement. As more fully described herein, if either servicer or the trustee makes such an advance (or any other advance) it will be entitled to reimbursement and interest, on such advance. Such advances will facilitate in making regular monthly distributions of principal and interest on the certificates. See "Description of the Certificates -- Advances" herein.

                             OTHER CONSIDERATIONS

ALLOCATION OF LOSSES ..........  Realized losses on the mortgage loans will be allocated, first, to the private
                                 certificates, second, to the Class E
                                 Certificates, third, to the Class D
                                 Certificates, fourth, to the Class C
                                 Certificates, fifth, to the Class B
                                 Certificates, and
                                 thereafter, to the Class A1 and Class A2
                                 Certificates, on a pro rata basis, based on class balance, in each case until the related class balance is reduced to zero. The allocation of losses will reduce the value of the affected certificates.

SPECIAL PRINCIPAL PAYMENT
CONSIDERATIONS ................  Certain of the mortgage loans have a prepayment premium period and, if certain voluntary prepayments are made during such period, a prepayment premium will be required to be paid during such period. See "Description of the Mortgage Pool" herein. Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the mortgage loans. The timing of commencement of principal distributions and the weighted average lives of classes of certificates will be affected by the rates of prepayments experienced.

SPECIAL YIELD CONSIDERATIONS ..  A higher than anticipated rate of prepayments would reduce the aggregate
                                 principal balance of the mortgage loans more quickly than expected, thereby reducing the aggregate interest payments with respect to such mortgage loans. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the mortgage loans would occur later than anticipated.

                                 The yield to investors on the Class X
                                 Certificates will be especially sensitive to the rate and timing of prepayments, defaults and liquidations on the mortgage loans and could result in the failure of investors in the Class X Certificates to recover their initial investments. The yield on the Class X Certificates and any class of offered certificates with a pass-through rate subject to the weighted average remittance rate will be materially and adversely affected to a greater extent than the yields on other offered certificates if the mortgage loans with higher mortgage interest rates prepay faster than the mortgage loans with lower mortgage interest rates. See "Certain Prepayment, Maturity and Yield Considerations," especially "--Class X Certificate Yield Considerations" herein.

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES ..................  Three separate real estate mortgage investment conduit elections will be made with respect to the trust fund for federal income tax purposes. Upon the issuance of the offered certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended.

                                 The Class X Certificates will, and the other offered certificates may, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" herein and in the prospectus.

ERISA CONSIDERATIONS ..........  Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A1, Class A2 and Class X Certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RATING ........................  The offered certificates are required to receive the ratings from Fitch IBCA, Inc., and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. indicated in the executive summary. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of distributions of principal and interest to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X Certificateholders to fail to recover their initial investments.

LEGAL INVESTMENT ..............  The Class A1, Class A2, Class X and Class B
                                 Certificates will be "mortgage related
                                 securities" within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

                                 Investors should consult their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them. See "Legal Investment" herein and in the prospectus.

                                 RISK FACTORS

   Prospective purchasers of the offered certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the prospectus) in connection with an investment in the offered certificates.

                              THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
COMMERCIAL LENDING MAY BE
DIFFERENT THAN RESIDENTIAL
LENDING .......................  Commercial and multifamily lending is generally thought to be riskier than
                                 single-family residential lending for a
                                 variety of reasons including the likelihood that larger loans are made to single borrowers or groups of related mortgagors.

                                 The mortgage loans are secured by the
                                 following income-producing property types:
                                 o  multifamily properties;
                                 o  office properties;
                                 o  retail properties;
                                 o  hospitality properties;
                                 o  office/retail properties;
                                 o retirement community and congregate care properties;
                                 o  industrial properties;
                                 o  mobile home park properties;
                                 o  industrial/office properties; and
                                 o  nursing home properties.

                                 Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by such properties. The ratio of net cash flow to debt service of a loan secured by income-producing property is an important measure of the risk of default on such a loan. A majority of the mortgage loans were originated within twelve months of the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

NET CASH FLOW PRODUCED BY A
MORTGAGED PROPERTY MAY BE
INADEQUATE TO REPAY THE
MORTGAGE LOAN .................  Payment on each mortgage loan is dependent primarily on:

                                 o  the net operating income of the related
                                    mortgaged property; and

                                 o  at maturity (whether at scheduled
                                    maturity or, in the event of a default
                                    under the mortgage loan, upon the
                                    acceleration of such maturity), the
                                    market value of the related mortgaged
                                    property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related mortgagor to refinance the mortgage loan.

                                 If a mortgage loan has a relatively high loan to value ratio or relatively low debt service coverage ratio, a foreclosure sale is less likely to provide enough money to satisfy the outstanding debt. Therefore, the special servicer may have to modify the mortgage loans that it is servicing in order to try to maximize recoveries. However, such flexibility may not result in a greater recovery on a net present value basis than liquidation.

LOANS NOT INSURED OR GUARANTEED  The mortgage loans will not be an obligation of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

NONRECOURSE LOANS LIMIT THE
REMEDIES AVAILABLE FOLLOWING A
MORTGAGOR DEFAULT .............  Each mortgage loan generally is a nonrecourse loan. If there is a default
                                 there will generally only be recourse
                                 against the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

FUTURE CASH FLOWS AND PROPERTY
VALUES ARE NOT PREDICTABLE ....  Commercial and multifamily property values and cash flows are volatile and may be
                                 insufficient to cover debt service on the related mortgage loan at any given time. If the cash flow from a mortgaged property is reduced (for example, if leases are not obtained or renewed), the mortgagor may not be able to repay the loan. Cash flow will determine the mortgagor's ability to cover debt service and property values affect the ability to refinance the property and the amount of the recovery of proceeds upon foreclosure. Cash flow and property value depend upon a number of factors, including:

                                 o  national, regional and local economic
                                    conditions;
                                 o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;
                                 o  changes or weakness in a specific
                                    industry segment;
                                 o  the nature of expenses:
                                    o  as a percentage of revenue;
                                    o  whether expenses are fixed or vary
                                       with revenue; and
                                    o  the level of required capital
                                       expenditures for proper maintenance
                                       and demanded by tenants;
                                 o  demographic factors;
                                 o changes required by retroactive building or similar codes;

                                 o  capable management and adequate
                                    maintenance;
                                 o  location;
                                 o  with respect to properties with uses
                                    subject to significant regulation,
                                    changes in applicable laws;
                                 o  perceptions by prospective tenants and,
                                    if applicable, their customers, of the
                                    safety, convenience, services and
                                    attractiveness of the property;
                                 o the age, construction quality and design of a particular property; and
                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses.

BAD PROPERTY MANAGEMENT WILL
LOWER THE PERFORMANCE OF THE
RELATED MORTGAGED PROPERTY ....  The successful operation of a real estate project also depends on the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources (such as hotels, nursing homes, self-storage facilities and health care facilities) generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

                                 o  operating the properties;
                                 o  providing building services;
                                 o establishing and implementing the rental structure;
                                 o  managing operating expenses;
                                 o  responding to changes in the local
                                    market; and
                                 o  advising the mortgagor with respect to
                                    maintenance and capital improvements.

                                 Property managers may not be in a financial condition to fulfill their management responsibilities.

                                 Certain of the mortgaged properties are
                                 managed by affiliates of the applicable
                                 mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

SPECIAL RISKS ASSOCIATED WITH
NURSING HOMES, CONGREGATE CARE
PROPERTIES AND RETIREMENT
COMMUNITIES. ..................  Five of the mortgage loans representing approximately 5.5% of the aggregate
                                 principal balance of the mortgage loans as of the cut-off date are secured by nursing homes, congregate care properties and retirement communities. Mortgage loans secured by liens on such residential health care facilities have risks not associated with loans secured by liens on other types of income-producing real estate. These risks may lead to adverse consequences which may have a negative impact on the payments of the offered certificates.

                                 Providers of long-term nursing care and
                                 other medical services are subject to
                                 federal and state laws that relate to:

                                 o  the adequacy of medical care;
                                 o  distribution of pharmaceuticals;
                                 o  rate setting;
                                 o  equipment;
                                 o  personnel;
                                 o  operating policies and additions to
                                    facilities and services; and
                                 o the reimbursement policies of government programs and private insurers.

                                 The failure of any of the mortgagors to
                                 maintain or renew any required license or regulatory approval could prevent it from continuing operations (in which case no revenues would be received from the related mortgaged property or the portion thereof requiring licensing) or bar it from participation in certain reimbursement programs. In the event of foreclosure, the trustee or any other purchaser at a foreclosure sale may not be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

                                 To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to:

                                 o  statutory and regulatory changes;
                                 o  retroactive rate adjustments;
                                 o  administrative rulings;
                                 o  policy interpretations;
                                 o  delays by fiscal intermediaries; and
                                 o  government funding restrictions.

                                 Governmental payors have employed
                                 cost-containment measures that limit
                                 payments to health care providers, and there are various proposals that could materially change or curtail those payments. There can be no assurances that payments under government programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. Net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently, the ability of the related mortgagors to meet their mortgage loan obligations, could be adversely affected.

                                 Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. In the event of foreclosure, none of the trustee, the master servicer, the special servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

SPECIAL RISKS ASSOCIATED WITH
HOSPITALITY PROPERTIES ........  Eleven of the mortgage loans, representing approximately 10.1% of the aggregate
                                 principal balance of the mortgage loans as of the cut-off date, are secured by full service hotels, limited service hotels, extended stay hotels or motels. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans." In addition to some of the factors discussed under "--Future Cash Flows and Property Values are not Predictable" above, the value and cash flow of such hospitality properties will depend on the following factors:

                                 o  adverse economic conditions; because
                                    hotel rooms generally are rented for
                                    short periods of time, hotels tend to be more sensitive to adverse economic conditions and competition than are other commercial properties;
                                 o  the physical condition of such
                                    hospitality property;
                                 o  the financial strength and capabilities
                                    of the owner and operator of a hotel;
                                 o  financial strength and public perception
                                    of the franchise service mark and the
                                    continued existence of the franchise
                                    license agreement; and
                                 o  the continued existence of a liquor
                                    license.

                                 Most of hospitality properties have liquor licenses. Some states do not permit liquor licenses to be held other than by a natural person. Consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related mortgagor or manager. Generally, a liquor license may not be transferred without the approval of the relevant licensing authority. In the event of a foreclosure of a hospitality property, it is unlikely that the trustee (or master servicer or special servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hospitality property. Such party would be required to apply in its own name for such license.

THE FAILURE OF AN IMPORTANT
TENANT WILL HAVE A NEGATIVE
IMPACT ON RETAIL PROPERTIES ...  Six of the mortgage loans, representing approximately 3.5% of the aggregate
                                 principal balance of the mortgage loans as of the cut-off date, are secured by single tenant properties. Income from and the market value of retail, office and industrial mortgaged properties occupied by a single tenant would be adversely affected under the following circumstances:

                                 o  if space in such mortgaged properties
                                    could not be leased or relet on terms
                                    comparable to the prior lease;
                                 o  if tenants were unable to meet their
                                    lease obligations;
                                 o if a significant tenant were to become a debtor in a bankruptcy case; and
                                 o  if for any other reason rental payments
                                    could not be collected.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the mortgaged properties. Although certain of the mortgage loans require the mortgagor to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a mortgagor to repay a mortgage loan.

                                 The success of its anchor tenant is
                                 important to a shopping center property. An anchor tenant attracts and maintains other stores and it generates consumer traffic. The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases.

ADVERSE CONSEQUENCES ASSOCIATED
WITH CONCENTRATION OF MORTGAGE
LOANS AND RELATED BORROWERS ...  The average principal balance of the mortgage loans as of the cut-off date is approximately $5,526,566, which is equal to approximately 0.7% of the initial pool balance. Several of the mortgage loans have principal balances as of the cut-off date that are substantially higher than the average principal balance as of the cut-off date. In addition, there are several groups of mortgage loans with related mortgagors. In general, such concentrations can result in losses that are more severe than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. No mortgage loan represents more than 6.8% of the initial pool balance and no mortgage loans with related mortgagors represent in the aggregate more than 6.8% of the initial pool balance.

                                 Mortgage loans with the same borrower or related mortgagors pose certain risks. For example, if an entity that owns or controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property. Alternatively, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

LIMITATIONS ON THE BENEFITS OF
CROSS-COLLATERALIZED AND
CROSS-DEFAULTED PROPERTIES ....  Nineteen of the mortgage loans, representing approximately 5.0% of the aggregate
                                 principal balance of the mortgage loans as of the cut-off date, are cross-collateralized and/or cross-defaulted with other mortgage loans in the mortgage pool. These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service. Securing a mortgage loan with multiple properties generally reduces the risk that the net operating income generated by such properties will not be sufficient to pay debt service and result in defaults and ultimate losses. However, such crossed mortgaged properties generally will be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

                                 Cross-collateralization arrangements
                                 involving more than one mortgagor could be challenged as a fraudulent conveyance if:

                                 o  one of the mortgagors were to become a
                                    debtor in a bankruptcy case;
                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent
                                    value in exchange for allowing its
                                    mortgaged property to be encumbered and, among other things; and
                                 o  at the time the lien was granted, the
                                    mortgagor was: (A) insolvent, (B)
                                    inadequately capitalized or (C) unable to pay its debts.

ADVERSE IMPACT OF ADDITIONAL
DEBT ON MORTGAGED PROPERTIES ..  The mortgage loans generally prohibit the mortgagors from incurring any additional debt that is secured by the related mortgaged property without the consent of the mortgagee.

                                 The existence of such other debt could:

                                 o adversely affect the financial viability of the mortgagors;
                                 o adversely affect the security interest of the lender in the equipment or other assets acquired through such financings;
                                 o  complicate bankruptcy proceedings; and
                                 o  delay foreclosure on the related
                                    mortgaged property.

                                 In cases where one or more junior liens are imposed on a mortgaged property or the mortgagor incurs other unsecured indebtedness, the trust fund is subjected to additional risks, including, the risks that the mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the mortgagor to refinance the mortgage loan or to sell the mortgaged property for purposes of making a balloon payment upon the maturity of the mortgage loan.

TIMING OF PRINCIPAL PREPAYMENTS
MAY LEAD TO DIFFERENT ASSET
CONCENTRATIONS THAN IN THE
INITIAL MORTGAGE POOL .........  If principal payments, property releases, or prepayments are made on a mortgage loan, the remaining mortgage pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of mortgagors. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein for a description of the respective maturity dates of the mortgage loans.

                                 Because principal on the offered
                                 certificates is payable in sequential order, and no class receives principal until the class balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under
                                 "--Concentration of Mortgage Loans" above than classes with a higher sequential priority.

THE GEOGRAPHIC CONCENTRATION OF
MORTGAGED PROPERTIES SUBJECTS
THE TRUST FUND TO A GREATER
EXTENT TO STATE OR REGIONAL
CONDITIONS ....................  Thirty-two, 23, 7, 16 and 14 of the
                                 mortgaged properties, representing
                                 approximately 20.7%, 11.7%, 10.5%, 8.5% and
                                 8.0%, respectively, of the aggregate
                                 principal balance of the mortgage loans as of the cut-off date, are located in California, Florida, Maryland, Illinois and Michigan, respectively. Except as indicated in the immediately preceding sentence, no more than 5.0% of the mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date are secured by mortgaged properties in any one state.

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the mortgage pool as a whole, more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                 o  economic conditions;
                                 o  conditions in the real estate market;
                                 o changes in governmental rules and fiscal policies;
                                 o  acts of God (which may result in
                                    uninsured losses); and
                                 o  other factors which are beyond the
                                    control of the mortgagors.

EXERCISE OF LEGAL REMEDIES MAY
BE LIMITED FOLLOWING A DEFAULT
ON A MORTGAGE LOAN ............  The mortgage loans may contain a due-on-sale clause.

                                 Such clause permits the holder of the
                                 mortgage loan to accelerate the maturity of the mortgage loan if the related mortgagor sells or otherwise transfers or conveys the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage loan. The mortgage loans may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                                 Certain of the mortgage loans will be
                                 secured by an assignment of leases and rents from the mortgagor, however, the mortgagor generally may collect rents for so long as there is no default. As a result, the trust fund's rights to such rents will be limited because:

                                 o  it may not have a perfected security
                                    interest in the rent payments until the
                                    master servicer collects them;
                                 o  the master servicer may not be entitled
                                    to collect the rent payments without
                                    court action; and
                                 o  the bankruptcy of the related mortgagor
                                    could limit the master servicer's ability to collect the rents.

                                 See "Certain Legal Aspects of Mortgage Loans and the Leases -- Leases and Rents" in the prospectus.

ENVIRONMENTAL LAWS MAY
ADVERSELY AFFECT THE VALUE OF
AND CASH FLOW FROM A MORTGAGED
PROPERTY ......................  Under various federal, state and local environmental laws, ordinances and
                                 regulations, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. The cost of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral.

                                 Certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

                                 Under some environmental laws, such as the federal Comprehensive Environmental
                                 Response, Compensation and Liability Act as well as certain state laws, a secured lender (such as the trust fund) may be liable as an "owner" or "operator", for the costs of responding to a release or threatened release of hazardous substances on or from a mortgagor's property. Such liability may be imposed on the lender if its agents or employees are deemed to have participated in the management of the mortgagor's property, regardless of whether a previous owner caused the environmental damage. The trust fund's potential exposure to liability for cleanup costs may increase if the trust fund actually takes possession of a mortgagor's property, or control of its day-to-day operations, as, for example, through the appointment of a receiver.

                                 An environmental site assessment of each of the mortgaged properties was performed (in some cases, prior assessments were updated) in connection with the initial underwriting and origination of the mortgage loans. Such assessments do not generally include environmental testing. In certain cases, additional environmental testing was performed.

                                 The information in such assessments has not been independently verified by the seller, the depositor, the servicers, the trustee, the underwriters, or by any of their respective affiliates. With respect to a number of the mortgaged properties, the assessments revealed the presence or possible presence of asbestos-containing materials, radon gas or other environmental concerns. None of these issues constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the mortgagors agreed to establish and implement operations and maintenance programs or had other remediation agreements or escrows in place.

                                 It is possible that the environmental site assessments did not reveal all environmental liabilities, that there are material environmental liabilities of which neither the seller nor the depositor are aware or that the environmental condition of the mortgaged properties could be affected in the future by tenants, occupants, or third parties unrelated to the mortgagors.

                                 Each mortgagor has represented that, except as described in the environmental reports referred to above, each mortgaged property was, or to the best of the mortgagor's knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related mortgage loan. Each mortgagor has also represented that, except as described in the environmental reports, no actions, suits or proceedings have been commenced or are pending or, to the best of the mortgagor's knowledge are threatened, with respect to any applicable environmental laws. Each mortgagor has represented that such mortgagor has not received any notice of violation of any legal requirement related to the use and occupancy of any mortgaged property and has agreed not to use, cause or permit the presence on the related mortgaged property of any hazardous materials in a manner which violates any applicable law.

                                 The principal security for the obligations under each mortgage loan consists of the mortgaged property. Therefore, if any of the representations described in the preceding paragraph are breached, there can be no assurance that any other assets of the mortgagor would be available in connection with any exercise of remedies in response to such a breach. In addition, most mortgagors are structured as single asset entities and therefore have no assets other than the mortgaged property.

SPECIAL RISKS ASSOCIATED WITH
BALLOON LOANS .................  One hundred nineteen mortgage loans, representing approximately 66.7% of the
                                 aggregate principal balance of the mortgage loans as of the cut-off date, are balloon loans. The balloon loans do not fully amortize over their terms to maturity and, thus, require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments are riskier because the ability of a mortgagor to make a balloon payment will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely fashion. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage interest rates at the time of sale or refinancing;
                                 o  the mortgagor's equity in the related
                                    mortgaged property;
                                 o  the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;
                                 o  tax laws;
                                 o  rent control laws (with respect to
                                    certain multifamily properties);
                                 o  renewability of operating licenses;
                                 o  prevailing general economic conditions;
                                    and
                                 o the availability of credit for commercial or multifamily real properties.

ONE ACTION JURISDICTION MAY
LIMIT THE ABILITY OF THE
SPECIAL SERVICER TO FORECLOSE
ON A MORTGAGED PROPERTY .......  Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and the Leases -- Foreclosure" in the prospectus.

APPRAISALS AND MARKET STUDIES
OF MORTGAGED PROPERTIES .......  An appraisal of the value for each of the mortgaged properties was made between April
                                 2, 1997 and April 1, 1999. It is possible that the market value of a mortgaged property securing a mortgage loan has declined since the most recent appraisal for such mortgaged property. Appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. Another appraiser may have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property.

                                 Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.

CERTAIN PARTIES MAY HAVE
CONFLICTS OF INTEREST WITH
RESPECT TO THE MORTGAGED
PROPERTIES ....................  A substantial number of the mortgaged properties are managed by property managers affiliated with the respective mortgagors. These property managers may also manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers and/or the mortgagors, or the managers and/or the mortgagors themselves, may also own other properties, including competing properties. Therefore, the managers of the mortgaged properties and the mortgagors may experience conflicts of interest in the management and/or ownership of such properties. In addition, the seller or affiliates thereof may have other financing arrangements with affiliates of the mortgagors and may enter into additional financing relationships in the future.

SPECIAL SERVICER MAY TAKE
ACTIONS WHICH ARE ADVERSE TO
YOU ...........................  In connection with the servicing of specially serviced mortgage loans, the
                                 special servicer may take actions with
                                 respect to such mortgage loans that could adversely affect you. As described herein under "Master Servicer and Special Servicer -- Responsibilities of Special Servicer," the actions of the special servicer will be subject to review and may be rejected by a representative of the holders of the Monitoring Certificates (as defined herein), who may have interests that conflict with those of the holders of the other classes of certificates. As a result, it is possible that such representative may cause the special servicer to take actions which conflict with the interests of certain classes of certificates. In addition, the special servicer may be removed without cause by the directing certificateholders as described under "Master Servicer and Special Servicer -- Responsibilities of Special Servicer," herein.

THE STATUS OF A GROUND LEASE
MAY BE UNCERTAIN IN A
BANKRUPTCY PROCEEDING .........  Two mortgage loans, representing approximately 4.1% of the aggregate
                                 principal balance of the mortgage loans as of the cut-off date, are secured in part by a leasehold interest in their respective mortgaged properties. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate.

                                 The leasehold mortgages provide that the mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the consent of either servicer. In the event of a bankruptcy of a ground lessee/mortgagor, the ground lessee/mortgagor under the protection of the Bankruptcy Code has the right to assume (i.e., continue) or reject (i.e., terminate) any or all of its ground leases.

                                 In the event of concurrent bankruptcy
                                 proceedings involving the ground lessor and the ground lessee/mortgagor, either servicer may be unable to enforce the bankrupt ground lessee/ mortgagor's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

SPECIAL RISKS ASSOCIATED WITH
ANTICIPATED REPAYMENT DATE
LOANS .........................  Nineteen mortgage loans, representing approximately 30.8% of the aggregate
                                 principal balance of the mortgage loans as of the cut-off date, are mortgage loans with anticipated repayment dates. After the anticipated repayment date, any excess cash flow will be required to be applied to payments of principal and interest on such loan. All of the anticipated repayment date loans will have substantial principal balances on their anticipated repayment date. The failure to pay such loan by the related anticipated repayment date will not result in an event of default or acceleration.

                                 The ability of a mortgagor to repay a
                                 mortgage loan on the anticipated repayment date will depend on its ability either to refinance the mortgage loan or to sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage interest rates at the time of sale or refinancing;
                                 o  the mortgagor's equity in the related
                                    mortgaged property;
                                 o  the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;
                                 o  tax laws;
                                 o  rent control laws (with respect to
                                    certain multifamily properties);
                                 o  renewability of operating licenses;
                                 o  prevailing general economic conditions;
                                    and
                                 o the availability of credit for commercial or multifamily real properties.

SPECIAL RISKS ASSOCIATED WITH
ATTORNMENT ....................  Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not
                                 contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                 If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

THE MORTGAGED PROPERTIES MAY
NOT BE IN COMPLIANCE WITH
CURRENT ZONING LAWS ...........  Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS MADE OF THE
MORTGAGED PROPERTY MAY HAVE
MISSED NECESSARY REPAIRS ......  The mortgaged properties were inspected by licensed engineers at the time the mortgage loans were originated to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

COMPLIANCE WITH AMERICANS WITH
DISABILITIES ACT MAY RESULT IN
ADDITIONAL LOSSES .............  Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with such laws, the mortgagors may be required to incur costs to comply with such laws. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS ...........  There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
AVAILABLE TO PAY YOU ..........  If the assets of the trust fund are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "Risk Factors -- Limited Assets" in the prospectus.

PREPAYMENTS WILL AFFECT YOUR
YIELD .........................  Prepayments. The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the mortgage loans and how such payments are allocated among the offered certificates entitled to distributions of principal. The yield to maturity of the Class X Certificates will be particularly sensitive to the rate and timing of receipt of principal since its sole distribution is interest based upon the aggregate principal balance of all the certificates.

                                 In addition, upon the occurrence of certain limited events, a party may be required to repurchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the prospectus.

                                 Yield. In general, if you purchase an
                                 offered certificate at a premium and
                                 principal distributions occur at a rate
                                 faster than you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than that you assumed at the time of purchase. In the case of the Class X Certificates, this could result in the failure of investors in the Class X Certificates to recover their initial investment. Conversely, if you purchase an offered certificate at a discount and principal distributions thereon occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than that you assumed at the time of purchase.

                                 The investment performance of the offered certificates may be materially different from what you expected if the rate of prepayments on the mortgage loans is higher or lower than what you assumed at the time of investment. The yield on the Class X Certificates will be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates.

                                 Interest Rate Environment. In general,
                                 mortgagors are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by such mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing rates fall significantly below the mortgage rates of the mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period or prepayment premium provision, to the extent enforceable, than otherwise identical mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums.

                                 Premiums. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, there can be no assurance that a court would not interpret such provisions as requiring a prepayment premium and thus unenforceable or usurious under applicable law.

BORROWER DEFAULTS MAY ADVERSELY
AFFECT YOUR YIELD .............  The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans. Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield
                                 based on an assumed rate of default and an assumed amount of losses on the mortgage loans that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "Prepayment and Yield Considerations."

                                 Even if losses on the mortgage loans are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

DELINQUENCIES WILL ENTITLE
SERVICER TO RECEIVE CERTAIN
ADDITIONAL COMPENSATION WHICH
TAKES PRECEDENCE OVER YOUR
RIGHT TO RECEIVE DISTRIBUTIONS   As and to the extent described herein, the
                                 master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee, as applicable, to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee equal to 1.00% of collections on any specially serviced mortgage loan prior to distributing such collections to the certificateholders. This will result in shortfalls which may be allocated to the offered certificates. See "The Pooling and Servicing Agreement -- Servicing
                                 Compensation and Payment of Expenses."

VOTES OF OTHER
CERTIFICATEHOLDERS MAY
ADVERSELY AFFECT YOUR INTERESTS  Under certain circumstances, the consent or approval of the holders of a specified
                                 percentage of the aggregate certificate
                                 balance of all outstanding certificates will be required to direct, and will be sufficient to bind all certificateholders to, certain actions, including directing the special servicer or the master servicer with respect to actions to be taken with respect to certain mortgage loans and real estate owned properties and amending the pooling and servicing agreement in certain circumstances. See "Description of the Pooling and Servicing Agreement -- Voting Rights" herein.

COMPUTERIZED SYSTEMS MAY BE
DISRUPTED BY THE TRANSITION TO
THE YEAR 2000 .................  The transition from the year 1999 to the year 2000 may disrupt the ability of
                                 computerized systems of the master servicer, the special servicer, the trustee, the mortgagors and other parties to process information including:

                                 o  the collection of payments on the
                                    mortgage loans,
                                 o  the servicing of the mortgage loans; and
                                 o  the distributions on your certificates.

                                 The master servicer, the special servicer, and the trustee have taken or are taking steps to address these issues such that their systems and applications will be year 2000 compliant. If the master servicer, the special servicer or trustee is unable to complete such modifications by the year 2000 or if the mortgagors or other third parties are not year 2000 compliant, the ability of the master servicer, the special servicer or the trustee to service the mortgage loans and make distributions to the certificateholders, respectively, may be materially and adversely affected. The depositor has been advised by the trustee, the master servicer and the special servicer that each of them expect to be year 2000 compliant.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $801,352,036 (the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interests in a multifamily, office, retail, hospitality, office/retail, retirement community and congregate care, industrial, mobile home park, industrial/office and nursing home property (each, a "Mortgaged Property"). Except as otherwise indicated, all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date. The Mortgage Loans provide for scheduled payments of principal and/or interest (the "Monthly Payments") to be due on the first day of each month (the "Due Date").

   All but two of the Mortgage Loans were originated by the Seller. Two Mortgage Loans, representing 1.6% of the Initial Pool Balance, were originated by Chastain Capital Corporation (together with the Seller, the "Originators"). The Seller is an affiliate of the Depositor and of J.P. Morgan Securities Inc., one of the Underwriters.

   The Mortgage Loans were underwritten generally in conformity with the guidelines described below. See "--Underwriting Guidelines and Processes" below. The Seller will sell the Mortgage Loans to the Depositor on or prior to the Delivery Date pursuant to a loan sale agreement (the "Loan Sale Agreement"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

   See Annex A, Annex B, Annex C and the Diskette for additional information with respect to the Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

   Under the Loan Sale Agreement, the Seller will make certain representations and warranties to the Depositor. Pursuant to the terms of the Loan Sale Agreement, the Seller will be obligated to cure any breach of such representations and warranties or to repurchase any Mortgage Loan from the Depositor as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. The Seller shall covenant with the Depositor to repurchase any Mortgage Loan from the Depositor or cure any such breach within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Loan Sale Agreement to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Seller to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

   The Seller has generally represented and warranted as of the Delivery Date with respect to each Mortgage Loan, among other things, subject to certain exceptions set forth in the related Loan Sale Agreement, that: (i) such Mortgage Loan is not one month or more delinquent in payment of principal and interest and has not been so delinquent more than once in a twelve-month period prior to the Delivery Date and there is no payment default and no other default under the Mortgage Loan which has a material adverse effect on the Mortgage Loan; (ii) such Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances; (iii) such Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Seller in all the related Mortgagor's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing such Mortgage subject only to certain permitted encumbrances; (iv) there is an assignment of leases and rents provision creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (v) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (vi) the related Mortgagor has good and indefeasible title in fee simple or leasehold interest to, and no person has any outstanding exercisable rights of record with respect to the purchase or sale of all or a portion of, the related Mortgaged Property, except for rights of first refusal; (vii) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; (viii) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan; (ix) at the time of the assignment of such Mortgage Loan to the Depositor, the Seller had good title to and was the sole owner of such Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of such Mortgage Loan to the Depositor free and clear of any pledge, lien or encumbrance; (x) the related assignment of mortgage and related assignment of the assignment of rents and leases is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (xi) the Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in such Mortgage Loan and related Mortgage Loan documents; (xii) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (xiii) the Seller has not modified the terms of such related Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect except as set forth in the Loan Sale Agreement and the Mortgage Loan documents; (xiv) such Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document; (xv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense; (xvi) each Mortgage Loan document complied in all respects with all material applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the Mortgage Loan; (xvii) the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law; (xviii) to the Seller's knowledge, (a) in reliance on an engineering report, the related Mortgaged Property is in good repair and (b) no condemnation proceedings are pending; (xix) the ESA prepared in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes; (xx) the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage; (xxi) all amounts required to be deposited by the Mortgagor at origination have been deposited;
(xxii) to the Seller's knowledge, all significant leases are in full force and effect, and there has been no material default by the related Mortgagor or lessee; and (xxiii) to the Seller's knowledge, there are no pending, or to the Seller's actual knowledge threatened, actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under such Mortgage Loan or the Mortgaged Property which, if determined against such Mortgagor or property would materially and adversely affect the value of such property or ability of the Mortgagor to pay principal, interest and other amounts due under such Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   All of the Mortgage Loans are secured by first liens on a fee simple and/or leasehold interest in the related Mortgaged Properties. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add up to 100% due to rounding. For a Mortgage Loan secured by more than one Mortgaged Property the balance as of the Cut-off Date of such Mortgage Loan is allocated to each related Mortgaged Property based on the related appraisal values.

                MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
MORTGAGE INTEREST RATES     LOANS       LOANS           DATE            DATE
-----------------------  ---------- ------------  --------------- ---------------
6.5001%-6.7500%.........      10          6.9%      $ 85,565,483         10.7%
6.7501%-7.0000%.........      25         17.2        165,743,102         20.7
7.0001%-7.2500%.........      37         25.5        161,168,362         20.1
7.2501%-7.5000%.........      44         30.3        225,876,229         28.2
7.5001%-7.7500%.........      15         10.3         83,611,907         10.4
7.7501%-8.0000%.........       8          5.5         58,562,516          7.3
8.0001%-8.2500%.........       5          3.4         17,843,058          2.2
8.2501%-8.5000%.........       1          0.7          2,981,380          0.4
                         ---------- ------------  --------------- ---------------
Total:..................     145        100.0%      $801,352,036        100.0%
                         ========== ============  =============== ===============

Weighted Average Mortgage Interest Rate: 7.22%

                  PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                       PERCENT BY
                                                                       AGGREGATE        AGGREGATE
                                             NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                               OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                            MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
PRINCIPAL BALANCES AS OF THE CUT-OFF DATE     LOANS       LOANS           DATE            DATE
-----------------------------------------  ---------- ------------  --------------- ---------------
Under $1,000,000..........................       8          5.5%      $  5,473,708          0.7%
$1,000,001-$2,000,000.....................      29           20         46,819,365          5.8
$2,000,001-$3,000,000.....................      25         17.2         63,246,248          7.9
$3,000,001-$4,000,000.....................      20         13.8         72,250,223          9.0
$4,000,001-$5,000,000.....................      12          8.3         55,033,622          6.9
$5,000,001-$7,500,000.....................      24         16.6        143,491,019         17.9
$7,500,001-$10,000,000....................      10          6.9         85,919,847         10.7
$10,000,001-$12,500,000...................       5          3.4         57,051,117          7.1
$12,500,001-$15,000,000...................       4          2.8         55,641,569          6.9
$15,000,001-$17,500,000...................       1          0.7         15,427,289          1.9
$17,500,001-$20,000,000...................       2          1.4         36,911,035          4.6
$20,000,001-$25,000,000...................       3          2.1         65,363,710          8.2
$40,000,001-$45,000,000...................       1          0.7         44,718,226          5.6
$50,000,001-$55,000,000...................       1          0.7         54,005,058          6.7
                                           ---------- ------------  --------------- ---------------
Total:....................................     145        100.0%      $801,352,036        100.0%
                                           ========== ============  =============== ===============

Average Principal Balance per Mortgage Loan as of the Cut-off Date:
$5,526,566
Average Principal Balance per Mortgaged Property as of the Cut-off Date:
$4,886,293
Smallest Loan Balance: $451,049
Largest Loan Balance: $54,005,058

        ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS

                                                                                  PERCENT BY
                                                                  AGGREGATE        AGGREGATE
                                        NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                          OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
  ORIGINAL TERM TO MATURITY/           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ANTICIPATED REPAYMENT DATE IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------------------  ---------- ------------  --------------- ---------------
60 or less...........................       3          2.1%      $ 39,246,416          4.9%
61-84................................       4          2.8         17,480,728          2.2
85-120...............................     112         77.2        651,060,504         81.2
121-180..............................      24         16.6         89,634,933         11.2
181-240..............................       2          1.4          3,929,455          0.5
                                      ---------- ------------  --------------- ---------------
Total ...............................     145        100.0%      $801,352,036        100.0%
                                      ========== ============  =============== ===============

Weighted Average Original Term to Maturity or Anticipated Repayment Date in
Months: 122

       REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS

                                                                                  PERCENT BY
                                                                  AGGREGATE        AGGREGATE
                                        NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                          OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
  REMAINING TERM TO MATURITY/          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ANTICIPATED REPAYMENT DATE IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------------------  ---------- ------------  --------------- ---------------
60 or less...........................       3          2.1%      $ 39,246,416          4.9%
61-84................................       4          2.8         17,480,728          2.2
85-120...............................     112         77.2        651,060,504         81.2
121-180..............................      24         16.6         89,634,933         11.2
181-240..............................       2          1.4          3,929,455          0.5
                                      ---------- ------------  --------------- ---------------
Total ...............................     145        100.0%      $801,352,036        100.0%
                                      ========== ============  =============== ===============

Weighted Average Remaining Term to Maturity or Anticipated Repayment Date in
Months: 113

                        MONTH AND YEAR OF ORIGINATION

                                                            PERCENT BY
                                            AGGREGATE        AGGREGATE
                  NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                    OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                 MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
MONTH/YEAR         LOANS       LOANS           DATE            DATE
--------------  ---------- ------------  --------------- ---------------
September 1997.       1          0.7%      $  1,664,917          0.2%
October 1997 ..       2          1.4          7,831,771          1.0
November 1997 .       4          2.8         39,168,933          4.9
December 1997 .      22         15.2         98,894,901         12.3
January 1998 ..       2          1.4         23,473,558          2.9
February 1998 .       7          4.8         18,363,298          2.3
March 1998.....       5          3.4         12,975,412          1.6
April 1998.....       7          4.8         48,642,782          6.1
May 1998.......       7          4.8         36,172,075          4.5
June 1998......      16         11.0         52,269,967          6.5
July 1998......      18         12.4        125,340,350         15.6
August 1998....      21         14.5        135,974,706         17.0
September 1998.      21         14.5         98,715,261         12.3
October 1998 ..       4          2.8         20,245,745          2.5
November 1998 .       4          2.8         18,158,281          2.3
December 1998 .       2          1.4          6,896,251          0.9
January 1999 ..       2          1.4         56,563,829          7.1
                ---------- ------------  --------------- ---------------
Total .........     145        100.0%      $801,352,036        100.0%
                ========== ============  =============== ===============


            YEAR OF SCHEDULED MATURITY/ANTICIPATED REPAYMENT DATE

                                                      PERCENT BY
                                      AGGREGATE        AGGREGATE
            NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
              OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
YEAR         LOANS       LOANS           DATE            DATE
--------  ---------- ------------  --------------- ---------------
2003.....       3          2.1%      $ 39,246,416          4.9%
2004.....       1          0.7          3,911,300          0.5
2005.....       3          2.1         13,569,428          1.7
2007.....       4          2.8         32,523,314          4.1
2008.....     105         72.4        557,635,880         69.6
2009.....       4          2.8         73,113,181          9.1
2010.....       1          0.7          3,501,658          0.4
2011.....       1          0.7          2,558,771          0.3
2012.....       1          0.7          1,664,917          0.2
2013.....      20         13.8         69,697,716          8.7
2014.....       1          0.7          2,592,746          0.3
2018.....       1          0.7          1,336,709          0.2
          ---------- ------------  --------------- ---------------
Total ...     145        100.0%      $801,352,036        100.0%
          ========== ============  =============== ===============


                            BALLOON MORTGAGE LOANS
                     ORIGINAL TERM TO MATURITY IN MONTHS

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ORIGINAL TERM IN MONTHS     LOANS       LOANS           DATE            DATE
-----------------------  ---------- ------------  --------------- ---------------
60 or less..............       3          2.5%      $ 39,246,416          7.3%
61-84...................       3          2.5         14,722,154          2.8
85-120..................      95         79.8        428,805,730         80.2
121-180.................      18         15.1         52,020,370          9.7
                         ---------- ------------  --------------- ---------------
Total ..................     119        100.0%      $534,794,670        100.0%
                         ========== ============  =============== ===============

Weighted Average Original Term to Maturity in Months: 119

                            BALLOON MORTGAGE LOANS
                     REMAINING TERM TO MATURITY IN MONTHS

                                                                      PERCENT BY
                                                      AGGREGATE        AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING TERM IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------  ---------- ------------  --------------- ---------------
60 or less...............       3          2.5%      $ 39,246,416          7.3%
61-84....................       3          2.5         14,722,154          2.8
85-120...................      95         79.8        428,805,730         80.2
121-180..................      18         15.1         52,020,370          9.7
                          ---------- ------------  --------------- ---------------
Total ...................     119        100.0%      $534,794,670        100.0%
                          ========== ============  =============== ===============

Weighted Average Remaining Term to Maturity in Months: 109

                            BALLOON MORTGAGE LOANS
                    REMAINING AMORTIZATION TERM IN MONTHS

                                                                                   PERCENT BY
                                                                   AGGREGATE        AGGREGATE
                                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING AMORTIZATION TERM IN MONTHS     LOANS       LOANS           DATE            DATE
-------------------------------------  ---------- ------------  --------------- ---------------
181-240...............................       7          5.9%      $ 18,744,072          3.5%
241-300...............................      59         49.6        202,353,112         37.8
301-360...............................      52         43.7        309,947,915           58
361 or more...........................       1          0.8          3,749,572          0.7
                                       ---------- ------------  --------------- ---------------
Total ................................     119        100.0%      $534,794,670        100.0%
                                       ========== ============  =============== ===============

Weighted Average Remaining Amortization Term to Maturity in Months: 321

                              ARD MORTGAGE LOANS
                     ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                 PERCENT BY
                                                                 AGGREGATE        AGGREGATE
                                       NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                         OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                      MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ORIGINAL TERM TO MATURITY IN MONTHS     LOANS       LOANS           DATE            DATE
-----------------------------------  ---------- ------------  --------------- ---------------
72-84...............................      1           5.3%      $  2,758,573          1.1%
85-120..............................     17          89.5        222,254,774         89.9
121-180.............................      1           5.3         22,136,849          9.0
                                     ---------- ------------  --------------- ---------------
Total ..............................     19         100.0%      $247,150,197        100.0%
                                     ========== ============  =============== ===============

Weighted Average Original Term to Anticipated Repayment Date in Months: 125

                              ARD MORTGAGE LOANS
            REMAINING TERM TO ANTICIPATED REPAYMENT DATE IN MONTHS

                                                                      PERCENT BY
                                                      AGGREGATE        AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING TERM IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------  ---------- ------------  --------------- ---------------
72-84....................      1           5.3%      $  2,758,573          1.1%
85-120...................     17          89.5        222,254,774         89.9
121-180..................      1           5.3         22,136,849          9.0
                          ---------- ------------  --------------- ---------------
Total ...................     19         100.0%      $247,150,197        100.0%
                          ========== ============  =============== ===============

Weighted Average Remaining Term to Anticipated Repayment Date in Months: 118

                              ARD MORTGAGE LOANS
                    REMAINING AMORTIZATION TERM IN MONTHS

                                                                                   PERCENT BY
                                                                   AGGREGATE        AGGREGATE
                                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING AMORTIZATION TERM IN MONTHS     LOANS       LOANS           DATE            DATE
-------------------------------------  ---------- ------------  --------------- ---------------
241-300...............................      8          42.1%      $ 63,583,092         25.7%
301-360...............................     11          57.9        183,567,105         74.3
                                       ---------- ------------  --------------- ---------------
Total ................................     19         100.0%      $247,150,197        100.0%
                                       ========== ============  =============== ===============

Weighted Average Remaining Amortization Term in Months: 338

    The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date/ Anticipated Repayment Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date principal balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A "Maturity Date/Anticipated Repayment Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date, or, in the case of an ARD Loan, the related Anticipated Repayment Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date, or, in the case of an ARD Loan, the Anticipated Repayment Date, may be different than such appraisal value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio or Maturity Date/Anticipated Repayment Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date, or, in the case of an ARD Loan, the Anticipated Repayment Date.

   An appraisal of the value for each of the Mortgaged Properties was made between April 2, 1997 and April 1, 1999. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                           CUT-OFF DATE LTV RATIOS

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
CUT-OFF DATE LTV RATIOS     LOANS       LOANS           DATE            DATE
-----------------------  ---------- ------------  --------------- ---------------
50.00% or less..........       3          2.1%      $  6,377,290          0.8%
50.01%-55.00%...........       7          4.8         15,207,619          1.9
55.01%-60.00%...........      12          8.3         82,366,101         10.3
60.01%-65.00%...........      16         11.0        120,465,857         15.0
65.01%-70.00%...........      26         17.9        137,840,657         17.2
70.01%-75.00%...........      37         25.5        189,926,833         23.7
75.01%-80.00%...........      43         29.7        241,205,675         30.1
80.01%-81.00%(1)........       1          0.7          7,962,004          1.0
                         ---------- ------------  --------------- ---------------
Total ..................     145        100.0%      $801,352,036        100.0%
                         ========== ============  =============== ===============

Weighted Average Cut-off Date LTV Ratio: 69.94%
(1) Cedar Creek Apartments (Loan Number 25) has an LTV Ratio of 80.02%.

                   MATURITY DATE/ANTICIPATED REPAYMENT DATE
                                  LTV RATIOS

                                                            PERCENT BY
                                            AGGREGATE        AGGREGATE
                  NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                    OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                 MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
LTV RATIOS         LOANS       LOANS           DATE            DATE
--------------  ---------- ------------  --------------- ---------------
50.00% or less.      36         24.8%      $114,495,747         14.3%
50.01%-55.00% .      21         14.5        125,412,477         15.7
55.01%-60.00% .      28         19.3        195,287,080         24.4
60.01%-65.00% .      28         19.3        122,803,056         15.3
65.01%-70.00% .      29         20.0        211,280,131         26.4
70.01%-75.00% .       3          2.1         32,073,546          4.0
                ---------- ------------  --------------- ---------------
Total .........     145        100.0%      $801,352,036        100.0%
                ========== ============  =============== ===============

Weighted Average Maturity Date/Anticipated Repayment Date LTV Ratio (excluding fully amortizing Mortgage Loans): 58.41%

   The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the Mortgage Loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any Mortgage Loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow (or "UW Cash Flow") calculated for the related Mortgaged Property for a period to the amounts of principal and interest due under such Mortgage Loan for the same period. "Underwritten Cash Flow" means the Underwritten NOI (as defined below) for the Mortgaged Property decreased by an amount that the Seller has determined to be an appropriate allowance for average annual tenant improvements, leasing commissions, and replacement reserves for capital items based upon its respective underwriting guidelines.

   "Underwritten NOI" or "UW NOI" means the NOI for the Mortgaged Property as determined by the Seller in accordance with its underwriting guidelines for similar properties. Revenue is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or is likely to be recurring. Operating expenses generally reflect the Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect replacement reserves, capital expenditures, debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

   The amounts representing "Net Operating Income", "Underwritten NOI" and "Underwritten Cash Flow" are not a substitute for or an improvement upon net income as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net cash flow of the properties, nor is "Net Operating Income", "Underwritten NOI" and "Underwritten Cash Flow" set forth herein intended to represent such future net cash flow.

   The UW Cash Flow and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective Mortgagors (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expense in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

            UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS(1)

                                                                           PERCENT BY
                                                           AGGREGATE        AGGREGATE
                                 NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                   OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
UW DSCR BASED ON UW CASH FLOW     LOANS       LOANS           DATE            DATE
-----------------------------  ---------- ------------  --------------- ---------------
1.130x-1.150x(2)..............       3          2.1%      $  8,890,115          1.1%
1.151x-1.200x.................       6          4.1         43,039,740          5.4
1.201x-1.250x.................      16         11.0         58,457,796          7.3
1.251x-1.300x.................      24         16.6        108,095,485         13.5
1.301x-1.400x.................      39         26.9        204,536,910         25.5
1.401x-1.500x.................      23         15.9        140,102,845         17.5
1.501x-1.600x.................      17         11.7        153,055,810         19.1
1.601x-1.700x.................       6          4.1         37,400,289          4.7
1.701x-1.800x.................       5          3.4         33,930,214          4.2
1.801x-1.900x.................       1          0.7          2,279,711          0.3
2.001x-2.100x.................       2          1.4          5,800,624          0.7
2.101x-2.200x.................       3          2.1          5,762,496          0.7
                               ---------- ------------  --------------- ---------------
Total ........................     145        100.0%      $801,352,036        100.0%
                               ========== ============  =============== ===============

Weighted Average UW DSCR: 1.41x
(1) For Mortgage Loans secured by more than one mortgaged property, the UW DSCR is computed as the ratio of the total UW Cash Flow to the annual debt service amount for the respective Mortgage Loan.
(2) The three mortgage loans with a debt service coverage ratio ("DSCR") below 1.15x are fully amortizing loans. Bavarian Village on the Lake Apartments (Loan Number 95) has a Cut-off Date principal balance of $2,592,746, a UW DSCR of 1.14x, and an original amortization term of 192 months, Office Depot (Loan Number 88) has a Cut-off Date principal balance of $2,795,712, a UW DSCR of 1.14x, and an original amortization term of 180 months and Maple Tree Plaza (Loan Number 76) has a Cut-off Date principal balance of $3,501,658, a UW DSCR of 1.13x, and an original amortization term of 144 months.

                            GEOGRAPHIC DISTRIBUTION

                                                              PERCENT BY
                                              AGGREGATE        AGGREGATE
                   NUMBER      PERCENT BY     PRINCIPAL        PRINCIPAL
                     OF        NUMBER OF    BALANCE AS OF    BALANCE AS OF
                  MORTGAGED    MORTGAGED     THE CUT-OFF      THE CUT-OFF
STATE            PROPERTIES    PROPERTIES        DATE            DATE
--------------  ------------ ------------  --------------- ---------------
California.....       32          19.5%      $166,034,415         20.7%
Florida........       23          14.0         93,765,697         11.7
Maryland.......        7           4.3         83,845,272         10.5
Illinois.......       16           9.8         67,942,202          8.5
Michigan.......       14           8.5         64,487,154          8.0
North
 Carolina......       11           6.7         39,012,437          4.9
Minnesota......       13           7.9         38,667,117          4.8
Washington.....        4           2.4         27,810,499          3.5
Massachusetts .        6           3.7         22,983,351          2.9
South
 Carolina......        4           2.4         20,927,514          2.6
Colorado.......        1           0.6         20,615,521          2.6
Georgia........        4           2.4         18,414,864          2.3
Nevada.........        3           1.8         15,848,543          2.0
Pennsylvania ..        2           1.2         13,902,498          1.7
Virginia.......        1           0.6         12,995,538          1.6
Indiana........        3           1.8         11,444,194          1.4
Wisconsin......        2           1.2         10,988,692          1.4
Hawaii.........        1           0.6         10,566,090          1.3
Ohio...........        2           1.2         10,062,532          1.3
New Jersey.....        2           1.2          9,798,713          1.2
Texas..........        4           2.4          9,416,833          1.2
New York.......        2           1.2          8,704,431          1.1
Mississippi....        1           0.6          8,193,057          1.0
Arkansas.......        1           0.6          4,279,623          0.5
Louisiana......        1           0.6          2,981,380          0.4
Nebraska.......        1           0.6          2,845,448          0.4
New Mexico.....        1           0.6          1,779,678          0.2
Arizona........        1           0.6          1,664,917          0.2
Connecticut....        1           0.6          1,373,828          0.2
                ------------ ------------  --------------- ---------------
Total .........      164         100.0%      $801,352,036        100.0%
                ============ ============  =============== ===============


                                PROPERTY TYPES

                                                                                    PERCENT BY
                                                                    AGGREGATE        AGGREGATE
                                         NUMBER      PERCENT BY     PRINCIPAL        PRINCIPAL
                                           OF        NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                        MORTGAGED    MORTGAGED     THE CUT-OFF      THE CUT-OFF
TYPE                                   PROPERTIES    PROPERTIES        DATE            DATE
------------------------------------  ------------ ------------  --------------- ---------------
Multifamily..........................       67          40.9%      $242,645,132         30.3%
Office...............................       24          14.6        148,241,525         18.5
Anchored Retail......................       23            14        137,531,482         17.2
Hotel................................       11           6.7         80,916,973         10.1
Office/Retail........................        6           3.7         62,804,541          7.8
Unanchored Retail....................       19          11.6         44,702,778          5.6
Congregate Care/Retirement
 Community...........................        3           1.8         38,485,688          4.8
Industrial...........................        4           2.4         18,087,120          2.3
Mobile Home Park.....................        1           0.6         12,926,896          1.6
Industrial/Office....................        4           2.4          9,368,108          1.2
Nursing Home.........................        2           1.2          5,641,792          0.7
                                      ------------ ------------  --------------- ---------------
Total ...............................      164         100.0%      $801,352,036        100.0%
                                      ============ ============  =============== ===============


              YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT(1)

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                          NUMBER      PERCENT BY     PRINCIPAL        PRINCIPAL
                            OF        NUMBER OF    BALANCE AS OF    BALANCE AS OF
                         MORTGAGED    MORTGAGED     THE CUT-OFF      THE CUT-OFF
PROPERTY AGE IN YEARS   PROPERTIES    PROPERTIES        DATE            DATE
---------------------  ------------ ------------  --------------- ---------------
5 or less.............       15           9.1%      $ 74,411,033          9.3%
6-10..................       25          15.2        142,851,121         17.8
11-15.................       32          19.5        167,739,234         20.9
16-20.................       10           6.1         57,806,829          7.2
21-25.................       10           6.1         25,833,096          3.2
26-30.................       32          19.5        122,047,186         15.2
31 or more............       40          24.4        210,663,536         26.3
                       ------------ ------------  --------------- ---------------
Total ................      164         100.0%      $801,352,036        100.0%
                       ============ ============  =============== ===============

Weighted Average Property Age in Years: 27. The Flood Property (Loan Number
2) was built in 1904 and most recently renovated in 1993. The Hotel Boulderado (Loan Number 5) was built in 1908 and most recently renovated in 1989. Such Mortgaged Properties secure Mortgage Loans representing in the aggregate 8.2% of the Initial Pool Balance. The weighted average property age would be 21 years if such Mortgaged Properties were excluded.
------------
(1) For Mortgaged Properties constructed in stages, the earliest date was used.

                      PHYSICAL OCCUPANCY PERCENTAGES(1)
                       MULTIFAMILY AND MOBILE HOME PARK

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                          NUMBER      PERCENT BY     PRINCIPAL        PRINCIPAL
                            OF        NUMBER OF    BALANCE AS OF    BALANCE AS OF
                         MORTGAGED    MORTGAGED     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES   PROPERTIES    PROPERTIES        DATE            DATE
---------------------  ------------ ------------  --------------- ---------------
80.01%-85.00%.........       1            1.5%      $  7,364,786          2.9%
85.01%-90.00%.........       6            8.8         10,811,954          4.2
90.01%-95.00%.........      15           22.1         64,128,765         25.1
95.01%-100.00%........      46           67.6        173,266,523         67.8
                       ------------ ------------  --------------- ---------------
Total.................      68          100.0%      $255,572,028        100.0%
                       ============ ============  =============== ===============

Weighted Average Occupancy Percentage: 96.15%
------------
(1) See Annex A for the dates as of which occupancy percentages were calculated for each Mortgaged Property.

                      PHYSICAL OCCUPANCY PERCENTAGES(1)
                                    RETAIL

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                          NUMBER      PERCENT BY     PRINCIPAL        PRINCIPAL
                            OF        NUMBER OF    BALANCE AS OF    BALANCE AS OF
                         MORTGAGED    MORTGAGED     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES   PROPERTIES    PROPERTIES        DATE            DATE
---------------------  ------------ ------------  --------------- ---------------
65.01%-70.00%.........       1            2.4%      $  2,476,733          1.4%
80.01%-85.00%.........       2            4.8          8,207,804          4.5
85.01%-90.00%.........       1            2.4          6,738,154          3.7
90.01%-95.00%.........       9           21.4         52,281,399         28.7
95.01%-100.00%........      29           69.0        112,530,170         61.8
                       ------------ ------------  --------------- ---------------
Total ................      42          100.0%      $182,234,260        100.0%
                       ============ ============  =============== ===============

Weighted Average Occupancy Percentage: 96.09%
------------
(1) See Annex A for the dates as of which occupancy percentages were calculated for each Mortgaged Property.

                      PHYSICAL OCCUPANCY PERCENTAGES (1)
                                    HOTEL

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                          NUMBER      PERCENT BY     PRINCIPAL        PRINCIPAL
                            OF        NUMBER OF    BALANCE AS OF    BALANCE AS OF
                         MORTGAGED    MORTGAGED     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES   PROPERTIES    PROPERTIES        DATE            DATE
---------------------  ------------ ------------  --------------- ---------------
60.01%-65.00%.........       1            9.1%      $ 4,937,239           6.1%
65.01%-70.00%.........       1            9.1         2,789,231           3.4
70.01%-75.00%.........       3           27.3        15,215,740          18.8
75.01%-80.00%.........       4           36.4        15,222,393          18.8
80.01%-85.00%.........       1            9.1        22,136,849          27.4
85.01%-90.00%.........       1            9.1        20,615,521          25.5
                       ------------ ------------  --------------- ---------------
Total ................      11          100.0%      $80,916,973         100.0%
                       ============ ============  =============== ===============

Weighted Average Occupancy Percentage: 79.56%
------------
(1) See Annex A for the dates as of which occupancy percentages were calculated for each Mortgaged Property.

                      PHYSICAL OCCUPANCY PERCENTAGES(1)
                                  OFFICE(2)

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                          NUMBER      PERCENT BY     PRINCIPAL        PRINCIPAL
                            OF        NUMBER OF    BALANCE AS OF    BALANCE AS OF
                         MORTGAGED    MORTGAGED     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES   PROPERTIES    PROPERTIES        DATE            DATE
---------------------  ------------ ------------  --------------- ---------------
70.01%-75.00%.........       1            3.3%      $  1,331,512          0.6%
80.01%-85.00%.........       1            3.3          2,584,701          1.2
85.01%-90.00%.........       1            3.3          5,228,177          2.5
90.01%-95.00%.........       7           23.3         81,439,448         38.6
95.01%-100.00%........      20           66.7        120,462,228         57.1
                       ------------ ------------  --------------- ---------------
Total ................      30          100.0%      $211,046,066        100.0%
                       ============ ============  =============== ===============

Weighted Average Occupancy Percentage: 96.62%
------------
(1) See Annex A for the dates as of which occupancy percentages were calculated for each Mortgaged Property.
(2)    Includes Mortgaged Properties categorized as Office/Retail.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                   OTHER(2)

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                          NUMBER      PERCENT BY     PRINCIPAL        PRINCIPAL
                            OF        NUMBER OF    BALANCE AS OF    BALANCE AS OF
                         MORTGAGED    MORTGAGED     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES   PROPERTIES    PROPERTIES        DATE            DATE
---------------------  ------------ ------------  --------------- ---------------
80.01%-85.00%.........       2           15.4%      $ 8,906,555          12.4%
85.01%-90.00%.........       2           15.4        14,943,388          20.9
90.01%-95.00%.........       2           15.4         3,146,751           4.4
95.01%-100.00%........       7           53.8        44,586,014          62.3
                       ------------ ------------  --------------- ---------------
Total ................      13          100.0%      $71,582,709         100.0%
                       ============ ============  =============== ===============

Weighted Average Occupancy Percentage: 95.06%
------------
(1) See Annex A for the dates as of which occupancy percentages were calculated for each Mortgaged Property.
(2) Includes Mortgaged Properties categorized as Industrial, Nursing Home, Congregate Care/ Retirement Community and Industrial/Office.

   With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the Mortgagor's control, all of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date") and all but two of the Mortgage Loans provide that upon any voluntary principal prepayment of a Mortgage Loan, after its respective Lock-out Date, the related Mortgagor will be required to pay a prepayment premium or yield maintenance penalty (a "Prepayment Premium"). Certain Mortgage Loans provide for Defeasance, in whole and/or in part, during certain periods of time. The following table sets forth the percentage of the declining aggregate principal balance of all the Mortgage Loans that on April 1 of each of the years indicated will be within their related Lock-out Period, are subject to Defeasance and/or in which a principal prepayment must be accompanied by a Prepayment Premium.

                            PREPAYMENT PROTECTION
                 PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING
              PRINCIPAL BALANCE AS OF THE CUT-OFF DATE THAT HAVE
         PREPAYMENT LOCK-OUTS OR PENALTIES (ASSUMING NO PREPAYMENTS)*

                                   APRIL    APRIL    APRIL    APRIL    APRIL     APRIL    APRIL    APRIL    APRIL    APRIL
                        CURRENT    2000     2001     2002      2003     2004     2005     2006     2007      2008    2009
                      ---------  -------- -------- -------- -------- --------  -------- -------- -------- -------- -------
Lock-Out/Defeasance
 (1)..................   100.0%    100.0%    99.5%    81.9%     72.9%    39.4%    33.1%    33.1%    32.4%     39.4%    7.7%
YM1: T+0bp; 1% Floor
(2) ..................     0.0       0.0      0.5     18.1      22.1     59.7     61.0     62.4     63.1      39.8    45.4
YM2: T+25bp; 1% Floor
(2) ..................     0.0       0.0      0.0      0.0       0.0      0.0      2.9      2.9      2.9       3.6    26.0
                      ---------  -------- -------- -------- -------- --------  -------- -------- -------- -------- -------
Total
 Lock-Out/Defeasance
 and YM ..............   100.0     100.0    100.0    100.0      95.0     99.0     97.0     98.4     98.4      82.8    79.1
7.00%-7.99% (3) ......     0.0       0.0      0.0      0.0       0.0      0.0      0.6      0.0      0.0       0.0     0.0
6.00%-6.99% (3) ......     0.0       0.0      0.0      0.0       0.0      0.0      0.0      0.6      0.0       0.0     0.0
5.00%-5.99% (3) ......     0.0       0.0      0.0      0.0       0.0      0.0      0.0      0.0      0.6       0.0     0.0
4.00%-4.99% (3) ......     0.0       0.0      0.0      0.0       0.0      1.0      0.0      0.0      0.0       0.7     0.0
3.00%-3.99% (3) ......     0.0       0.0      0.0      0.0       0.0      0.0      1.0      0.0      0.0       0.0     5.2
2.00%-2.99% (3).......     0.0       0.0      0.0      0.0       0.0      0.0      0.0      1.0      0.0       0.0     0.0
1.00%-1.99% (3).......     0.0       0.0      0.0      0.0       0.0      0.0      0.0      0.0      1.0       0.0     0.0
0.01%-0.99% (3).......     0.0       0.0      0.0      0.0       0.0      0.0      0.0      0.0      0.0       0.0     0.0
No Prepayment Premium.     0.0       0.0      0.0      0.0       5.0      0.0      1.4      0.0      0.0      16.5    15.7
                      ---------  -------- -------- -------- -------- --------  -------- -------- -------- -------- -------
Total ................   100.0     100.0    100.0    100.0     100.0    100.0    100.0    100.0    100.0     100.0   100.0
Aggregate Mortgage
 Balance (4)..........  $801.4    $791.2   $780.2   $768.4    $755.6   $704.9   $687.0   $659.7   $643.6    $502.2  $ 66.4
Percentage of Balance
 Outstanding..........   100.0%     98.7%    97.4%    95.9%     94.3%    88.0%    85.7%    82.3%    80.3%     62.7%    8.3%

------------
(1) Certain Mortgage Loans permit the applicable Mortgagor after a specified period (in most cases not less than two years from the Delivery Date), to obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon substitution of direct non-callable obligations of the United States providing payments in amounts equal to the scheduled payments due on such Mortgage Loan to the related Maturity Date or, in the case of certain of the ARD Loans, the Anticipated Repayment Date. The Master Servicer shall, on behalf of the related Mortgagor, purchase such obligations of the United States for deposit into the Trust Fund. Any such substitution shall be subject to, among other things, the receipt of written confirmation from the Rating Agencies that such substitution will not result in a downgrade, qualification or withdrawal of the then current rating of any Certificate. Such substitution of collateral is referred to herein as "Defeasance." For purposes of this table, to the extent a Mortgagor may elect to defease the related Mortgage Loan, such Mortgage Loan will be reflected in the "Lock-Out/Defeasance" category.
(2) The Mortgage Loan generally requires the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate specified therein (or a specified number of basis points in excess thereof), minus the then outstanding principal balance, subject to a minimum Prepayment Premium equal to the indicated percentage of the principal balance of such Mortgage Loan being prepaid ("Yield Maintenance").
(3) The Mortgage Loan requires a Prepayment Premium equal to indicated percentage of amount prepaid.
(4)     Millions of dollars.
Key:    YM = Yield Maintenance; T = U.S. Treasury Rate
* See Annex A and the Diskette for additional, detailed information on the Mortgage Loans' Prepayment Penalties.

 BORROWER CONCENTRATION AND RELATED BORROWERS

   The eight largest Mortgage Loans or groups of Mortgage Loans by Related Borrowers by Initial Pool Balance are as follows:

 THE MILLS LOAN

   The Loan. The largest Mortgage Loan (the "Mills Loan"), which represents approximately 6.74% of the Initial Pool Balance, was originated by the Seller on January 26, 1999 and has a principal balance as of the Cut-off Date of $54,005,058 (Loan Number 1). The Mills Loan is secured by cross-collateralized and cross-defaulted mortgages, deeds of trust or deeds to secure debt encumbering six anchored retail centers in New Jersey, Florida, Illinois, South Carolina and Maryland (2) (collectively, the "Mills Properties" and individually, a "Mills Property"). The Mills Loan was made to seven individual borrowers (collectively, the "Mills Borrowers"). Each of the Mills Borrowers is controlled by The Mills Corporation, a New York Stock Exchange listed real estate investment company (NYSE symbol: MLS).

   The Mills Loan has a remaining amortization term of 358 months and matures on February 1, 2029. The Mills Loan is an ARD Loan with an Anticipated Repayment Date of February 1, 2009. The Mills Loan may not be prepaid prior to November 1, 2008. The Mills Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time beginning three months preceding such Anticipated Repayment Date. The Mills Loan is subject to Defeasance, in whole or in part, at any time after the second anniversary of the Delivery Date.

   The Properties. The Mills Properties consist of six anchored retail centers:

   LOAN   PROPERTY                              SQUARE       TYPE OF                                           APPRAISED
 NUMBER   NAME                  LOCATION       FOOTAGE      PROPERTY         MAJOR TENANTS       OCCUPANCY       VALUE
--------  --------------- ------------------  --------- ---------------  --------------------- ------------  -------------
 1.1      Butterfield     Downers Grove, IL    114,152  Anchored Retail  Aver Paper & Office(1)    100.00%    $13,600,000
          Plaza                                                          (International Paper)
                                                                              Kids R Us(1)
 1.2      Coopers Plaza   Edison, NJ           172,386  Anchored Retail       Pathmark(2)          100.00%(2) $16,100,000
                                                                          Service Merchandise
                                                                              Marshalls(1)
 1.3      Crosswinds      St. Petersburg, FL   144,119  Anchored Retail         Scotty's           100.00%    $ 9,300,000
          Center                                                           Bed, Bath & Beyond
 1.4      Fashion Place   Columbia, SC         147,950  Anchored Retail        SuperPetz            88.22%    $11,600,000
                                                                               TJ Maxx(1)
                                                                               Staples(1)
 1.5      Germantown      Germantown, MD       177,097  Anchored Retail         Giant(1)            94.92%    $25,100,000
          Commons                                                           Sony Theatre(1)
 1.6      Montgomery      Gaithersburg, MD     117,331  Anchored Retail        Safeway(1)           93.16%    $15,800,000
          Village                                                         Seneca Creek Trading
                                                                                                             -------------
                                                                                 TOTAL                        $91,500,000

------------
(1) The long-term unsecured obligations of such tenant or the parent thereof is rated investment grade by at least one nationally recognized statistical rating organization.
(2) Pathmark store is currently dark, but paying rent under the terms of its lease which expires in October 2019.

   Release. A Mills Property may be released from the lien of its Mortgage provided (a) an amount equal to one hundred twenty-five percent (125%) of the pro rata release amount of such Mills Property is defeased and (b) after giving effect to such release, the DSCR for the Mills Properties then securing the Mills Loan shall be at least 1.40x.

   Property Management. The Mills Properties are managed by Management Associates Limited Partnership, which is affiliated with the Mills Borrowers. The Mills Loan documents provide that the manager may be terminated upon the occurrence of an event of default under the Mills Loan or if the DSCR for the trailing twelve months falls to less than 1.15x.

  Operating History:

                                                                 1998 ACTUAL    ORIGINATOR'S
                                    1996 ACTUAL    1997 ACTUAL  (11/97-10/98)   UNDERWRITTEN
                                   ------------- -------------  ------------- --------------
Effective Gross Income............  $10,550,406    $10,470,945   $10,489,058    $10,356,388
Expenses..........................    2,872,073      2,928,270     2,729,262      3,116,618
                                   ------------- -------------  ------------- --------------
NOI...............................  $ 7,678,333    $ 7,542,675   $ 7,759,796    $ 7,239,770
                                   ============= =============  ============= ==============
UW Cash Flow......................                                              $ 6,743,365
Occupancy.........................         92.7%          87.0%         96.0%(1)       89.5%
Operating Expense Ratio(2)........         27.2%          28.0%         26.0%          30.1%
Debt Service Coverage Ratio based
 on NOI...........................         1.73x          1.69x         1.74x          1.63x
UW DSCR based on UW Cash Flow ....          N/A            N/A           N/A           1.52x

------------
(1)    As of December 1, 1998.
(2)    Expenses as a percentage of Effective Gross Income.

   Lockbox and Reserves. All rents payable by tenants in the Mills Properties are paid directly into a lockbox, which is controlled by the Mills Borrowers until a Trigger Event occurs. A "Trigger Event" is defined as any of the following: (i) if the DSCR for the trailing twelve months falls below 1.20x,
(ii) if an event of default occurs under the Mills Loan or (iii) January 1, 2009. After a Trigger Event occurs, the lockbox is controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account, a replacement reserve account and, from and after a Trigger Event, an operation and maintenance account and a curtailment account into which all excess cash flow is deposited to prepay the Mills Loan. Prior to a Trigger Event, all excess cash flow is released to the Mills Borrowers.

   Additional terms and escrows for the Mills Loan are set forth on Annexes A and C.

THE SHODEEN LOANS

   Six of the Mortgage Loans, representing in the aggregate approximately 5.92% of the Initial Pool Balance, are to borrowers affiliated with Kent W. Shodeen or his family.

   Mr. Shodeen owns and manages 27 other commercial properties totaling over 380,000 square feet in the western suburbs of Chicago, Illinois. He has been involved in residential and commercial construction, property management and ownership for over 35 years.

   The borrowing entities for each of these Mortgage Loans are newly created, single purpose entities. None of the Mortgage Loans are cross-defaulted with any other Mortgage Loans. Additional information can be found in Annexes A, B and C.

   LOAN                                                            # OF
 NUMBER      PROPERTY NAME     PROPERTY TYPE  CURRENT BALANCE   PROPERTIES       CITY        STATE
--------  ------------------ ---------------  --------------- ------------  -------------- -------
    10      Brittany Court      Multifamily     $14,815,846         1           Geneva        IL
    15      Covington Court     Multifamily      11,037,308         1         St. Charles     IL
    19    Bradbury/One River      Various         9,535,979         7        Geneva & St.     IL
              Center Pool                                                       Charles
    33      Prairie Street       Anchored         6,589,733         1         St. Charles     IL
            Shopping Center       Retail
    81     Geneva on the Dam   Office/Retail      3,253,164         1           Geneva        IL
   104     Fox Island Square   Office/Retail      2,246,777         1         St. Charles     IL
                                              ---------------
                                                $47,478,808
                                              ===============

THE FLOOD LOAN

   The Loan. The second largest Mortgage Loan (the "Flood Loan"), which represents approximately 5.58% of the Initial Pool Balance, was originated by the Seller on July 22, 1998 and has a principal balance as of the Cut-off Date of $44,718,226 (Loan Number 2). The Flood Loan is secured by a first deed of trust encumbering a landmark building in San Francisco, California that has a combination of retail and office tenants (the "Flood Property"). The Flood Loan was made to 870 Market Street Associates, L.P., a California limited partnership (the "Flood Borrower"), the general partner of which is Flood Corporation, which is owned in part by members of the Flood family who are descendants of James L. Flood, the original developer of the Flood Property.

   The Flood Loan has a remaining amortization term of 352 months and matures in August 2018. The Flood Loan is an ARD Loan with an Anticipated Repayment Date of August 1, 2008. The Flood Loan may not be prepaid prior to May 1, 2008. The Flood Loan may be prepaid at any time beginning three months preceding such Anticipated Repayment Date. The Flood Loan is subject to defeasance, in whole or in part, at any time between August 2001 and May 2008.

   The Property. The Flood Property is a 12-story building, with retail shopping spaces located on the basement, first and second floors and offices located on the upper floors. It sits on approximately 0.791 acres in San Francisco's Market Street Corridor. The Flood Property has frontage on Market, Powell, Ellis and Eddy Streets, with the Powell Street side situated opposite a cable car turnaround. The building was built in 1904. It suffered fire damage during the earthquake of 1906, and was altered in 1919, 1936, 1952 and 1993. The building is a registered landmark in the City of San Francisco and has approximately 100,877 square feet of retail space and 192,360 square feet of office space. The retail space is 100% leased; retail tenants include The Gap, Venator Group's (d/b/a Footlocker Outlet Store) and Urban Outfitters. The average rent as of February 5, 1999 for the retail space is $44.13 per square foot per annum. The office space is approximately 91% leased, with approximately 270 tenants occupying 176,054 square feet. The average rent as of February 5, 1999 for the office space is $20.46 per square foot per annum.

   The three largest tenants at the Flood Property are:

 TENANT                   SQUARE FEET   LEASE EXPIRATION DATE
-----------------------  ------------- ---------------------
Footlocker Outlet
 Store..................     45,519            1/31/04
The Gap.................     36,489            9/30/03
Urban Outfitters........     14,628             9/1/06

   Property Management. The Flood Property is managed by Wilson CornerStore Properties, an independent property manager that is not affiliated with the Flood Borrower. The Flood Loan documents provide that the manager may be terminated upon the occurrence of an event of default under the Flood Loan or if the net operating income for the Flood Property in any fiscal year declines by more than 25% from the net operating income of the Flood Property for the fiscal year immediately preceding the closing date of the Flood Loan.

 Operating History:

                                                                                   ORIGINATOR'S
                                       1996 ACTUAL    1997 ACTUAL   1998 ACTUAL    UNDERWRITTEN
                                      ------------- -------------  ------------- --------------
Effective Gross Income...............   $7,838,400    $8,143,533     $8,471,677     $8,781,424
Expenses ............................    2,766,603     2,874,184      2,876,083      3,145,970
                                      ------------- -------------  ------------- --------------
NOI .................................   $5,071,797    $5,269,349     $5,595,594     $5,635,454
                                      ============= =============  ============= ==============
UW Cash Flow ........................                                               $5,440,957
Occupancy ...........................         97.3%         97.0%          94.3%(1)       95.0%
Operating Expense Ratio(2)...........         35.3%         35.3%          33.9%          35.8%
Debt Service Coverage Ratio based on
 NOI ................................         1.43x         1.48x          1.58x          1.59x
UW DSCR based on UW Cash Flow  ......          N/A           N/A            N/A           1.53x

------------
(1)    As of as of February 5, 1999.
(2)    Expenses as a percentage of Effective Gross Income.

   Lockbox and Reserves. All rents payable by tenants in the Flood Property are paid directly into a lockbox controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service payment account, a recurring replacement reserve account and, after the Anticipated Repayment Date, an operating and maintenance expense account and a curtailment reserve account into which all excess cash flow is deposited to prepay the Flood Loan. Prior to the Anticipated Repayment Date, provided that no event of default has occurred, all excess cash flow is released to the Flood Borrower.

   Additional terms and escrows for the Flood Loan are as set forth on Annex
A.

 THE FITERMAN LOANS

   Thirteen of the Mortgage Loans, representing in the aggregate approximately 3.85% of the Initial Pool Balance, are to borrowers controlled by Miles Q. Fiterman.

   Mr. Fiterman is a private banking client of MGT and has owned and managed multifamily projects for over 30 years.

   The Mortgage Loans were made to two newly created special purpose entities. Each Mortgage Loan to an entity is cross collateralized and cross defaulted with other Mortgage Loans to that entity, but not with the Mortgage Loans to the other entity. Information on these Mortgage Loans follows. Additional information can be found in Annexes A and B.

                                                CUT-OFF DATE
   LOAN                                           PRINCIPAL        # OF
 NUMBER      PROPERTY NAME      PROPERTY TYPE      BALANCE      PROPERTIES       CITY       STATE
--------  ------------------- ---------------  -------------- ------------  ------------- -------
Masada Investments, LLC
    54    Crystal Towers         Multifamily     $ 4,869,164        1          New Hope      MN
          Trafalgar Square       Multifamily       3,534,071        1          Westland      MI
    75     Estates
    86    Lakepointe             Multifamily       2,945,059        1          Ypsilanti     MI
   110    The Arbors             Multifamily       1,963,373        1        Bloomington     MN
   123    Masada Manor           Multifamily       1,609,966        1          St. Paul      MN
   142    Pengelly               Multifamily         647,913        1           Flint        MI
                                               --------------
           Total                                 $15,569,545
                                               ==============
Hillaway Investments, LLC
    71    Metropolitan Towers    Multifamily     $ 3,769,675        1        Bloomington     MN
    97    Kings Manor            Multifamily       2,503,300        1          New Hope      MN
   102    Nicollet Courts        Multifamily       2,277,512        1        Bloomington     MN
   112    Larpenteur Village     Multifamily       1,943,739        1          St. Paul      MN
   117    Cedar Glen             Multifamily       1,845,570        1        Bloomington     MN
   125    Cedar Gate             Multifamily       1,551,064        1        Bloomington     MN
   130    Brookdale Towers       Multifamily       1,398,903        1       Brooklyn Ctr.    MN
                                               --------------
           Total                                 $15,289,764
                                               ==============
          Total Fiterman
           Loans                                 $30,859,309
                                               ==============

THE PAULIN CREEK LOAN

   The Loan. The third largest Mortgage Loan (the "Paulin Creek Loan"), which represents approximately 2.82% of the Initial Pool Balance, was originated by the Seller on April 30, 1998 and has a principal balance as of the Cut-off Date of $22,611,340 (Loan Number 3). The Paulin Creek Loan is secured by a first deed of trust encumbering a retirement community in Santa Rosa, California (the "Paulin Creek Property"). The Paulin Creek Loan was made to The Lodge at Paulin Creek, L.P., a California limited partnership (the "Paulin Creek Borrower"), the general partner of which is Paulin Creek, Inc., a California corporation, which is in turn controlled by MBK Real Estate, Ltd., the U.S. real estate development and construction company of Mitsui & Co., Ltd. The unsecured long-term debt of Mitsui & Co., Ltd. is rated A3 by Moody's Investors Service, Inc.

   The Paulin Creek Borrower is affiliated with the borrower under Loan Number 16 (the "Oak Tree Villa Loan") which has a principal balance as of the Cut-off Date of $10,922,442. Together, the two Mortgage Loans represent approximately 4.18% of the Initial Pool Balance.

   The Paulin Creek Loan has a remaining amortization term of 350 months and matures on June 1, 2003. The Paulin Creek Loan may not be prepaid prior to July 1, 2001. On or after July 1, 2001, the Paulin Creek Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium equal to the greater of (i) 1% of the outstanding principal amount of the Paulin Creek Loan and (ii) an amount based on a Yield Maintenance calculation. The Paulin Creek Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time beginning three months preceding June 1, 2003.

   The Property. The Paulin Creek Property is a 9.13 acre tract improved by a 263,000 square foot, 250 unit residential facility catering to retired persons known as The Lodge at Paulin Creek located at 2375 Range Avenue in Santa Rosa, Sonoma County, California and is located about one-half mile from Highway 101, the primary north-south highway in the region. The building was built in two phases between 1990 and 1991. All 245 of the rentable units are currently leased. The remaining 5 units are used for managerial residences and model and guest units. Each unit includes a small kitchen. The facility provides a swimming pool and jacuzzi, exercise and recreation rooms and a self-service laundry.

   Property Management. The Paulin Creek Property and the property securing the Oak Tree Villa Loan are managed by MBK Senior Living Communities, Ltd, an affiliate of the Paulin Creek Loan.

 Operating History:

                                                                    1998 ACTUAL    ORIGINATOR'S
                                       1996 ACTUAL    1997 ACTUAL   (5/98-12/98)   UNDERWRITTEN
                                      ------------- -------------  ------------- --------------
Effective Gross Income...............   $5,520,101    $5,720,456     $4,029,013     $5,713,194
Expenses ............................    2,917,582     3,080,629      2,049,953      3,287,742
                                      ------------- -------------  ------------- --------------
NOI .................................   $2,602,519    $2,639,827     $1,979,060     $2,425,452
                                      ============= =============  ============= ==============
UW Cash Flow ........................                                               $2,362,952
Occupancy ...........................        100.0%        100.0%          99.2%          95.0%
Operating Expense Ratio(1)...........         52.9%         53.9%          50.9%          57.5%
Debt Service Coverage Ratio based on
 NOI ................................         1.38x         1.40x          1.57x          1.28x
UW DSCR based on UW Cash Flow  ......          N/A           N/A            N/A           1.25x

------------
(1)    Expenses as a percentage of Effective Gross Income.

   Lockbox and Reserves: The Paulin Creek Loan documents provide for reserves for taxes, immediate repairs, and ongoing replacements. The Paulin Creek Loan documents do not require the establishment of a lockbox or cash collateral account.

   Additional terms and escrows for the Paulin Creek Loan are as set forth on Annex A.

THE MARRIOTT SUITES BETHESDA LOAN

   The Loan. The fourth largest Mortgage Loan (the "Marriott Suites Bethesda Loan"), which represents approximately 2.76% of the Initial Pool Balance, was originated by the Seller on January 16, 1998 and has a principal balance as of the Cut-off Date of $22,136,849 (Loan Number 4). The Marriott Suites Bethesda Loan is secured by a first deed of trust encumbering a leasehold interest in a hotel property in Bethesda, Maryland (the "Marriott Suites Bethesda Property").

   The Marriott Suites Bethesda Loan was made to Rock Springs Park Hotel Limited Partnership (the "Marriott Suites Bethesda Borrower"), which is controlled by the Charles E. Smith Companies. The

Charles E. Smith Companies is one of the largest real estate development, construction, leasing and management companies in the Washington, D.C. metropolitan area.

   The Marriott Suites Bethesda Loan has a remaining amortization term of 286 months and matures on February 1, 2023. The Marriott Suites Bethesda Loan is an ARD Loan with an Anticipated Repayment Date of February 1, 2013. The Marriott Suites Bethesda Loan may not be prepaid prior to February 1, 2005. The Marriott Suites Bethesda Loan may be prepaid, in whole but not in part, on or after February, 2005 upon payment of a Prepayment Premium equal to the greater of (i) 1% of the outstanding principal amount of the Marriott Suites Bethesda Loan and (ii) an amount based on a Yield Maintenance calculation provided that it may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time beginning six months preceding February 1, 2013. The Marriott Suites Bethesda Loan is subject to Defeasance, in whole or in part, at any time between February, 2001 and February, 2005.

   The Property. The Marriott Suites Bethesda Property is a 241,326 square foot, 12-story, 274 room all-suite hotel property in Bethesda, Maryland. The hotel also includes approximately 2,400 square feet of meeting/banquet space and has 276 parking spaces in a parking garage. Amenities include a restaurant, indoor/outdoor swimming pool and exercise facilities. It sits on a 9.7 acre tract of land on Democracy Boulevard, just west of Georgetown Road in an office park. The Marriott Suites Bethesda Property is subject to a ground lease, which expires April 28, 2087, that provides for annual payments based on a 1997 payment of $267,000, subject to a 5.5% annual escalation clause. All increases in the ground lease payment above the 1997 base are subordinate to the Mortgage Loan. The building was built in 1990. The Marriott Suites Bethesda Property is leased to Marriott Hotel Service, Inc. ("Marriott") pursuant to a triple-net operating lease (the "Marriott Lease") at an annual rent equal to (a) 3% of gross sales and (b) 50% of net cash flow after debt service and escrow requirements. The Marriott Lease has a term of 35 years and expires in 2025 with two 10-year options. The Marriott Lease is subordinate to the Mortgage securing the Marriott Suites Bethesda Loan.

   Property Management. The Marriott Suites Bethesda Property is managed by Marriott.

 Operating History:

                                                                                   ORIGINATOR'S
                                       1996 ACTUAL    1997 ACTUAL   1998 ACTUAL    UNDERWRITTEN
                                      ------------- -------------  ------------- --------------
Effective Gross Income...............  $11,630,619    $12,542,669   $13,796,843    $12,248,838
Expenses.............................    7,750,443      7,684,637     8,094,411      8,136,123
                                      ------------- -------------  ------------- --------------
NOI..................................  $ 3,880,176    $ 4,858,032   $ 5,702,432    $ 4,112,715
                                      ============= =============  ============= ==============
UW Cash Flow.........................                                              $ 3,525,474
Operating Expense Ratio(1)...........         66.6%          61.3%         58.7%          66.4%
Debt Service Coverage Ratio based on
 NOI.................................         1.91x          2.39x         2.81x          2.03x
UW DSCR based on UW Cash Flow .......          N/A            N/A           N/A           1.74x

------------
(1)    Expenses as a percentage of Effective Gross Income.

   Lockbox and Reserves. All revenue received by the hotel operator, Marriott, is paid directly into a lockbox controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service payment account, a recurring replacement reserve sub-account, an operating and maintenance expense account and, after the Anticipated Repayment Date, a curtailment reserve account into which all excess cash flow is deposited to prepay the Marriott Suites Bethesda Loan. Prior to the Anticipated Repayment Date, provided that no event of default has occurred, all excess cash flow is released to the Marriott Suites Bethesda Borrower.

    Additional terms and escrows for the Marriott Suites Bethesda Loan are as set forth on Annex A.

HOTEL BOULDERADO LOAN

   The Loan. The fifth largest Mortgage Loan (the "Hotel Boulderado Loan"), which represents approximately 2.57% of the Initial Pool Balance was originated by the Seller on November 21, 1997, and has a principal balance as of the Cut-off Date of $20,615,521 (Loan Number 5). The Hotel Boulderado Loan is secured by a first deed of trust (the "Hotel Boulderado Mortgage") encumbering the hotel located at 2115 13th Street in Boulder, Colorado. The Hotel Boulderado Loan was made to Boulderado Hotel, Ltd. L.L.P., a special purpose entity (the "Hotel Boulderado Borrower"). The Hotel Boulderado Borrower is owned directly or indirectly by Arthur Wong and Frank B. Day.

   The Hotel Boulderado Loan has a remaining amortization term of 284 months and matures in December 2007. The Hotel Boulderado Loan may not be prepaid prior to January 1, 2002. On or after January 1, 2002, the Hotel Boulderado Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium equal to the greater of (i) 1% of the outstanding principal amount of the Hotel Boulderado Loan an (ii) an amount based on a Yield Maintenance calculation. The Hotel Boulderado Loan may be prepaid in whole, but not in part, without payment of a Prepayment Premium at any time six months preceding December 1, 2007.

   The Property. The Hotel Boulderado is a 156 room (152,085 square feet), full service hotel located in the heart of downtown Boulder adjacent to the city's central business district and shopping. It is in close proximity to the University of Colorado and the Rocky Mountains. In 1977, the Hotel Boulderado was placed on the National Register of Historic places. The August 1997 edition of Lodging Hospitality, a hotel trade magazine, ranked the Hotel Boulderado 25th in its ranking of the top 400 "center city" hotels in the United States. The original hotel, consisting of 42 rooms, was completed in 1908 and opened on January 1, 1909. In 1985, Annex I, consisting of 66 rooms, was completed and a second expansion, Annex II, consisting of 48 rooms was completed in 1989. The Hotel Boulderado contains three restaurants, two cocktail lounges, gift shop, approximately 9,000 square feet of banquet and conference space, and 110 parking spaces (67 covered). The 12-month average daily occupancy rate for the calendar year 1998 for the Hotel Boulderado was 86.1% with an average room rate of $139.81. The room mix includes 58 standard rooms (queen beds), 31 deluxe rooms (king beds), 40 deluxe rooms (two queen beds), 21 suites and 6 executive king rooms.

   Property Management. The Hotel Boulderado is managed by Concept Restaurant, Inc. which has managed the hotel for 15 years. Concept Restaurant, Inc. is a privately held restaurant company with multiple operations in Colorado. Frank B. Day, one of the principals of Hotel Boulderado Borrower, is the president. The Hotel Boulderado Loan documents provide that the property manager can be terminated upon the occurrence of an event of default under the Hotel Boulderado Loan.

 Operating History.

                                                                                   ORIGINATOR'S
                                       1996 ACTUAL    1997 ACTUAL   1998 ACTUAL    UNDERWRITTEN
                                      ------------- -------------  ------------- --------------
Effective Gross Income ..............   $7,422,863    $7,682,633     $7,825,857     $7,648,974
Expenses ............................    3,599,233     3,961,357      4,007,737      4,465,749
                                      ------------- -------------  ------------- --------------
NOI .................................   $3,823,630    $3,721,275     $3,818,120     $3,183,226
                                      ============= =============  ============= ==============
UW Cash Flow ........................                                               $2,880,777
Operating Expense Ratio(1)...........         48.5%         51.6%          51.2%          58.4%
Debt Service Coverage Ratio based on
 NOI ................................         2.00x         1.95x          2.00x          1.67x
UW DSCR based on UW Cash Flow  ......          N/A           N/A            N/A           1.47x

------------
(1)    Expenses as a percentage of Effective Gross Income.

    Lockbox and Reserves. The Hotel Boulderado Loan documents provide for reserves for taxes, insurance, and on-going replacement. The Hotel Boulderado Loan documents do not require the establishment of a lockbox or cash collateral account.

   Additional terms and escrows for the Hotel Boulderado Bethesda Loan are as set forth on Annex A.

THE 36 SOUTH CHARLES LOAN

   The Loan. The sixth largest Mortgage Loan (the "36 South Charles Loan"), which represents approximately 2.35% of the Initial Pool Balance, was originated by the Seller on December 18, 1997 and has a principal balance as of the Cut-off Date of $18,816,306 (Loan Number 6). The 36 South Charles Loan is secured by a first deed of trust encumbering an office building in Baltimore, Maryland (the "36 South Charles Property"). The 36 South Charles Loan was made to Area 16B Associates, Limited Partnership, a Maryland limited partnership (the "36 South Charles Borrower"), the general partner of which is 16B, Inc., a Maryland corporation, which is controlled by Bernard Manekin and A. James Clark, local developers and contractors.

   The 36 South Charles Loan has a remaining amortization term of 309 months and matures on January 1, 2008. The 36 South Charles Loan may not be prepaid prior to February 1, 2002. On or after February 1, 2002, the 36 South Charles Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium equal to the greater of (i) 1% of the outstanding principal amount of the 36 South Charles Loan and (ii) an amount based on a Yield Maintenance calculation. The 36 South Charles Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time six months preceding January 1, 2008.

   The Property. The 36 South Charles Property is a 0.64 acre tract improved by a 299,667 square foot, 25-story, granite and glass office building located at 36 South Charles Street in Baltimore, Maryland located in Baltimore's central business district. The building was built in 1972. The occupancy rate as of March 25, 1999 is 94.6% with an average rent of $17.01 per square foot per annum for the office space and $21.94 per square foot per annum for the retail space

   Largest Tenants: The three largest tenants at the 36 South Charles Property are:

 TENANT             SQUARE FEET   LEASE EXPIRATION DATE
-----------------  ------------- ---------------------
Piper & Marbury       185,292            3/31/01
Shapiro & Olander      24,166           12/31/02
Peter Nichols          12,283            6/30/01


   The 36 South Charles Borrower has advised that, while no termination notice has been given, there is a strong possibility that Piper & Marbury may be vacating some or all of its space. Piper & Marbury's lease expires in March 2001. The 36 South Charles Loan provides for an initial escrow of $1,000,000 and an on-going releasing cost escrow of $10,000 per month which will grow to $1,400,000 by May 1, 2001 and is capped at such amount. The funds shall only be released upon the satisfactory renewal of the Piper & Marbury lease or the reletting of the premises currently occupied by Piper & Marbury pursuant to an approved lease.

   Property Management. The 36 South Charles Property is managed by Manekin Corporation, which is affiliated with the 36 South Charles Borrower. The 36 South Charles Loan documents provide that the manager may be terminated upon the occurrence of an event of default under the 36 South Charles Loan.

  Operating History:

                                                                                   ORIGINATOR'S
                                       1996 ACTUAL    1997 ACTUAL   1998 ACTUAL    UNDERWRITTEN
                                      ------------- -------------  ------------- --------------
Effective Gross Income...............   $5,758,564    $5,862,153     $6,220,973     $5,909,924
Expenses ............................    2,688,286     2,644,571      2,602,737      2,704,808
                                      ------------- -------------  ------------- --------------
NOI .................................   $3,070,278    $3,217,582     $3,618,236     $3,205,116
                                      ============= =============  ============= ==============
UW Cash Flow ........................                                               $2,442,809
Occupancy ...........................         95.0%         95.0%          94.6%(1)       95.0%
Operating Expense Ratio(2)...........         46.7%         45.1%          41.8%          45.8%
Debt Service Coverage Ratio based on
 NOI ................................         1.85x         1.94x          2.18x          1.93x
UW DSCR based on UW Cash Flow  ......          N/A           N/A            N/A           1.47x


(1)    As of March 25, 1999.
(2)    Expenses as a percentage of Effective Gross Income.

   Lockbox and Reserves. The 36 South Charles Loan documents require the 36 South Charles Borrower to make monthly payments into a tax and insurance escrow accounts and ongoing replacement escrow account in addition to the above-mentioned on-going releasing cost escrow. The 36 South Charles Loan documents do not require the establishment of a lockbox or cash collateral account.

   Additional terms and escrows for the 36 South Charles Loan are as set forth on Annex A.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   ARD Loans. Nineteen of the Mortgage Loans representing approximately 30.8% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are "ARD Loans." The ARD Loans substantially fully amortize over their stated terms, which are at least 60 months after their related Anticipated Repayment Dates (as defined below). If the related borrower thereunder (the "Mortgagor") elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a Mortgagor elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow (as defined below) collected after such date shall be applied towards the prepayment of such ARD Loan. ARD Loans generally accrue interest at a higher rate following the applicable Anticipated Repayment Date. As used herein, the term "Mortgage Interest Rate" does not include the portion of the interest rate attributable to the rate increase. The excess of interest at such higher rate over interest at the Mortgage Interest Rate (together with interest thereon) is referred to herein as Excess Interest. The date on which all or substantially all of any Excess Cash Flow is required to be applied toward prepayment of such loan and on which any such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date." The Anticipated Repayment Date for any such ARD Loan is set forth on Annex A.

   Once the principal balance of an ARD Loan has been reduced to zero, all Excess Cash Flow will be applied to the payment of accrued Excess Interest. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such ARD Loan has been paid in full.

   Commencing on the respective Anticipated Repayment Date each ARD Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Interest Rate plus a specified percentage (no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Interest Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Interest Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Excess Interest so accrued will, except where limited by applicable law, not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Each Mortgagor under the ARD Loans has agreed to have all revenue from the related Mortgaged Property deposited after the Anticipated Repayment Date into a Lockbox Account controlled by the Master Servicer.

   From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), the related Mortgagor generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments for the tax and insurance fund and ground lease escrows fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer or in an amount which is capped at 1/12 of 105% of the prior year's operating expenses, (v) principal on the Mortgage Loan until such principal is paid in full and (vi) to Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (iv) above is referred to herein as "Excess Cash Flow." As described below, each ARD Loan generally provides that the related Mortgagor is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The failure to pay an ARD Loan, including any Excess Interest due, by the related Anticipated Repayment Date will not result in an event of default or acceleration of the related Mortgage Loan. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   The ARD Loans are as follows:

   LOAN
 NUMBER   LOAN                            PRINCIPAL BALANCE
--------  ------------------------------ -----------------
     1    Mills Portfolio                   $ 54,005,058
                                         -----------------
     2    The Flood Building                  44,718,226
     4    Marriott Suites Bethesda            22,136,849
     7    Plaza 600                           18,094,729
    10    Brittany Court                      14,815,846
    13    Batmasian III                       12,313,405
    15    Covington Court                     11,037,308
    19    Bradbury/One River Center Pool       9.535,979
    22    The Excellence                       8,892,185
    25    Cedar Creek Apartments               7,962,004
    26    Batmasian II                         7,944,132
    30    Magnolia Place Office Building       7,146,813
    33    Prairie Street Shopping Center       6,589,733
    45    Batmasian I                          5,262,988
    57    The Times Square Building            4,662,873
    70    Las Tiendas Shopping Center          3,773,555
    81    Geneva on the Dam                    3,253,164
    91    Hillcrest Apartments                 2,758,573
   104    Fox Island Square                    2,246,777
                                         -----------------
          Total                             $247,150,197
                                         =================

   Balloon Mortgage Loans. One hundred nineteen of the Mortgage Loans representing approximately 66.7% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its Maturity Date, unless prepaid prior thereto. See Annex A for additional information regarding the Balloon Mortgage Loans.

   Crossed Loans. Nineteen Mortgage Loans representing approximately 5.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are cross-defaulted and cross-collateralized with another Mortgage Loan (the "Crossed Loans"). A default under one of the Crossed

Loans will result in a default under all of the other Mortgage Loans which are cross-collateralized and cross-defaulted with such Crossed Loan. See Annex A for additional information regarding the Crossed Loans.

ESCROWS

   One hundred thirty-six Mortgage Loans which represent approximately 92.3% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties and 111 of the Mortgage Loans, which represents approximately 74.8% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. With respect to the Mortgage Loans which do not require monthly escrows to cover insurance premiums, if the Mortgagor does not maintain the required insurance, then (i) the Master Servicer may obtain such coverage at the cost of the Mortgagor or (ii) with respect to most of the Mortgage Loans, the Master Servicer may require monthly escrows in addition to providing force-placed coverage.

   One hundred twenty-eight of the Mortgage Loans, which represent approximately 93.2% of the Initial Pool Balance, also require monthly escrows to cover ongoing replacements of furniture, fixtures and equipment and/or capital expenditures.

   Thirty-two of the Mortgage Loans, which represent approximately 22.4% of the Initial Pool Balance, also required upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Thirty-one of the Mortgage Loans, which represent approximately 9.3% of the Initial Pool Balance, have front-end escrows to cover various other contingencies.

   See Annex A for additional information pertaining to Mortgage Loan escrows.

UNDERWRITING GUIDELINES AND PROCESS

   MGT created guidelines establishing certain procedures with respect to underwriting the Mortgage Loans, as described more fully below. All of the Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

   Property Analysis. Each of the Originators is required to perform a site inspection to evaluate the location and quality of each Mortgaged Property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. Each of the Originators also is required to assess the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, each of the Originators is to evaluate the property's age, physical condition, operating history, leases and tenant mix, and management.

   Cash Flow Analysis. Each of the Originators is required to review operating statements provided by the Mortgagor and to make adjustments in order to determine the debt service coverage ratio. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein.

   Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, each of the Originators is required to obtain a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. Each of the Originators is required to determine the loan-to-value ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

   Evaluation of Mortgagor. Each of the Originators is required to evaluate the Mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing a credit report or other reliable indication of the Mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the Mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the Mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. Each of the Originators is required to evaluate the financial capacity of the Mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

   Environmental Site Assessment. Each of the Originators is required at origination to obtain or update an ESA for each Mortgaged Property prepared by a qualified environmental firm approved by the Seller. Each of the Originators is required to review the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, each of the Originators must require the Mortgagor to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within twelve months.

   Physical Assessment Report. Each of the Originators is required at origination to obtain a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by the Seller. Each of the Originators is required to review the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, each of the Originators is generally obligated to require the Mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

   Title Insurance Policy. The Mortgagor is required to provide, and each of the Originators is required to review, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the risk in connection with any one mortgage loan assumed by one title insurance company may not be more than 40% of the sum of such company's capital, surplus and reserves (exceptions can be made where re-insurance or co-insurance by another title insurance company will cover excess risk), (b) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (c) the policy must be in an amount equal to the original principal balance of the loan, (d) the protection and benefits must run to the mortgagee and its successors and assigns, (e) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (f) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

   Property Insurance. The Mortgagor is required to provide, and each of the Originators is required to review, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as each of the Originators may require based on the specific characteristics of the Mortgaged Property.

   With respect to the two Mortgage Loans not originated by MGT, MGT purchased the two loans as part of a pool of mortgage loans which generally conformed to the underwriting standards established by MGT.

ADDITIONAL INFORMATION

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Mortgage Pass-Through Certificates, Series 1999-C7 (the "Certificates") will be issued pursuant to the Pooling and Servicing Agreement and will include the following seven classes of Certificates designated as the Class A1, Class A2 (together with the Class A1 Certificates, the "Class A Certificates"), Class B, Class C, Class D, Class E and Class X Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class F, Class G, Class H, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date);
(ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

   The Class A Certificates will evidence approximately an initial 70.5% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 5.0% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 5.0% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 6.5% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 1.5% undivided interest in the Trust Fund.

   The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates (other than the Class X Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issued in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount.

   The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate (as defined below) representing such person's interest, except as set forth below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates". Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Persons acquiring beneficial ownership interests in the Certificates (the "Certificateholders") with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Certificates through DTC, in the United States, or Cedelbank or Euroclear System ("Euroclear"), in Europe, through participants of such systems, or indirectly through organizations which are participants in such systems.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

   Book-Entry Registration. The Offered Certificates will be initially issued through the book-entry facilities of DTC, or Cedelbank or the Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and

Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

   DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants", and together with the Cedelbank and Euroclear participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

   Because of time zone differences, the securities account of a Cedelbank or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of Cedelbank or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Cedelbank Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant (other than the depository for Cedelbank or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

   Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

   Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Beneficial Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

   Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of an event described in the preceding paragraph, the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in May 1999 (each, a "Distribution Date"). All distributions (other than the final distribution on any

Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (the "Record Date"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement or, if no such instructions have been provided, by check mailed to the address listed for such Certificateholder on the Certificate Register. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

   The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the Due Date occurring in the Remittance Period immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period and (ii) the aggregate amount of any P&I Advances made by a Servicer or the Trustee in respect of such Distribution Date and payments made by the Master Servicer to cover related Prepayment Interest Shortfalls (not otherwise included in clause (i) above) net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period,
(ii) any amounts payable or reimbursable therefrom to any Servicer or the Trustee, (iii) any servicing and trustee compensation or (iv) for Distribution Dates occurring in February and, if in a year that is not a leap year, January, the Withheld Amounts (as defined herein) with respect to the Interest Reserve Loans (as defined herein) to be deposited into the Interest Reserve Account (as defined herein) and held for future distribution.

   Pass-Through Rate on the Offered Certificates. The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

   The Pass-Through Rate applicable to the Class A1 and Class A2 Certificates will be fixed and, at all times, will be equal to the Pass-Through Rate specified for such Class on the cover page hereof. The Pass-Through Rate applicable to the Class B, Class C, Class D and Class E Certificates for any Distribution Date will be equal to either a specified fixed rate shown on the cover page hereof or a rate equal to the weighted average of the Remittance Rates on the Mortgage Loans with respect to such Distribution Date. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average (by Class Balance) of the Pass-Through Rates on all other classes of Certificates. The Pass-Through Rate on the Class X
Certificates for the initial Distribution Date will be     % per annum. The
"Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the Cut-off Date) over the sum of the applicable Master Servicing Fee Rate and the Trustee Fee Rate; provided, however, that with respect to each Interest Reserve Loan, (i) the Remittance Rate for the one-month period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Withheld Amounts and
(ii) the Remittance Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan. See "--Interest Reserve Account" herein. For purposes of calculating the Remittance Rate, the Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

    Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the Holders of classes of Certificates of a higher priority, if any, as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the sum of interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance (or the Notional Amount, in the case of the Class X Certificates) of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall as described in the penultimate sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default or trust expenses, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus). The "Notional Amount" of the Class X Certificates will equal the aggregate of the Class Balances of all the other Certificates. The Notional Amount does not entitle the Class X to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the related Pass-Through Rate.

   To the extent not necessary to reimburse the Master Servicer for reductions in its compensation to cover Prepayment Interest Shortfalls, in addition to the related Interest Distribution Amount, each class of Certificates (other than the Class X Certificates) will receive on each Distribution Date the product of (a) any Net Prepayment Premium paid with respect to the Mortgage Loans if such Net Prepayment Premium is calculated by reference to a U.S. Treasury rate, (b) the related Class Prepayment Fraction and (c) the related Allocation Fraction. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of a class of Certificates, other than the Class X Certificates, will be paid to the holders of the Class X Certificates. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of the Offered Certificates will be paid the holders of one or more classes of Other Certificates. The "Class Prepayment Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction the numerator of which is the amount of principal paid to such class in reduction of the Class Balance thereof on such Distribution Date and the denominator of which is the amount of principal paid to all classes of Certificates in reduction of their respective Class Balances on such Distribution Date. The "Allocation Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction (not greater than one and not less than zero) (x) the numerator of which is the excess of (a) the Pass-Through Rate of such class of Offered Certificates over (b) the discount rate used to calculate the related Net Prepayment Premium and (y) the denominator of which is the excess of (a) the Mortgage Interest Rate on the related Mortgage Loan over (b) the discount rate referenced in clause (x) above. To the extent not necessary to reimburse the Master Servicer, as described above, any Net Prepayment Premium paid with respect to a Mortgage Loan which is not calculated by reference to a U.S. Treasury rate will be distributed solely to the holders of the Class X Certificates.

   To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Distribution Amount for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest

Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds any Prepayment Interest Excess and any Prepayment Premiums collected during such period, such shortfall shall only be offset by an amount up to the portion of the Master Servicing Fee payable to the Master Servicer on the related Distribution Date calculated assuming a Master Servicing Fee Rate of 0.02% per annum. To the extent that any such shortfall shall have been offset by a portion of the Master Servicing Fee, the Master Servicer shall be entitled to any excess of the Prepayment Interest Excess and Prepayment Premiums over the Prepayment Interest Shortfall for any subsequent period.

   The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) the total amount of Prepayment Premiums received during the related Remittance Period over (b) the Prepayment Interest Shortfall for any Remittance Period over the Prepayment Interest Excess for any Remittance Period.

   The Pass-Through Rate on the Class X Certificates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related Mortgagor. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

   Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan which does not provide for the computation of interest on a 30/360 basis (the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Interest Rate (net of the Master Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

   Principal Distributions on the Offered Certificates. Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the date on which the related Mortgage Loan becomes due (the "Maturity Date") thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) to the extent not previously advanced any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates for the related or any prior Distribution Date, including any principal prepayments received during the related Remittance Period and Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of certain amounts described in this clause
(iv) to principal distributions on the Certificates. The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial principal balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "--Subordination" below. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

PRIORITY OF DISTRIBUTIONS

   The Adjusted Available Distribution Amount for each Distribution Date will be applied in the following order of priority:

     (a) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts;

     (b) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

     (c) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

     (d) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

     (e) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class B Certificates, until the Class Balance thereof is reduced to zero;

     (f) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

     (g) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class C Certificates until the Class Balance thereof is reduced to zero;

     (h) to the distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

     (i) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

     (j) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

     (k) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;

     (l) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;

     (m) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class Balance thereof is reduced to zero;

      (n) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G Certificates;

     (o) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is reduced to zero;

     (p) to distributions of the Interest Distribution Amount for such Distribution Date on the Class H Certificates;

     (q) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reduced to zero;

     (r) to distributions of the Interest Distribution Amount for such Distribution Date on the Class NR Certificates; and

     (s) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR Certificates, until the Class Balance thereof is reduced to zero.

   To the extent only the Class A1 and Class A2 Certificates are outstanding on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to clause (a) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date to the Class A1 and Class A2 Certificates pro rata based on their respective Class Balances.

OTHER CERTIFICATES

   The Class F, Class G, Class H, Class NR, Class R-I, Class R-II and Class R-III Certificates (the "Other Certificates") are not offered hereby. The Pass-Through Rates on the Class F, Class G, Class H and Class NR Certificates for any Distribution Date will equal 6.0%, 6.0%, 6.0% and 6.0%, respectively, per annum. The aggregate Class Balance for the Class F, Class G, Class H and Class NR Certificates will equal $92,158,036.

   The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

   An affiliate of the Depositor intends to purchase and make an investment in the Other Certificates. The Other Certificates may be sold in whole or in part by such affiliate at any time and from time to time.

SUBORDINATION

   Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Seller, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, or any affiliate thereof.

   In addition to the payment priorities described under "--Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Realized Losses on the Mortgage Loans will be allocated, first, to the Class NR, Class H, Class G and Class F Certificates, in that order, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, and thereafter, to the Class A1 and Class A2 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. The Class Balance of a class of Certificates will be reduced by the principal portion of any Realized Losses allocated to such class.

   In addition to Realized Losses, shortfalls will also occur as a result of a Servicer's and the Trustee's right to receive payments of interest with respect to unreimbursed advances, the related Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

   A "Realized Loss", in the case of any Mortgage Loan described in clause
(a) or clause (b) of the succeeding sentence, is equal to the sum of (a) the Stated Principal Balance of any Loss Mortgage Loan, (b) interest thereon not previously distributed or advanced to Certificateholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (c) any advances made by a Servicer or the Trustee which remain unreimbursed and (d) any interest accrued on such advances (see "--Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and, in the case of any Mortgage Loan described in clause (c) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (c). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, (b) with respect to which a determination has been made that an advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or (c) with respect to which a portion of the principal balance thereof has been permanently forgiven, whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any Realized Loss previously allocated with respect to such Mortgage Loan.

COLLATERAL VALUE ADJUSTMENT

   Within 30 days after the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) the date on which a receiver is appointed in respect of a Mortgaged Property,
(iii) the date on which a Mortgaged Property becomes an REO Property or (iv) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective (the earliest of such dates, a "Required Appraisal Date"), the Special Servicer will use reasonable efforts to obtain an appraisal from an independent MAI appraiser at the expense of the Trust Fund (except if an appraisal has been conducted within the 12 month period preceding such event). As a result of such appraisal, a Collateral Value Adjustment may result, which Collateral Value Adjustment will be allocated, for purposes of determining distributions of interest to the Certificates, in the manner and priority described below. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

   The "Collateral Value Adjustment" for any Distribution Date with respect to any Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate,
(B) all unreimbursed Advances and interest thereon, (C) any unpaid

Servicer and Trustee fees and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan). The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value". A Collateral Value Adjustment shall result in a reduction of the Interest Distribution Amount of one or more classes of Certificates and shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

   As a result of calculating Collateral Value Adjustment with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates (other than the Class A and Class X Certificates) in reverse alphabetical order of the Classes. See "--Advances" below. In addition, any Collateral Value Adjustment will be allocated to the Certificates (other than the Class A and Class X Certificates) in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the Monitoring Certificateholders. See "Description of the Pooling and Servicing Agreement--Voting Rights" below and "Master Servicer and Special Servicer--Responsibilities of the Special Servicer" below. The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust Fund). The Special Servicer will determine and report to the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will further reduce any P&I Advances for the related Mortgage Loan. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase.

ADVANCES

   On the business day immediately preceding each Distribution Date, the Master Servicer (and under certain circumstances, the Special Servicer) will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Servicing Fee) due over the amount actually received, subject to the limitations described herein.

   Notwithstanding the foregoing, if a Collateral Value Adjustment has been made with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date, to the extent such Collateral Value Adjustment has not been reversed, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Collateral Value Adjustment, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Subordination" above.

   To the extent that the Master Servicer fails to make a P&I Advance required of it prior to such Distribution Date, the Trustee shall make such required P&I Advance on such Distribution Date, as provided in the Pooling and Servicing Agreement. In addition, the Master Servicer will be required to advance certain property related expenses. The Servicers generally may not advance any amounts, other than P&I Advances, unless such advance is contemplated in the related Asset Strategy Report (as defined herein) for the related Mortgage Loan or such advance is for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses." All such advances will be reimbursable to a Servicer and the Trustee from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, a Servicer and the Trustee will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of late payments, insurance proceeds, liquidations, condemnation proceeds or certain other collections on the related Mortgage Loan. None of the Servicers and the Trustee will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer and the Trustee are required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to a monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by a Servicer to make a P&I Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to a reimbursement for each P&I Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Servicers.

   Each Servicer and the Trustee shall be entitled to interest on the aggregate amount of all advances made by such Servicer or the Trustee at a per annum rate equal to the Prime Rate reported in The Wall Street Journal. See "Risk Factors--Effect of Mortgagor Delinquencies and Defaults" herein.

            CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS

GENERAL

   The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of the curtailments, voluntary repayment in full, repurchases by the Seller, condemnation or casualty with respect to the Mortgaged Property or foreclosure pursuant to a default on a Mortgage Loan ("Prepayment"). The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

   Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a Prepayment Premium. See Annex A hereto and the table entitled "Prepayment Protection" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loan" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors--Special Prepayment Considerations" herein, "Description of the Certificates--Distributions--Interest Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein, and "Yield Considerations" in the Prospectus.

   The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount of such class and the collection and allocation of any Prepayment Premium thereon. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the Master Servicing Fee for such Distribution Date.

   The Pass-Through Rate for the Class A1 and Class A2 Certificates will be fixed. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the weighted average Remittance Rates on the Mortgage Loans for such Distribution Date. The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates for any Distribution

Date will be equal to either a specified fixed rate or a rate equal to the weighted average of the Remittance Rates on the Mortgage Loans with respect to such Distribution Date. Accordingly, the yield on the Offered Certificates (other than the Class A1 and Class A2 Certificates), to the extent the related Pass-Through Rate is calculated based on the weighted average of the Remittance Rates, will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Remittance Rates could result in a reduction in the weighted average of the Remittance Rates on the Mortgage Loans reducing the Pass-Through Rates on such Classes of Offered Certificates.

   See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein.

   ARD Loans may be prepaid in full on or after the Anticipated Repayment Date without the payment of any Prepayment Premium. Excess Cash Flow on an ARD Loan will be applied to reduce the principal thereof after its respective Anticipated Repayment Date and the related Mortgage Interest Rate will be reset at the related Revised Rate. There can be no assurance that any of such Mortgage Loan will be prepaid on that date or any date prior to maturity. The failure to pay an ARD Loan by the related Anticipated Repayment Date will not result in an event of default.

   In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

   If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.

   The "Rated Final Distribution Date" for the Certificates will be the Distribution Date in October 2035, which is the first Distribution Date following the second anniversary of the date at which all the Mortgage Loans have zero balances, assuming no prepayments, all ARD Loans will pay on their respective Anticipated Repayment Dates, and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments, condemnation proceeds and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

   Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

   The table of Percent of Initial Class Balance Outstanding for each class of the Offered Certificates at each CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the

Mortgage Loans in Annex A and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the Maturity Date of each of the Balloon Mortgage Loans is not extended; (iii) distributions on the Offered Certificates are received in cash, on the 15th day of each month, commencing in May 1999; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon;
(vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement--Termination" or otherwise; (vii) the Offered Certificates are purchased on April , 1999; and (viii) all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their Maturity Date.

   Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                 PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF CPR (1)

                                     CLASS A1                           CLASS A2                          CLASS B
                         --------------------------------- --------------------------------- ---------------------------------
DISTRIBUTION
  DATE                     0%      25%     50%      100%     0%      25%     50%      100%      0%     25%      50%     100%
-----------------------  ------ -------  ------- --------  ------ -------  ------- --------  ------  ------- -------  --------
Initial percentage  ....
April 2000 .............
April 2001 .............
April 2002 .............
April 2003 .............
April 2004 .............
April 2005 .............
April 2006 .............
April 2007 .............
April 2008 .............
April 2009 .............
April 2010 .............
April 2011 .............
April 2012 .............
April 2013 .............
April 2014 .............
April 2015 .............
April 2016 .............
April 2017 .............
April 2018 .............
April 2019 .............
April 2020 .............
April 2021 .............
April 2022 .............
April 2023 .............
Weighted Average
 life in years (2) .....

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      CLASS C                           CLASS D                           CLASS E
                         --------------------------------- --------------------------------- ---------------------------------
DISTRIBUTION
  DATE                     0%      25%     50%      100%     0%      25%     50%      100%      0%     25%      50%     100%
-----------------------  ------ -------  ------- --------  ------ -------  ------- --------  ------  ------- -------  --------
Initial percentage  ....
April 2000 .............
April 2001 .............
April 2002 .............
April 2003 .............
April 2004 .............
April 2005 .............
April 2006 .............
April 2007 .............
April 2008 .............
April 2009 .............
April 2010 .............
April 2011 .............
April 2012 .............
April 2013 .............
April 2014 .............
April 2015 .............
April 2016 .............
April 2017 .............
April 2018 .............
April 2019 .............
April 2020 .............
April 2021 .............
April 2022 .............
April 2023 .............
Weighted Average
 life in years (2) .....

------------
(1) Prepayments are assumed to occur after the Lock-out/Defeasance Period and/or Yield Maintenance penalty period.
(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

CLASS X CERTIFICATES YIELD CONSIDERATIONS

   The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses (i) through (ix) in the second paragraph preceding the table entitled "Percent of Initial Class Balance Outstanding at the Following Percentages of CPR" under the heading "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of the Offered Certificates" herein, including the assumptions regarding the performance of the Mortgage Loans which may differ from the actual performance thereof and assuming the aggregate purchase price and Pass-Through Rate set forth below and assuming further that the initial Notional Amount of the Class X Certificates is as set forth herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

            PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES

       ASSUMED
   PURCHASE PRICE
  AS A PERCENTAGE
  OF THE NOTIONAL            ASSUMED
       AMOUNT         PASS-THROUGH RATE (1)    CPR PREPAYMENT ASSUMPTION RATE(2)
-------------------  ----------------------- -----------------------------------

------------
(1) Calculated based on the weighted average of the Remittance Rates on the Mortgage Loans as of the Cut-off Date and the initial weighted average of the Pass-Through Rates of the Certificates. The Pass-Through Rate on the Class X Certificates will be subject to adjustment on each Distribution Date.
(2) Prepayments are assumed to occur after the Lock-out/Defeasance period and/or Yield Maintenance penalty period.

   Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price of the Class X Certificates and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates, and thus do not reflect the return on any investment in the Class X Certificates when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered.

   Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Certificates.

   There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Interest Rates; thus, the yield on the Class X Certificates will be materially and adversely affected to a greater extent than on the other Offered Certificates if the Mortgage Loans with higher Mortgage Interest Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

   For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

   The yield to maturity on the Class X Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because any such losses will be allocated to reduce the Class Balance of the Certificates and therefore will reduce the Notional Amount of the Class X Certificates.

   Investors in the Class X Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in a failure of such investors to fully recover their investments.

                     MASTER SERVICER AND SPECIAL SERVICER

THE MASTER SERVICER AND THE SPECIAL SERVICER

   Midland Loan Services, Inc. will be acting as the Master Servicer and the Special Servicer (together, the "Servicers") under the Pooling and Servicing Agreement.

   Midland Loan Services, L.P. was organized under the laws of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

   As of February 28, 1999, Midland was servicing approximately 14,200 commercial and multifamily loans with a total principal balance of approximately $39.5 billion. The collateral for these loans is located in all 50 states, the District of Columbia and Puerto Rico. Approximately 10,700 of the loans, with a total principal balance of approximately $31.0 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

   Standard & Poor's and Fitch have approved Midland as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities. Midland is ranked "Strong" as a commercial loan servicer and asset manager and "Above Average" as a master servicer by Standard & Poor's. Standard & Poor's ranks commercial loan servicers, master servicers and asset managers in one of five categories: Strong, Above Average, Average, Below Average or Weak. Midland is ranked CSS1 as a special servicer and CMS3 as a master servicer by Fitch. Fitch ranks special servicers in one of four categories: CSS1, CSS2, CSS3 or CSS4. Fitch ranks master servicers in one of four categories: CMS1, CMS2, CMS3 or CMS4. The "1" suffix represents the high end of the range. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

   The information set forth above concerning the Master Servicer and the Special Servicer has been provided by Midland. The Depositor, the Underwriters, the Trustee and the Seller make no representations or warranties as to its accuracy.

RESPONSIBILITIES OF MASTER SERVICER

   Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio that are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers (with respect to the Master Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself and any Mortgagor, (b) any ownership of the Certificates, (c) its obligation to make advances, (d) any debt that it extended to any Mortgagor and (e) any servicing compensation to which the Master Servicer may be entitled.

   The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its best efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein to the extent such insurance is available at commercially reasonable rates and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing, in consultation with the Special Servicer, assumptions or substitutions in accordance with the Servicing Standard; demanding that the Mortgagor cure delinquencies; inspecting Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.

RESPONSIBILITIES OF SPECIAL SERVICER

   The servicing responsibility on a particular Mortgage Loan will be generally transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any monthly payment or is delinquent in whole or in part in respect of the related Balloon Payment; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan and has continued unremedied for the applicable grace period specified in the related Mortgage Note; (vi) the related Mortgaged Property becomes an REO Property; or (vii) if for any reason an assumption agreement cannot be entered into upon the transfer by the related Mortgagor of the Mortgaged Property. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan". The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports for the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least three consecutive months, the Special Servicer will cease to service such Mortgage Loan.

    Midland will act as the Special Servicer with respect to the Mortgage Loans. Under the Pooling and Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans (with respect to the Special Servicer, the "Servicing Standard").

   The Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Note, obtain a deed in lieu of foreclosure, or otherwise acquire, on behalf of the Trust Fund, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (the costs of which report will be paid as an expense of the Trust Fund), that: (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

   The Special Servicer, on behalf of the Trust Fund, will use its best efforts to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Special Servicer provides to the Trustee an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the end of the third year following the year in which such acquisition occured will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholders as determined by the Special Servicer in accordance with Servicing Standard.

   If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the Servicing Standard.

   The Special Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loans. If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to be paid from the amounts on deposit in the Collection Account, prior to the distribution to Certificateholders, amounts representing its servicing compensation on the Specially Serviced Mortgage Loans.

   The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Interest Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification or extension of any Mortgage Loan to a date later than three years prior to the Rated Final Distribution Date. Notwithstanding the foregoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such Maturity Date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment. The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than thirty (30) days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 2.0% interest (by Class Balance (adjusted for Collateral Value Adjustments)) in the Trust Fund (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Trustee, may request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Strategy Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report except as described above, provided, however, the Special Servicer will implement the last submitted report if 120 days have elapsed since the Mortgage Loan has become a Specially Serviced Mortgage Loan, provided that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with applicable laws and the related Mortgage Loan documents. Any Certificateholder may request and obtain a copy of any Asset Strategy Report except to the extent prohibited by applicable law or the related Mortgage Loan documents.

   The Directing Certificateholder may at any time terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel (obtained at the expense of the Directing Certificateholder) to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the

Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

   Notwithstanding such replacement, the resigning Special Servicer shall be entitled to receive the Special Servicing Fee for any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status prior to such resignation; provided that if such Mortgage Loan once again becomes a Specially Serviced Mortgage Loan, the Replacement Special Servicer shall thereafter be entitled to such fee. The Replacement Special Servicer shall be entitled to the Special Servicing Fee for all other Specially Serviced Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Master Servicing Fee". The Master Servicing Fee will be payable monthly and will accrue at the applicable Master Servicing Fee Rate (as defined below) and will be computed on the basis of the principal balance (after giving effect to all scheduled (whether or not received) and unscheduled payments of principal in reduction thereof) and for the same period respecting which any related interest payment on each Mortgage Loan is computed. The "Basic Master Servicing Fee Rate" will be 0.07% per annum of the then outstanding balance with respect to the Mortgage Loans. The Master Servicer will also receive as part of its Master Servicing Fee an additional fee calculated based on the following rates (each, an "Additional Servicing Fee Rate"): (i) a primary servicing fee of 0.07% per annum with respect to 1.4% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) a primary servicing fee of 0.05% per annum with respect to 28.5% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date and (ii) a primary servicing fee of 0.01% per annum with respect to 4.4% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. With respect to each Mortgage Loan, the sum of the Basic Master Servicing Fee Rate and the related Additional Servicing Fee Rate, if any, is referred to herein as the "Master Servicing Fee Rate."

   In the event that the initial Master Servicer shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree to perform the services of the Master Servicer for an amount less than the Master Servicing Fee, no part of any excess of such portion of the Master Servicing Fee over the amount payable to such successor will be available for payment to Certificateholders.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee. The "Special Servicing Fee" will equal 1.00% of all amounts collected with respect to any Specially Serviced Mortgage Loan and any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to performing status.

   The Pooling and Servicing Agreement will provide that the Servicers will be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities incurred in connection with any legal action relating to any Mortgage Loan and the Pooling and Servicing Agreement, other than any cost, expense, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of duties thereunder or by reason of reckless disregard of such obligations and duties.

CONFLICTS OF INTEREST

   The Master Servicer, Special Servicer or their respective affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Special Servicer or their respective affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of April 1, 1999 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide to a prospective or actual Certificateholder, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department--J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C7.

ASSIGNMENT OF THE MORTGAGE LOANS

   On or prior to the Delivery Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the Custodian), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Seller, without recourse, in blank or to the order of Trustee; (iii) an assignment of the Mortgage, executed by the Seller, in blank or to the order of the Trustee, in recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Seller, in blank or to the order of the Trustee; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; (viii) originals or copies of any UCC financing statements; (ix) originals or copies of any guaranties related to such Mortgage Loan; (x) originals or copies of insurance policies related to the Mortgaged Property; (xi) originals or certified copies of any environmental liabilities agreement; (xii) originals or copies of any escrow agreements; (xiii) originals or certified copies of any prior assignments of mortgage if the Originator is not the originator of record; (xiv) any collateral assignments of property management agreements and other servicing agreements; (xv) any appraisals of the Mortgaged Property; (xvi) a PAR of the Mortgaged Property; (xvii) an ESA of the Mortgaged Property; (xviii) originals or certified copies of any lease subordination agreements and tenant estoppels; and (xix) any opinions of Mortgagor's counsel. The Pooling and Servicing Agreement will require the Depositor to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

TRUSTEE

   State Street Bank and Trust Company shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. The Trustee will be entitled to a fee equal to 0.0035% per annum of the outstanding principal balance of the Mortgage Loans (the "Trustee Fee Rate"). Its principal corporate trust office is located at 5th Floor, Two International Place, Boston, Massachusetts 02110, Attention:
J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C7.

THE HEALTHCARE ADVISER

   Promptly (but in no event later than five days) after the Trustee is notified that any of the Mortgage Loans (identified on Annex A as a nursing home, congregate care facility or retirement community (the "Healthcare Adviser Loans")) became a Specially Serviced Mortgage Loan, the Trustee will be required to request the Directing Certificateholder to appoint a consultant with respect to such Healthcare Adviser Loan and the related healthcare property (the "Healthcare Adviser"). In the event the Directing Certificateholder does not appoint a Healthcare Adviser within five days of such request, the Special Servicer will be obligated to use reasonable efforts to do so, provided that in no event will the appointment of the Healthcare Adviser be more than 30 days following the Trustee receiving notice of the related Healthcare Adviser Loan becoming a Specially Serviced Mortgage Loan. The Healthcare Adviser will provide the Special Servicer and the Directing Certificateholder with advice with respect to the Healthcare Adviser Loan and the related property as long as such Healthcare Adviser Loan remains a Specially Serviced Mortgage Loan. There will not be a Healthcare Adviser for a Healthcare Adviser Loan that is not a Specially Serviced Mortgage Loan.

   The Trustee and the Special Servicer will be required to deliver to the Healthcare Adviser all reports and other information they receive (to the extent received and routinely prepared by the Master Servicer), with respect to the related healthcare related properties and Healthcare Adviser Loans. The Special Servicer will be restricted from taking any material actions with respect to Healthcare Adviser Loans and the related properties without first providing notice to, and consulting with, the Healthcare Adviser.

   Pursuant to the Pooling and Servicing Agreement, the Healthcare Adviser will be entitled to receive from the Certificate Account a monthly fee with respect to the Healthcare Adviser Loans for which it is serving as Healthcare Adviser (the "Healthcare Adviser Fee"). The Healthcare Adviser Fee will be an expense of the Trust Fund that is in addition to compensation paid to the Special Servicer. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Healthcare Adviser may advise actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Healthcare Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates.

ACCOUNTS

   The Master Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Master Servicer as additional servicing compensation and certain amounts to be deposited into escrow accounts, into a separate Collection Account (the "Collection Account") maintained by the Master Servicer on behalf of the Trust Fund. The Master Servicer is required to remit to the Trustee for deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Trustee. The Trustee will be entitled to make withdrawals from the Certificate Account to pay the Trustee fee or to reimburse the Trustee for expenses not otherwise reimbursed from a Collection Account. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds--Mortgage Loans" and "Description of the Agreements--Distribution Account and Other Collection Accounts" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, based upon information provided by the Servicers, the Trustee shall furnish to each Certificateholder, the Seller, the Depositor and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede, as nominee for DTC; provided, however, that the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and provides to the Trustee a certification, in form acceptable to the Trustee, stating that it is the Beneficial Owner of a Certificate. The Trustee will make available the monthly statement to Certificateholders and certain other information through its Corporate Trust home page on the world wide web. The web page is located at "corporatetrust.statestreet.com". CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Any Asset Strategy Report that has been delivered to the Trustee shall be made available by the Trustee upon written request to any Beneficial Owner of an Offered Certificate subject to receipt by the Trustee of evidence satisfactory to it that the request is made by a Beneficial Owner and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make certain information related to the mortgage loans available through its Corporate Trust web site.

VOTING RIGHTS

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the Pooling and Servicing Agreement in certain circumstances. 98.0% of all Voting Rights shall be allocated among the classes of Certificates, including the Other Certificates, (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) in proportion to the respective Class Balances, 1.00% of all Voting Rights shall be allocated to the Class X Certificates and 0.33 1/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Allocations of Realized Losses and Collateral Value Adjustments to a Class of Certificates and any other event which changes such Class Balance will result in a corresponding change to such Class' Voting Rights.

   As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.

TERMINATION

   The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by and at the option of any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates, the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates--Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificate-holder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

   Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon. Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirements, among other things, that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than (i) 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (ii) the purchaser provides to the Trustee an opinion of independent counsel, addressed to the Trustee, to the effect that the resulting termination will be a "qualified liquidation" under
Section 860F(a)(4) of the Code with respect to REMICs I, II and III.

                               USE OF PROCEEDS

   The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood llp, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

   Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code").

   For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC
III. The Offered Certificates (other than the Class X Certificates), the Other Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of the REMIC
III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

   The Class X Certificates will, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans. No representation is made that the Mortgage Loans will not prepay at another rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.

   Net Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

    The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the Prospectus.

   The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s] . . . which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

   For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities and Keogh plans) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (each, a "Plan"), or of any collective investment fund or separate account in which such Plans are invested, should carefully review with its legal advisors whether the purchase or holding of any Offered Certificate could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

   The U.S. Department of Labor issued individual exemptions to each of the Underwriters, (Prohibited Transaction Exemption 90-23 (May 17, 1990) to J.P. Morgan Securities, Inc. (the "Exemption"); Prohibited Transaction Exemption 97-34 (July 21, 1997) to Deutsche Bank AG and Prohibited Transaction Exemption 90-31 (June 6, 1990) to Chase Manhattan Bank, each of which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in such exemptions are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) J.P. Morgan Securities Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with J.P. Morgan Securities Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Offered Certificates must not be subordinate to the rights and interests evidenced by other certificates of the same trust. Third, such Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, the Depositor, the Seller, the Sub-Servicer, the Master Servicer, the Special Servicer, any insurer and any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Classes of Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Sub-Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   Because the Class A1, Class A2 and Class X Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Offered Certificates. It is a condition of the issuance of the Class A1 and Class A2 Certificates that they be rated "AAA" by Fitch and Standard & Poor's and it is a condition to the issuance of the Class X Certificates that they be rated "AAA" by Fitch and "AAAr" by Standard & Poor's. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of Offered Certificates. A fiduciary of a Plan contemplating purchasing any of such class of Offered Certificate must make its own determination that the first, third, and fifth general conditions set forth above will be satisfied with respect to any such class of Offered Certificates. Each purchaser purchasing Class A1, Class A2 or Class X Certificates with the assets of a Plan shall be deemed to represent and warrant that it is an "accredited investor" as described in the sixth general condition set forth above.

   The Class B, Class C, Class D and Class E Certificates do not satisfy the second condition described above because they are subordinated to the Class A1, Class A2 and Class X Certificates, and accordingly, may not be purchased with the assets of a Plan; furthermore the Class D and Class E Certificates are not expected to satisfy the third condition described above.

   Before purchasing any of such Offered Certificate, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

   Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.

   Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Furthermore, any Plan fiduciary considering a purchase of Offered Certificates should consider whether, under the general fiduciary standards of investment prudence and diversification, such an investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.

                               LEGAL INVESTMENT

   The Class A1, Class A2, Class X and Class B Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E Certificates will not be "mortgage related securities" within the meaning of SMMEA.

   In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

   The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, J.P. Morgan Securities Holdings Inc., J.P. Morgan Securities Inc., Chase Securities Inc. and Deutsche Bank Securities Inc. (the "Underwriting Agreement"), the Depositor has agreed to sell to J.P. Morgan Securities Inc. and J.P. Morgan Securities Inc. has agreed to purchase from the Depositor the Offered Certificates. Under the Underwriting Agreement, Deutsche Bank Securities Inc. and Chase Securities Inc. are not required to sell any specific amount of the Offered Certificates but have agreed to use their best efforts to sell the Offered Certificates. J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Chase Securities Inc. are referred to herein as the "Underwriters."

   J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers and Chase Securities Inc. is acting as co-manager for the offering. J.P. Morgan Securities Inc. is the sole underwriter of the Class X Certificates and is the sole bookrunner of all of the Offered Certificates.

   The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent.

   Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the
Offered Certificates will be     % of the initial aggregate principal balance
thereof. In connection with the purchase and sale of the Offered Certificates, (i) each of Deutsche Bank Securities Inc. and Chase Securities Inc. will receive an underwriting fee equal to 0.125% of the aggregate Class Balance of the Offered Certificates whether or not it sells any Offered Certificates and (ii) J.P. Morgan Securities Inc. will receive an underwriting fee equal to 0.250% of the aggregate Class Balance of the Offered Certificates.

   The Depositor also has been advised by the Underwriters that they currently expect to make a market in the Offered Certificates; however, they have no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue.

    The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   The Seller has agreed to pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. J.P. Morgan Securities Inc. is an affiliate of the Seller and the Depositor.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor by Brown & Wood llp, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATING

   It is a condition of the issuance of the Class A1 and Class A2 Certificates that they be rated "AAA" by Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). It is a condition of the issuance of the Class X Certificates that they be rated "AAA" by Fitch and "AAAr" by Standard & Poor's. Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return. It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A+" by Fitch and "A" by Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Fitch and Standard & Poor's.

   A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received or (iv) does not address receipt of Excess Interest or default interest. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk. The rating of the Class X Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments due to a rapid rate of prepayments, defaults or liquidations.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by Fitch or Standard & Poor's pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

                           INDEX OF PRINCIPAL TERMS

30/360 basis .........................................................     S-57
36 South Charles Borrower ............................................     S-49
36 South Charles Loan ................................................     S-49
36 South Charles Property ............................................     S-49
Adjusted Available Distribution Amount ...............................     S-58
Adjusted Collateral Value ............................................     S-63
Allocation Fraction ..................................................     S-58
Anticipated Repayment Date ...........................................     S-50
ARD Loans ............................................................     S-50
Asset Strategy Report ................................................     S-72
Available Distribution Amount ........................................     S-57
Balloon Mortgage Loan ................................................     S-51
Balloon Payment ......................................................     S-51
Basic Master Servicing Fee Rate ......................................     S-73
Beneficial Owner .....................................................     S-54
Cede .................................................................     S-54
Cedelbank Participants ...............................................     S-55
Certificate Account ..................................................     S-75
Certificateholders ...................................................     S-54
Certificates .........................................................     S-54
Class A Certificates .................................................     S-54
Class Balance ........................................................     S-60
Class Prepayment Fraction ............................................     S-58
Clearance Cooperative ................................................     S-55
Code .................................................................     S-77
Collateral Value Adjustment ..........................................     S-62
Collection Account ...................................................     S-75
CPR ..................................................................     S-65
Crossed Loans ........................................................     S-51
Cut-off Date .........................................................     S-2
Cut-off Date LTV Ratio ...............................................     S-34
Defaulted Mortgage Loan ..............................................     S-70
Defeasance ...........................................................     S-41
Definitive Certificates ..............................................     S-56
Delivery Date ........................................................     S-2
Depositor ............................................................     S-2
Depositories .........................................................     S-55
Determination Date ...................................................     S-3
Directing Certificateholder ..........................................S-2, S-72
Distribution Date ....................................................     S-56
DSCR .................................................................     S-36
DTC ..................................................................     S-54
DTC Participants .....................................................     S-55
DTC Registered Certificates ..........................................     S-54
Due Date .............................................................     S-28
ERISA ................................................................     S-78
Euroclear Operator ...................................................     S-55
Euroclear Participants ...............................................     S-55
Excess Cash Flow .....................................................     S-51

                              S-82

Excess Interest ...................................................        S-50
Exemption .........................................................        S-78
FIRREA ............................................................        S-34
Fitch .............................................................        S-81
Flood Borrower ....................................................        S-44
Flood Loan ........................................................        S-43
Flood Property ....................................................        S-44
Form 8-K ..........................................................        S-53
Global Securities .................................................        E-1
Healthcare Adviser ................................................        S-75
Healthcare Adviser Fee ............................................        S-75
Healthcare Adviser Loans ..........................................        S-75
Hotel Boulderado Borrower .........................................        S-48
Hotel Boulderado Loan .............................................        S-48
Hotel Boulderado Mortgage .........................................        S-48
Indirect Participants .............................................        S-55
Initial Pool Balance ..............................................        S-28
Interest Accrual Amount ...........................................        S-58
Interest Distribution Amount ......................................        S-58
Interest Reserve Account ..........................................        S-59
Interest Reserve Loans ............................................        S-59
Loan Sale Agreement ...............................................        S-28
Lock-out Date .....................................................        S-40
Lock-out Period ...................................................        S-40
Loss Mortgage Loan ................................................        S-62
Marriott ..........................................................        S-47
Marriott Lease ....................................................        S-47
Marriott Suites Bethesda Borrower .................................        S-46
Marriott Suites Bethesda Loan .....................................        S-46
Marriott Suites Bethesda Property .................................        S-46
Master Servicer ...................................................        S-2
Master Servicing Fee ..............................................        S-73
Maturity Date .....................................................        S-59
Maturity Date/Anticipated Repayment Date LTV Ratio ................        S-34
Midland ...........................................................        S-69
Mills Borrowers ...................................................        S-42
Mills Loan ........................................................        S-42
Mills Properties ..................................................        S-42
Mills Property ....................................................        S-42
Monitoring Certificateholders .....................................        S-72
Monthly Payments ..................................................        S-28
Mortgage ..........................................................        S-28
Mortgage Interest Rate ............................................        S-50
Mortgage Loan File ................................................        S-74
Mortgage Loans ....................................................        S-28
Mortgage Note .....................................................        S-28
Mortgage Pool .....................................................        S-28
Mortgaged Property ................................................        S-28
Mortgagor .........................................................        S-50
Most Subordinate Class of Certificates ............................        S-76
Net Operating Income ..............................................        S-35

                              S-83

Net Prepayment Premium .........................................           S-59
NOI ............................................................           S-35
Notional Amount ................................................           S-58
Oak Tree Villa Loan ............................................           S-46
Offered Certificates ...........................................           S-54
Operating Statements ...........................................           S-35
Originators ....................................................           S-28
Other Certificates .............................................           S-61
PAR ............................................................           S-53
Participants ...................................................           S-55
Pass-Through Rate ..............................................           S-57
Paulin Creek Borrower ..........................................           S-45
Paulin Creek Loan ..............................................           S-45
Paulin Creek Property ..........................................           S-45
Percentage Interest ............................................           S-57
P&I Advance ....................................................           S-63
Plan ...........................................................           S-78
Pooling and Servicing Agreement ................................           S-74
Prepayment .....................................................           S-64
Prepayment Interest Excess .....................................           S-58
Prepayment Interest Shortfall ..................................           S-58
Prepayment Premium .............................................           S-40
Principal Distribution Amount ..................................           S-59
Rated Final Distribution Date ..................................           S-65
Realized Loss ..................................................           S-62
Record Date ....................................................           S-57
REMIC ..........................................................           S-77
REMIC Regulations ..............................................           S-77
Remittance Period ..............................................           S-3
Remittance Rate ................................................           S-57
REO Account ....................................................           S-54
REO Property ...................................................           S-54
Replacement Special Servicer ...................................           S-72
Required Appraisal Date ........................................           S-62
Restricted Group ...............................................           S-79
Revised Rate ...................................................           S-50
Seller .........................................................           S-2
Servicers ......................................................     S-69, S-70
Servicing Standard .............................................           S-71
Servicing Transfer Event .......................................           S-70
SMMEA ..........................................................           S-80
Special Servicer ...............................................           S-2
Special Servicing Fee ..........................................           S-73
Specially Serviced Mortgage Loan ...............................           S-70
Standard & Poor's ..............................................           S-81
Stated Principal Balance .......................................           S-62
Terms and Conditions ...........................................           S-56
Trigger Event ..................................................           S-43
Trustee ........................................................           S-2
Trustee Fee Rate ...............................................           S-75
Underwriter ....................................................           S-78,
                                                                           S-80

                              S-84

Underwriting Agreement ............................................        S-80
Underwritten Cash Flow ............................................        S-35
Underwritten Cash Flow Debt Service Coverage Ratio ................        S-35
Underwritten NOI ..................................................        S-35
U.S. Person .......................................................        E-3
UW Cash Flow ......................................................        S-35
UW DSCR ...........................................................        S-35
UW NOI ............................................................        S-35
Voting Rights .....................................................        S-76
Withheld Amounts ..................................................        S-59
Yield Maintenance .................................................        S-41

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A

                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



  Loan                                                                                                           Property
 Number                            Property Name                 Property Address              Property City       State   Zip Code
------------------------------------------------------------------------------------------------------------------------------------
    1     Mills Portfolio                           Various                                 Various               Various   Various
   1.1    Butterfield Plaza                         1330-1418 Butterfield Road              Downers Grove           IL       60515
   1.2    Coopers Plaza                             Route 73 & Coopers Road                 Edison                  NJ       08043
   1.3    Crosswinds Center                         2000-2060 66th Street                   St. Petersburg          FL       33710
   1.4    Fashion Place                             2730 Decler Boulevard                   Columbia                SC       29206
   1.5    Germantown Commons                        Middlebrook Road @ Route 118            Germantown              MD       20874
   1.6    Montgomery Village                        9607-9679 Lost Knife Road               Gaithersburg            MD       20877
    2     The Flood Building                        870 Market Street                       San Francisco           CA       94102
    3     The Lodge at Paulin Creek                 2375 Range Avenue                       Santa Rosa              CA       95403
    4     Marriott Suites Bethesda                  6711 Democracy Doulevard                Bethesda                MD       20817
    5     Hotel Boulderado                          2115 13th Street                        Boulder                 CO       30302
    6     36 South Charles                          36 South Charles Street                 Baltimore               MD       21201
    7     Plaza 600                                 600 Stewart Street                      Seattle                 WA       98101
    8     US Properties Pool 1                      Various                                 Various               Various   Various
   8.1    Crossroads Apartments                     926 Cleveland Street                    Greenville              SC       29601
   8.2    Colonial Place Apartments                 1307 Springmont                         Charlotte               NC       28208
   8.3    Park Fairfax Apartments                   108 Park Fairfax                        Charlotte               NC       28208
    9     Southland Mall                            6060 South Westnedge Avenue             Portage                 MI       49081
   10     Brittany Court                            390 Brittany Court                      Geneva                  IL       60134
   11     Parkridge Two                             10803-10815 Parkridge Boulevard         Reston                  VA       20191
   12     Caribbees Mobile Home Park                411 Lewis Road                          San Jose                CA       95111
   13     Batmasian III                             Various                                 Various                 FL      Various
  13.1    President's Walk Apartments               1625 N. Congress Ave                    West Palm Beach         FL       33401
  13.2    Tivoli Terrace Apartments                 920 Rich Drive                          Deerfield               FL       33441
  13.3    Delary Beach Retail                       8-432-E Atlantic Avenue & 6-20 SE       Delray Beach            FL       33444
                                                    5th Street
   14     MCI-Atlanta Building                      Royal 400 Office Park                   Alpharetta              GA       30328
   15     Covington Court                           1690 Covington Court                    Saint Charles           IL       60174
   16     Oak Tree Villa                            100 Lockewood Lane                      Scotts Valley           CA       95066
   17     Kukui Marketplace                         4303 Nawiliwili Road                    Lihue, Island of Kauai  HI       96766
   18     Boardwalk at Alafaya, Phase II            11801 Boardwalk Drive                   Orlando                 FL       32801
   19     Bradbury/One River Center Pool            Various                                 Various                 IL      Various
  19.1    Saddlebrook Professional Center           1400-1700 Lincoln Highway               St. Charles             IL       60174
  19.2    One River Center                          10 W State St.                          Geneva                  IL       60134
  19.3    Bradbury Place                            1795-1803 West State Street             Geneva                  IL       60134
  19.4    Williamsburg Professional Office          401-417 Williamsburg                    Geneva                  IL       60135
  19.5    Herrington Station Shopping Center        300-328 Crescent Place                  Geneva                  IL       60134
  19.6    Blockbuster Video Store                   1505-2073 Lincoln Highway               St. Charles             IL       60174
  19.7    Amoco Ground Lease                        1505-2073 Lincoln Highway               St. Charles             IL       60174
   20     330 Whitney Avenue                        330 Whitney Avenue                      Holyoke                 MA       10140
   21     Wildwoods at Lake Johnson                 1200 Trillium Circle                    Raleigh                 NC       27606
   22     The Excellence                            5005 Excellent Blvd.                    Tampa                   FL       33617
   23     Plaza I & II Buildings                    713 & 715 Pear Orchard Road             Jackson                 MS       39211
   24     Commerce Town Center                      3050 Union Lake Road                    Commerce Township       MI       48382
   25     Cedar Creek Apartments                    4394 Okemos Road                        Okemos                  MI       48864
   26     Batmasian II                              Various                                 Various                 MA      Various
  26.1    Riverway House Apartments                 352, 360 and 364 Riverway               Boston                  MA       22101
  26.2    Stoneham House Apartments                 180-122 Central St.                     Stoneham                MA       22180
   27     Pinebrook Apartments                      35995 Fremont Boulevard                 Fremont                 CA       94536
   28     Days Inn Horsham                          245 Easton Road                         Horsham                 PA       19044
   29     10010 Junction Road                       10010 Junction Drive                    Annapolis Junction      MD       20701
   30     Magnolia Place Office Building            145 South Magnolia Avenue               Orlando                 FL       32801
   31     Arbor Glen Apartments                     295 Arbor Glen road                     East Lansing            MI       48823
   32     Shoppers Square Mall                      237 East Plumb Lane                     Reno                    NV       89502
   33     Prairie Street Shopping Center            2075 Prairie                            St. Charles             IL       60174
   34     Muirwood Village                          101 Muirwood Drive                      Sandusky                OH       44870
   35     Valley Green Corporate Center             7111 Valley Green Road                  Fort Washington         PA       19034
   36     North Pilot Road                          840 North Pilot Road                    Las Vegas               NV       89119
   37     Hickory Square Apartments                 1939 Shagbark Lane                      Imlay City              MI       48444
   38     Lake Gibson Apartments                    5233 US Hwy 98 N.                       Lakeland                FL       33809
   39     River's Cove Apartments                   11392 Division Rd.                      Germantown              WI       53022
   40     The Centre at Stirling & Palm             9850-10000 Stirling Rd.                 Cooper City             FL       33024
   41     Lake Club Apartments                      1500 South Busse Road                   Mount Prospect          IL       60056
   42     Oakbrook Walk                             1519 SW 13th Street                     Gainesville             FL       32608
   43     Deer Creek Village Center                 7890-7930 Haven Ave                     Rancho Cucamonga        CA       91730
   44     Provident Bank Building                   114 Lexington B Avenue                  Baltimore               MD       21202
   45     Batmasian I                               Various                                 Oceanside               CA      Various
  45.1    Casa Vista                                2325 Pasea de Laura                     Oceanside               CA       92056
  45.2    Westwood Village Apartments               2502 Oceanside                          Oceanside               CA       92054
   46     Holiday Inn Express /                     3100 Wellington Place                   Janesville              WI       53546
           Janesville Conf Cntr
   47     UTEC Building                             1313 Fifth Street SE                    Minneapolis             MN       55414
   48     Courtyard by Marriott                     2700 Little Rock Road                   Charlotte               NC       28208
   49     Kuder Estates                             5000 Kuder Lane                         Warsaw                  IN       46580
   50     Variel Court Office Plaza                 6330 & 6340 Variel Avenue               Woodland Hills          CA       91367
   51     Cliff Lake Center                         1960 & 1980 Cliff Lake Road             Eagan                   MN       55122
   52     Sunnycrest Chalet                         1925 Sunnycrest Drive                   Fullerton               CA       92635
   53     Holiday Inn                               5820 South Franklin Street              Michigan City           IN       46360
   54     Crystal Towers                            5701 Quebec Avenue North                New Hope                MN       55428
   55     Amherst Commerce Park                     4248 Ridge Lea Road                     Amherst                 NY       14226
   56     Park Place Apartments                     5820 Murray Avenue                      Hanahan                 SC       29406
   57     The Times Square Building                 414 Olive Way                           Seattle                 WA       98101
   58     Country Suites by Carlson                 155 Coon Rapids Boulevard               Coon Rapids             MN       55433
   59     Plaza El Toro                             El Toro Road & Muirland Boulevard       Lake Forest             CA       92630
   60     Banacki Portfolio                         Various                                 Various                 MI      Various
  60.1    Mt. Morris Town Center                    11956 N. Saginaw Street                 Mt. Morris              MI       48458
  60.2    Ferndale Retail Center                    750 W. Nine Mile Road                   Ferndale                MI       48220
  60.3    Bristol Wood Plaza                        1348 E Bristol Road                     Burton                  MI       48529
   61     Biscayne Harbour Shopping Center          18199 Biscayne Blvd                     Aventura                FL       33160
   62     Shackleford Corporate Center              4201 S Shackleford Road                 Little Rock             AR       72204
   63     Topanga Terrace Convalescent              22125 Roscoe Boulevard                  Canoga Park             CA       91304
           Center & Topanga West Guest Home
   64     3211 Scott Blvd                           3211 Scott Blvd                         Santa Clara             CA       95054
   65     St. John's Plaza                          3275 Garden St.                         Titusville              FL       32796
   66     Meadow Mill Building                      3600 Clipper Mill Road                  Baltimore               MD       21211
   67     305 Regent St.                            305 Regent St.                          Portchester             NY       10573
   68     Northridge 400                            8607 Roberts Drive                      Atlanta                 GA       30350
   69     Town Square Shopping Center               343-351 Morristown Road                 Old Bridge              NJ       07747
   70     Las Tiendas Shopping Center               6800-6880 West 12th Avenue              Hialeah                 FL       33014
   71     Metropolitan Towers                       2324 East Old Shakopee Road             Bloomington             MN       55420
   72     Royal Oak Colony                          3645 Barna Avenue                       Titusville              FL       32780
   73     Miller Plaza                              5625-5895 SW 137th Ave                  Hollywood               FL       33021
   74     Cedars Edge Center                        6250 South Cedar Street                 Lansing                 MI       48911
   75     Trafalgar Square Estates                  33210 Trafalgar Lane                    Westland                MI       48185
   76     Maple Tree Plaza                          2790 North Maple Avenue                 Zanesville              OH       43701
   77     Ricchiazzi Industrial Buildings           4424-4604 4th Avenue South              Seattle                 WA       98134
   78     Heritage Plaza                            SEC Sunnyslope Rd. & Airline Hwy.       Hollister               CA       95023
   79     Monte Sierra Apartments                   1901 Montecito Avenue                   Mountain View           CA       94043
   80     Fairfield Inn - Arrowood                  319 Sharon Amity Road                   Charlotte               NC       28211
   81     Geneva on the Dam                         One North River Lane                    Geneva                  IL       60134
   82     Valley View Apartments                    28301 Encanto Drive                     Sun City                CA       92586
   83     Watt Executive Plaza                      3800 Watt Avenue                        Sacramento              CA       95821
   84     Microtel Inn - Sulphur, LA                2619 S. Ruth St.                        Sulphur                 LA       70663
   85     South Huntington Avenue Apartments        46-82 South Huntington Avenue           Boston                  MA       22120
   86     Lakepointe                                5900 Bridge Road                        Ypsilanti               MI       48197
   87     St. Joesph Medical & Chicago              78th Street  &  25th Street             Omaha                   NE       68114
            Plaza Medical
   88     Office Depot                              Stemmons Highway                        Dallas                  TX       75207
   89     Fairfield Inn                             3033 Cloverleaf Parkway                 Kannapolis              NC       28083
   90     Salem Walk Apartments                     1016 Stassney Lane                      Austin                  TX       78745
   91     Hillcrest Apartments                      12300-56 S. Bishop St.,                 Calumet Park            IL       60827
                                                     1437-45 W. 23rd St
   92     Heritage Plaza Shopping Center            14615-14836 Telegraph Road              Redford                 MI       48239
   93     Cloverdale Regency Apartments             345 South Cloverdale Avenue             Los Angeles             CA       90036
   94     Orchard Plaza                             2325 S. Virginia Street                 Reno                    NV       89502
   95     Bavarian Village on the Lake Apartments   8863 Dixie Highway                      Clarkson                MI       49105
   96     Colonial Court Shopping Center            1111-1155 Milwaukee Avenue              Riverwood               IL       60601
   97     Kings Manor                               4215 Rhode Island Road                  New Hope                MN       55428
   98     Plaza East Shopping Center                U.S. Highway 74 & U.S. Highway 76       Wilmington              NC       28103
   99     Shoppes At Westburry                      9510-9580 SW 137th Avenue               Miami                   FL       33186
   100    Market Plaza Shopping Center              3940 West Market Street                 Greensboro              NC       27410
   101    Raynham Health Care                       1215 Broadway                           Raynham                 MA       02767
   102    Nicollet Courts                           8916 Nicollet Avenue South              Bloomington             MN       55420
   103    The Renaissance Center                    901 Center Park Drive                   Charlotte               NC       28217
   104    Fox Island Square                         One West Illinois                       St. Charles             IL       60174
   105    El Camino Medical Buiding                 515 South Drive                         Mountain View           CA       94040
   106    Rutherford Square Shopping Center         436 - 482 Charlotte Road                Rutherfordton           NC       28139
   107    Logan Park Apartments                     38304 Logan Drive                       Fremont                 CA       94536
   108    Branchwood Apartments                     200 Branchwood Drive                    Goose Creek             SC       29445
   109    Millbrae Theater Building                 39, 41, 49 El Camino                    Millbrae                CA       94030
   110    The Arbors                                30-50 West 93rd Street                  Bloomington             MN       55420
   111    Meadow Park Shopping Center               2625 South Loop 35                      Alvin                   TX       77511
   112    Larpenteur Village                        190 West Larpenteur Avenue              St. Paul                MN       55113
   113    Lampson Village Apartments                11450 Lampson Avenue                    Garden Grove            CA       92860
   114    One San Jose Place                        One San Jose Place                      Jacksonville            FL       32257
   115    Summer Place Apartments                   1474 Hillcrest Drive                    San Antonio             TX       78228
   116    Bay Vista Office Park                     Various                                 Clearwater              FL       34620
   117    Cedar Glen                                9100 Old Cedar Avenue South             Bloomington             MN       55425
   118    34th Street Plaza                         2001-2134 34th Street                   Gainesville             FL       32608
   119    Days Inn                                  3201 W Hwy. 66 (I-40 at Exit 16)        Gallup                  NM       87301
   120    Las Cascades Apartments                   4333 E. Indian School Road              Phoenix                 AZ       85018
   121    Inland Commerce Park                      1620 N Mamer Road, Bldg. B              Spokane                 WA       99216
   122    Bell Gardens Convalescent Center          5648 Gotham Street                      Bell Gardens            CA       90201
   123    Masada Manor                              180 West Larpenteur Villa               St. Paul                MN       55420
   124    Rolling Hills Townhomes                   315 Ashbrook Avenue                     Salisbury               NC       28147
   125    Cedar Gate                                8300 Old Cedar Avenue South             Bloomington             MN       55425
   126    100 Filbert Street                        100 Filbert Street                      Oakland                 CA       94595
   127    Summerwind Apartments                     1303 E. 127th Avenue                    Tampa                   FL       33612
   128    Pinebrook Commons Shopping Center         4708-4874 Cortez Road West              Bradenton               FL       34210
   129    Marbella Apartments                       12406 N. 15th Street                    Tampa                   FL       33612
   130    Brookdale Towers                          6925 Humboldt Avenue North              Brooklyn Center         MN       55430
   131    17 Ferris / 12 North Taylor               17 Ferris / 12 North Taylor             Norwalk                 CT       06854
   132    11081 Rose                                11081 Rose                              Los Angeles             CA       90034
   133    1420 Oakhurst Avenue                      1420 South Oakhurst Drive               Los Angeles             CA       90035
   134    Arlington Revco                           6005 East Washington Street             Indianapolis            IN       46219
   135    Sussex Square Apartments                  4341 Cascade Road, S.W.                 Atlanta                 GA       30331
   136    18558 Roscoe Blvd.                        18558 Roscoe Blvd.                      Northridge              CA       91324
   137    Taft Villa Apartments                     1725 North 16th Avenue                  Hollywood               FL       33020
   138    Garden Court Apartments                   4060 Janice Drive                       East Point              GA       30344
   139    Willow Farm Apartments                    104 Norton Ave.                         Easton,                 MA       02375
   140    11525 Rochester Ave                       11525 Rochester                         Los Angeles             CA       90025
   141    1820 Bentley Avenue                       1820 Bentley Avenue                     Los Angeles             CA       90025
   142    Pengelly                                  4029 Pengelly Road                      Flint                   MI       48507
   143    3686 South Centinela Ave                  3686 South Centinela Ave                Los Angeles             CA       90066
   144    9023 Alcott Street                        9023 Alcott Street                      Los Angeles             CA       90035
   145    944 6th Street                            944 6th Street                          Santa Monica            CA       90403






                                                                                                  Occupancy
  Loan                                      Year             Year    # of Units/  Occupancy      Percentage    Appraised  Appraisal
 Number               Property Type         Built         Renovated    Sq Ft      Percentage   as of Date (1)    Value      Date
------------------------------------------------------------------------------------------------------------------------------------
    1     Anchored Retail                  Various                      873,035     96.05          12/1/98     91,500,000  Various
   1.1    Anchored Retail                   1983             1989       114,152      100           12/1/98     13,600,000  9/23/98
   1.2    Anchored Retail                   1993                        172,386      100           12/1/98     16,100,000  9/22/98
   1.3    Anchored Retail                1971, 1984                     144,119      100           12/1/98      9,300,000  9/30/98
   1.4    Anchored Retail                   1986                        147,950     88.22          12/1/98     11,600,000  9/22/98
   1.5    Anchored Retail                   1982             1986       177,097     94.92          12/1/98     25,100,000  9/25/98
   1.6    Anchored Retail                   1983                        117,331     93.16          12/1/98     15,800,000  9/25/98
    2     Office/Retail                     1904             1993       293,237      94.3          2/5/99      70,000,000  6/30/98
    3     Congregate Care/                1990-1991                         250      99.2         12/31/98     29,500,000  3/27/98
           Retirement Community
    4     Hotel                             1990                            274      84.5         1998 Avg.    36,000,000  10/2/97
    5     Hotel                       1908, 1985, 1989    1982-1989         156      86.1         1998 Avg.    30,000,000  10/1/97
    6     Office                            1972                        299,667     94.57          3/25/99     27,900,000 11/18/97
    7     Office                            1969             1989       198,733      99.3         12/31/98     25,175,000  7/20/98
    8     Multifamily                      Various         Various          532     88.21         12/31/98     19,900,000  7/14/98
   8.1    Multifamily                       1971                            258      84.2         12/31/98      9,500,000  7/14/98
   8.2    Multifamily                       1974             1995           136      94.1         12/31/98      5,000,000  7/14/98
   8.3    Multifamily                       1971                            138      89.9         12/31/98      5,400,000  7/14/98
    9     Anchored Retail                   1962          1975, 1995    255,524      100           9/30/98     19,400,000  7/16/98
   10     Multifamily                     1990-1991                         226      97.5         1998 Avg.    18,670,000  6/12/98
   11     Office                            1985                         98,255      100           2/9/99      17,700,000  9/23/97
   12     Mobile Home Park               1960, 1970                         440      99.3         12/31/98     20,300,000  6/23/98
   13     Various                          Various                   279/14,650  98.90/100.00      Various     17,570,000  Various
  13.1    Multifamily                       1983                             59      100          12/31/98      2,720,000  1/29/98
  13.2    Multifamily                       1988                            220      98.6          3/12/99     13,000,000  1/28/98
  13.3    Unanchored Retail                 1955                         14,650      100          12/31/98      1,850,000  2/9/98
   14     Office                          1997-1998                     108,512      100          11/25/98     16,100,000  6/19/98
   15     Multifamily                     1987-1988                         208       97          1998 Avg.    13,900,000  6/12/98
   16     Congregate Care/                  1988                            200       87          12/31/98     15,690,000  3/27/98
           Retirement Community
   17     Anchored Retail                   1994                        142,152      100           9/30/98     14,350,000  8/25/97
   18     Multifamily                     1997-1998                         120      99.6          9/25/98     14,500,000  7/10/98
   19     Various                          Various                       93,366     88.32         12/31/98     12,175,000  Various
  19.1    Office                          1989-1990                      15,075     95.62         12/31/98      1,900,000  6/24/98
  19.2    Office/Retail                     1995                         22,549     96.34         12/31/98      2,800,000  7/2/98
  19.3    Office                          1996-1997                      25,756     81.36         12/31/98      3,300,000  6/24/98
  19.4    Office                         1989, 1991                      15,000     70.21         12/31/98      1,700,000  6/24/98
  19.5    Unanchored Retail                 1985                          5,450     97.28         12/31/98        625,000  7/1/98
  19.6    Unanchored Retail                 1990                          6,536      100          12/31/98      1,000,000  7/1/98
  19.7    Unanchored Retail                  NAV                          3,000      100          12/31/98        850,000  7/1/98
   20     Office                            1989                        136,448      99.2          1/15/99     14,000,000  9/10/98
   21     Multifamily                       1984             1997           219      93.2          2/10/99     12,125,000  5/6/98
   22     Multifamily                     1994-1996                         165      96.4          1/31/99     11,600,000  7/20/98
   23     Office                         1987, 1989                     107,052     99.21          1/15/99     10,500,000  5/4/98
   24     Anchored Retail                   1988                         92,429      95.7          9/1/98      10,600,000  4/6/98
   25     Multifamily                       1968          1996, 1997        256     93.75         12/31/98      9,950,000  8/26/98
   26     Multifamily                      Various                          147      100          12/31/98     10,450,000  1/28/98
  26.1    Multifamily                       1935                             75      100          12/31/98      5,550,000  1/28/98
  26.2    Multifamily                       1963                             72      100          12/31/98      4,900,000  1/28/98
   27     Multifamily                       1969                            150      99.3         11/11/98     11,400,000  2/11/98
   28     Hotel                             1987                            171      72.5         1998 Avg.    10,550,000  9/23/97
   29     Office                            1988                        102,516      100           3/1/99       9,600,000  9/23/98
   30     Office                            1963             1996        93,906      100           9/30/98     10,900,000  6/12/98
   31     Multifamily                       1989                            180     91.67          9/30/98      8,700,000  3/2/98
   32     Anchored Retail           1963-1967, 1977, 1994               128,079      93.8          9/30/98      8,750,000  5/28/98
   33     Anchored Retail                 1979-1981                      76,404     97.42         12/31/98      8,600,000  7/1/98
   34     Multifamily                    1990, 1993                         200      95.5          2/8/99       8,280,000  5/29/98
   35     Office                            1988                         80,240       98           1/11/99      8,800,000  4/9/97
   36     Industrial                      1991-1994                     150,000      100           12/7/98      8,600,000  7/22/98
   37     Multifamily                     1988-1991                         200       93           9/30/98      8,000,000 11/17/97
   38     Multifamily                       1989                            220       95           9/22/98      8,000,000  5/26/98
   39     Multifamily                 1989, 1990, 1992                      112      99.1         1998 Avg.     7,780,000  8/10/98
   40     Office/Retail                     1988                         63,458      91.8          9/30/98      7,800,000 10/15/97
   41     Multifamily                       1966                            168     95.83         12/31/98      7,550,000  4/1/99
   42     Multifamily                    1987- 1989                         118       99          12/31/98      7,850,000  6/2/98
   43     Anchored Retail                   1987                         90,745       82           9/14/98      7,300,000  9/1/98
   44     Office                            1928          1995-1997      92,172      100          12/31/98      9,300,000 11/18/97
   45     Multifamily                       1973           Various          160      97.5         12/31/98      7,200,000  2/12/98
  45.1    Multifamily                       1973                             60      100          12/31/98      3,050,000  2/12/98
  45.2    Multifamily                       1973                            100       96           3/11/99      4,150,000  2/12/98
   46     Hotel                             1994                            142      76.5         1998 Avg.     8,000,000  6/19/98
   47     Office                            1924             1987       132,943      86.8          8/21/98      8,640,000 11/18/97
   48     Hotel                             1997                             90      79.2         1998 Avg.     7,300,000  9/16/98
   49     Multifamily                       1998                            144     93.75          1/1/99       7,000,000  7/13/98
   50     Office                         1974, 1981          1988        59,770      100           4/6/99       9,650,000  4/23/98
   51     Unanchored Retail                 1988                         74,097      94.4         12/15/98      7,900,000  9/19/97
   52     Congregate Care/                  1988                            132      84.6          9/30/98      7,300,000  4/7/98
           Retirement Community
   53     Hotel                           1965-1990       1996-1997         164     64.62      T12 ending 5/98  6,800,000  6/18/98
   54     Multifamily                       1970                            140      94.3          2/10/99      6,200,000 11/18/97
   55     Office                          1968-1971                     274,175      93.8          3/1/99       8,600,000  9/8/97
   56     Multifamily                       1973             1996           305      94.1          11/6/98      6,300,000  12/1/97
   57     Office/Retail                     1916          1982, 1993     54,883      96.3         12/31/98      7,200,000  7/20/98
   58     Hotel                           1986-1994                         114      72.9        YTD 9/30/98    6,350,000  5/22/98
   59     Anchored Retail                   1973                         53,284      100          12/31/98      6,600,000 11/15/97
   60     Unanchored Retail                Various         Various       73,976     96.08         12/31/98      6,000,000  4/1/98
  60.1    Unanchored Retail               1980-1992                      32,244       91          12/31/98      2,200,000  4/1/98
  60.2    Unanchored Retail                 1993                         15,500      100          12/31/98      1,500,000  4/1/98
  60.3    Unanchored Retail              1988, 1991                      26,232      100          12/31/98      2,300,000  4/1/98
   61     Unanchored Retail                 1981             1996        44,624       93          12/31/98      6,000,000  1/12/98
   62     Industrial                      1992-1997                     177,550      100           3/11/99      5,800,000  8/19/98
   63     Nursing Home                   1968, 1970                         190       90          1998 Avg.     5,500,000  4/30/98
   64     Office                            1978                         34,611      100          12/31/98      6,900,000  9/1/98
   65     Anchored Retail                   1985                        124,844      98.6          3/22/99      5,000,000  11/5/97
   66     Industrial/Office             1877, 1960's         1990       185,602      84.6          2/15/99      6,600,000  5/22/98
   67     Industrial                        1970             1995        95,000      100          12/31/98      5,400,000  9/1/97
   68     Office                            1990                         48,481      100           11/5/98      5,285,000  9/4/97
   69     Anchored Retail                   1992                         38,899      100          12/31/98      5,100,000  8/4/98
   70     Unanchored Retail               1962-1975          1989        51,115      100           2/4/99       5,100,000  8/6/98
   71     Multifamily                       1969                            108      100           2/10/99      4,800,000 11/18/97
   72     Multifamily                       1968                            183      95.6          9/30/98      4,800,000  7/29/98
   73     Unanchored Retail                 1982             1996        49,302      100          12/29/98      4,850,000  9/15/98
   74     Unanchored Retail                 1985                         70,165      100           9/30/98      5,150,000  7/31/98
   75     Multifamily                     1971-1972                         132      96.2          2/10/99      4,650,000 11/18/97
   76     Anchored Retail                   1990                         75,111     90.41          8/25/98      4,800,000  9/30/98
   77     Industrial                      1956-1967                      86,249      100          12/31/98      4,700,000  7/1/98
   78     Anchored Retail             1969, 1985, 1986       1985        54,086     97.34         12/31/98      4,600,000  7/15/98
   79     Multifamily                       1962                             77      97.3         12/31/98      5,600,000 11/11/97
   80     Hotel                             1997                             83      71.9         1998 Avg.     4,700,000 11/24/98
   81     Office/Retail                  1880, 1980          1980        42,622     91.41         12/31/98      4,300,000  7/2/98
   82     Multifamily                       1987                            108      98.1         10/26/98      4,300,000  2/4/98
   83     Office                            1984                         62,783      100           2/5/99       5,440,000  5/14/98
   84     Hotel                             1977                             99       77         YTD 9/30/98    4,300,000  10/5/98
   85     Multifamily                      1940's            1974           108      100          12/31/98      4,300,000  12/1/97
   86     Multifamily                     1972-1974                         141      95.7          2/10/99      3,800,000 11/15/97
   87     Office                         1963, 1985          1993        39,891      100           2/15/99      4,120,000  8/20/98
   88     Anchored Retail                   1998                         30,000      100          12/31/98      3,800,000  8/14/98
   89     Hotel                             1996                             84       68          1998 Avg.     4,500,000  9/16/98
   90     Multifamily                       1984                            122      96.7          9/30/98      3,770,000  7/27/98
   91     Multifamily                       1964                            156      87.2         12/31/98      3,500,000  10/2/97
   92     Unanchored Retail                 1987                         46,400      84.8         12/31/98      4,400,000  1/23/98
   93     Multifamily                       1990                             36      100           9/30/98      3,500,000  3/20/98
   94     Unanchored Retail               1989-1991                      31,013     95.49          3/10/99      3,800,000  7/10/98
   95     Multifamily                       1972             1990            81     93.83          9/30/98      3,350,000  2/6/98
   96     Unanchored Retail                 1993                         38,655      96.9          1/6/99       4,975,000  8/17/98
   97     Multifamily                       1968                             87      98.9          2/10/99      3,200,000 11/18/97
   98     Unanchored Retail                 1978          1993, 1994     90,850      68.6         12/31/98      6,200,000  7/23/97
   99     Unanchored Retail                 1989                         33,506      98.2          9/30/98      3,875,000  7/15/98
   100    Unanchored Retail                 1973                         72,420      100          12/31/98      3,100,000  8/13/97
   101    Office                            1985                         22,000      100          12/31/98      5,000,000  5/1/98
   102    Multifamily                       1971                             85      98.8          2/10/99      2,900,000 11/18/97
   103    Industrial/Office                 1989                         49,591      100           3/11/99      3,600,000  8/18/97
   104    Office/Retail                    1880's            1975        30,119      94.4          7/22/98      3,100,000  7/2/98
   105    Office                            1979                         17,800      100          12/31/98      3,200,000  3/24/98
   106    Anchored Retail                   1989                         54,010      100           2/12/99      2,900,000  10/8/97
   107    Multifamily                       1968                             36      100          12/31/98      3,450,000  8/13/98
   108    Multifamily                       1986                             96       99           1/4/99       2,850,000  12/1/97
   109    Anchored Retail                   1940             1995        10,050      100           1/13/99      3,100,000  6/15/98
   110    Multifamily                       1970                             55      100           2/10/99      2,500,000 11/18/97
   111    Anchored Retail                 1977-1980                     126,521     92.08         12/31/98      3,800,000  5/13/98
   112    Multifamily                       1969                             82      95.1          2/10/99      2,500,000 11/18/97
   113    Multifamily                       1973                             56      89.3          9/30/98      2,800,000  1/31/98
   114    Office                          1984-1998                      41,918      93.8          2/9/99       3,100,000  7/23/98
   115    Multifamily                       1984                            159     96.86          9/30/98      2,700,000  5/6/98
   116    Office                         1988, 1990                      39,150      100           9/30/98      2,800,000  12/4/97
   117    Multifamily                       1967                             64      90.6          2/10/99      2,350,000 11/18/97
   118    Anchored Retail                   1983                         34,810      100          12/31/98      3,350,000  7/1/97
   119    Hotel                             1990                             74     76.67      1st 6 Mos. 1998  3,000,000  8/5/98
   120    Multifamily                       1974                            156      95.5          9/30/98      3,065,000  4/2/97
   121    Industrial/Office                 1997                         30,562      100           3/10/99      2,360,000  1/21/98
   122    Nursing Home                      1970             1985           135     94.77        YTD 9/30/98    3,400,000  7/27/98
   123    Multifamily                       1968                             48      97.9          2/10/99      2,050,000 11/18/97
   124    Multifamily                       1974             1991            61      96.7         12/31/98      2,070,000  8/31/98
   125    Multifamily                       1967                             48      100           2/10/99      2,050,000 11/18/97
   126    Industrial/Office               1917-1963          1989        72,127      94.8         12/31/98      2,800,000  5/12/98
   127    Multifamily                       1973             1991           132      94.7         12/28/98      2,300,000  6/9/98
   128    Unanchored Retail                 1986                         33,341      96.7          1/22/99      2,250,000  5/2/98
   129    Multifamily                       1972                            132      94.7         12/28/98      2,600,000 12/20/97
   130    Multifamily                       1968                             50      100           2/10/99      2,100,000 11/18/97
   131    Multifamily                     1968-1969                          36      100          12/31/98      2,100,000  4/30/98
   132    Multifamily                       1970                             31      100           11/1/98      1,900,000  1/26/98
   133    Multifamily                       1968                             30      96.7          11/1/98      2,290,000  1/19/98
   134    Anchored Retail                   1997                         10,722      100          12/31/98      1,750,000  6/16/97
   135    Multifamily                       1974                             88      94.3         12/31/98      2,300,000 11/24/97
   136    Multifamily                       1972                             46      97.8          11/1/98      1,510,000  1/21/98
   137    Multifamily                       1968                             44      97.7         11/30/98      1,360,000  1/28/98
   138    Multifamily                       1971                             86     95.35          11/9/98      1,500,000 11/24/97
   139    Multifamily                     1975-1976                          24      87.5         12/31/98      1,100,000  5/1/98
   140    Multifamily                       1971                             15      93.3          11/1/98      1,270,000  1/20/98
   141    Multifamily                       1972                             14      100           11/1/98      1,100,000  1/20/98
   142    Multifamily                       1971                             47      85.1          2/10/99        850,000 11/18/97
   143    Multifamily                       1964                             20      100           11/1/98        800,000  1/23/98
   144    Multifamily                       1965                             11      100           11/1/98      1,020,000  1/19/98
   145    Multifamily                       1969                              9      88.9          11/1/98        760,000  1/20/98



                                                                                      Mortgage
                                                                               Net    Interest
                                 Cut-off    Crossed   Related     Mortgage   Mortgage   Rate       Annual   Remaining  Remaining
   Loan  Original  Original        Date      Loan      Loan       Interest  Interest  Accrual       Debt      Term    Amortization
  Number    LTV     Balance      Balance   Group(2)   Group(3)      Rate     Rate(4)  Basis(5)     Service   (months)   (months)
---------------------------------------------------------------------------------------------------------------------------------
    1      59.13   54,100,000   54,005,058                         7.3000     7.2265  ACT/360     4,450,726    118        358
   1.1     69.49    9,450,000
   1.2     37.27    6,000,000
   1.3     59.14    5,500,000
   1.4     58.19    6,750,000
   1.5     63.75   16,000,000
   1.6     65.82   10,400,000
    2      64.29   45,000,000   44,718,226                         6.8800     6.7565  ACT/360     3,549,220    112        352
    3      77.19   22,770,000   22,611,340               B         7.3800     7.3065  ACT/360     1,888,132     50        350
    4      62.5    22,500,000   22,136,849                         7.6900     7.6065   30/360     2,028,764    166        286
    5       70     21,000,000   20,615,521                         7.7800     7.7065   30/360     1,908,395    104        284
    6      68.46   19,100,000   18,816,306                         7.5600     7.4365   30/360     1,661,074    105        309
    7      72.29   18,200,000   18,094,729               E         6.7200     6.5965  ACT/360     1,412,186    113        353
    8      77.99   15,520,000   15,427,289                         6.5700     6.4965  ACT/360     1,185,750    113        353
   8.1     77.99    7,409,045
   8.2     77.99    3,899,498
   8.3     77.99    4,211,457
    9      77.32   15,000,000   14,903,288                         6.7500     6.6765  ACT/360     1,167,477    112        352
    10     79.81   14,900,000   14,815,846               A         6.8300     6.7565  ACT/360     1,169,217    113        353
    11     74.29   13,150,000   12,995,538                         7.4500     7.3665   30/360     1,097,963    105        345
    12     64.04   13,000,000   12,926,896                         6.8500     6.7265  ACT/360     1,022,204    113        353
    13     70.57   12,400,000   12,313,405               D         7.1100     7.0365  ACT/360     1,062,152    114        294
   13.1    70.57    1,919,636
   13.2    70.57    9,174,730
   13.3    70.57    1,305,634
    14     76.4    12,300,000   12,211,872                         7.2700     7.1465   30/360     1,008,895    123        351
    15     79.86   11,100,000   11,037,308               A         6.8300     6.7565  ACT/360       871,028    113        353
    16     70.11   11,000,000   10,922,442               B         7.3300     7.2565  ACT/360       907,646     50        350
    17     74.91   10,750,000   10,566,090                         7.7800     7.7065   30/360       976,916    165        285
    18     68.5     9,931,813    9,833,862                         7.1400     7.0665   30/360       853,026    112        292
    19     78.73    9,585,000    9,535,979               A         7.2800     7.2065  ACT/360       786,981    113        353
   19.1    78.73    1,495,811
   19.2    78.73    2,204,353
   19.3    78.73    2,597,988
   19.4    78.73    1,338,357
   19.5    78.73      492,043
   19.6    78.73      787,269
   19.7    78.73      669,179
    20     64.29    9,000,000    8,960,818                         6.7500     6.6765   30/360       700,486    115        355
    21     74.23    9,000,000    8,935,630                         6.7500     6.6265  ACT/360       700,486     75        351
    22     77.03    8,935,000    8,892,185               F         6.8100     6.7365  ACT/360       699,709    114        354
    23     78.57    8,250,000    8,193,057                         7.4200     7.3465  ACT/360       686,807    110        350
    24     77.36    8,200,000    8,134,393                         7.2600     7.1365   30/360       671,929    110        350
    25     80.4     8,000,000    7,962,004                         6.8500     6.7265  ACT/360       629,049    114        354
    26     76.56    8,000,000    7,944,132               D         7.1100     7.0365  ACT/360       685,259    114        294
   26.1    76.56    4,248,804
   26.2    76.56    3,751,196
    27     66.67    7,600,000    7,527,788                         6.8800     6.8065   30/360       599,424    109        349
    28     71.09    7,500,000    7,373,083                         7.8500     7.7765   30/360       685,715    105        285
    29      75      7,200,000    7,178,332                         7.1500     7.0265  ACT/360       583,551    116        356
    30     66.06    7,200,000    7,146,813                         7.7400     7.6665  ACT/360       652,037    113        293
    31     80.46    7,000,000    6,935,386                         7.0300     6.9065   30/360       560,548    109        349
    32     77.14    6,750,000    6,705,520                         7.0800     7.0065   30/360       543,254    112        352
    33     77.03    6,625,000    6,589,733               A         7.1000     7.0265  ACT/360       534,265    113        353
    34     79.71    6,600,000    6,560,874                         7.1200     6.9965  ACT/360       533,318    112        352
    35      75      6,600,000    6,529,416                         7.9300     7.8565   30/360       577,281    105        345
    36     75.58    6,500,000    6,464,783                         7.0200     6.9465  ACT/360       519,984    113        353
    37     77.38    6,190,000    6,112,805                         7.1400     7.0165   30/360       501,190    105        345
    38      75      6,000,000    5,962,345                         6.8700     6.7965  ACT/360       472,748    112        352
    39     74.1     5,765,000    5,736,695                         6.7000     6.6265  ACT/360       446,403    114        354
    40     74.36    5,800,000    5,730,423                         7.6900     7.6165   30/360       495,740    104        344
    41     76.16    5,750,000    5,712,634                         7.1600     7.0365  ACT/360       466,497     51        351
    42     70.06    5,500,000    5,466,333                         6.9800     6.8565  ACT/360       438,213    112        352
    43      75      5,475,000    5,449,855                         7.0000     6.9265  ACT/360       437,104    114        354
    44     59.14    5,500,000    5,405,466                         7.7500     7.6765   30/360       498,517    105        285
    45     73.61    5,300,000    5,262,988               D         7.1100     7.0365  ACT/360       453,984    114        294
   45.1    73.61    2,245,139
   45.2    73.61    3,054,861
    46     66.25    5,300,000    5,251,997                         7.2600     7.1865  ACT/360       460,115    112        292
    47     61.92    5,350,000    5,228,177                         8.0750     8.0015   30/360       539,995    167        227
    48     71.64    5,230,000    5,209,338               G         8.1000     7.9565  ACT/360       488,557    116        296
    49     74.29    5,200,000    5,170,246                         6.7700     6.6465  ACT/360       405,555    113        353
    50     53.89    5,200,000    5,164,160                         6.9100     6.8365  ACT/360       411,384    171        351
    51     65.82    5,200,000    5,143,618                         7.8600     7.7865   30/360       451,794    105        345
    52     68.49    5,000,000    4,951,906                         7.3000     7.2265   30/360       435,619    112        292
    53     73.53    5,000,000    4,937,239                         7.4400     7.3665  ACT/360       481,157    113        233
    54      80      4,960,000    4,869,164     1         C         7.3400     7.2665   30/360       433,672    105        285
    55     56.4     4,850,000    4,783,961                         7.7500     7.6265   30/360       439,601    108        288
    56     76.51    4,820,000    4,767,311     5                   7.0500     6.9765   30/360       386,755    107        347
    57     65.14    4,690,000    4,662,873               E         6.7200     6.5965  ACT/360       363,909    113        353
    58     72.44    4,600,000    4,563,055                         7.2600     7.1865  ACT/360       399,345    113        293
    59     68.18    4,500,000    4,469,618                         7.6800     7.6065   30/360       405,399    114        294
    60      75      4,500,000    4,386,203                         7.2200     7.1465   30/360       492,033    172        172
   60.1     75      1,650,000
   60.2     75      1,125,000
   60.3     75      1,725,000
    61     73.33    4,400,000    4,341,724                         7.3500     7.2765   30/360       385,050    109        289
    62     74.14    4,300,000    4,279,623                         6.8600     6.7365  ACT/360       338,458    114        354
    63     73.91    4,065,000    4,020,946                         7.3100     7.2365   30/360       354,473    111        291
    64     57.97    4,000,000    3,974,027                         6.7500     6.6765   30/360       331,638    115        295
    65      80      4,000,000    3,955,556                         7.1500     7.0765   30/360       343,861    111        291
    66     60.61    4,000,000    3,954,649                         7.0200     6.8965   30/360       339,867    111        291
    67     74.07    4,000,000    3,920,471                         7.6600     7.5865   30/360       359,726    103        283
    68     74.93    3,960,000    3,911,300                         7.8900     7.7665   30/360       345,048     67        343
    69      75      3,825,000    3,809,242                         6.8000     6.6765  ACT/360       299,234    115        355
    70     74.51    3,800,000    3,773,555               F         7.1300     7.0565  ACT/360       326,083    114        294
    71      80      3,840,000    3,769,675     2         C         7.3400     7.2665   30/360       335,746    105        285
    72     78.33    3,760,000    3,749,572                         7.2500     7.1765  ACT/360       296,198    114        414
    73     74.74    3,625,000    3,616,649               I         7.3600     7.2865  ACT/360       299,999    117        357
    74     69.9     3,600,000    3,575,338                         7.2200     7.1465  ACT/360       311,418    114        294
    75     77.42    3,600,000    3,534,071     1         C         7.3400     7.2665   30/360       314,762    105        285
    76     74.58    3,580,000    3,501,658                         7.4300     7.3065   30/360       451,701    139        139
    77     73.4     3,450,000    3,422,244                         7.2500     7.1765  ACT/360       299,242    113        293
    78      75      3,450,000    3,421,080                         7.0100     6.9365  ACT/360       292,871    113        293
    79     61.43    3,440,000    3,375,137                         7.1500     7.0765   30/360       295,720    165        285
    80      70      3,290,000    3,279,603               G         8.0300     7.8865  ACT/360       305,498    117        297
    81     76.05    3,270,000    3,253,164               A         7.2500     7.1765  ACT/360       267,686    113        353
    82     75.81    3,260,000    3,233,352               J         7.1500     7.0765   30/360       264,219    110        350
    83     59.74    3,250,000    3,219,882                         7.1300     7.0565  ACT/360       278,887    112        292
    84     69.77    3,000,000    2,981,380                         8.5000     8.3765  ACT/360       312,416    116        236
    85     69.77    3,000,000    2,956,425                         6.8100     6.7365   30/360       243,172    107        311
    86     78.95    3,000,000    2,945,059     1         C         7.3400     7.2665   30/360       262,302    105        285
    87     70.39    2,900,000    2,845,448                         7.0000     6.9265  ACT/360       312,792    174        174
    88      75      2,850,000    2,795,712                         6.8600     6.7865  ACT/360       304,729    174        174
    89     62.22    2,800,000    2,789,231               G         8.2500     8.1065  ACT/360       264,919    116        296
    90     74.27    2,800,000    2,786,253                         6.7000     6.6265  ACT/360       216,813    114        354
    91      80      2,800,000    2,758,573                         7.8200     7.7465   30/360       262,699     73        265
    92     63.64    2,800,000    2,757,949                         7.1200     7.0465   30/360       240,056    108        288
    93     77.14    2,700,000    2,682,069                         7.0400     6.9665   30/360       216,429    112        352
    94     71.05    2,700,000    2,678,240               K         7.2400     7.1665  ACT/360       233,981    113        293
    95      80      2,680,000    2,592,746                         6.8600     6.7365   30/360       276,345    181        181
    96     51.57    2,565,400    2,558,771                         7.2500     7.1765  ACT/360       222,515    142        298
    97     79.69    2,550,000    2,503,300     2         C         7.3400     7.2665   30/360       222,956    105        285
    98     40.32    2,500,000    2,476,733                         7.5100     7.4365   30/360       221,892    112        292
    99     61.94    2,400,000    2,389,704                         7.3000     7.2265  ACT/360       197,444    114        354
   100      75      2,325,000    2,284,223                         7.6200     7.5465   30/360       208,361    105        285
   101      46      2,300,000    2,279,711               K         6.9800     6.9065   30/360       194,719    113        293
   102      80      2,320,000    2,277,512     2         C         7.3400     7.2665   30/360       202,847    105        285
   103     63.89    2,300,000    2,256,900                         7.6300     7.5565   30/360       206,301    104        284
   104     73.06    2,265,000    2,246,777               A         7.2500     7.1765  ACT/360       196,459    113        293
   105     67.19    2,150,000    2,132,323                         7.1200     6.9965   30/360       173,732    110        350
   106     74.14    2,150,000    2,130,064                         7.4700     7.3965   30/360       179,868    168        348
   107     60.87    2,100,000    2,083,883                         6.5600     6.4865  ACT/360       171,098    114        294
   108     72.98    2,080,000    2,057,263     5                   7.0500     6.9765   30/360       166,899    107        347
   109     64.52    2,000,000    1,984,402                         7.4300     7.3565  ACT/360       176,267    113        293
   110      80      2,000,000    1,963,373     1         C         7.3400     7.2665   30/360       174,868    105        285
   111     52.63    2,000,000    1,948,694                         7.0500     6.9265   30/360       216,390    172        172
   112     79.2     1,980,000    1,943,739     2         C         7.3400     7.2665   30/360       173,119    105        285
   113     69.64    1,950,000    1,925,854               J         7.1500     7.0765   30/360       167,632    110        290
   114     61.29    1,900,000    1,890,592                         7.0400     6.9665   30/360       152,302    114        354
   115     70.37    1,900,000    1,886,174                         6.9900     6.9165  ACT/360       154,801    112        328
   116     67.86    1,900,000    1,875,225                         7.4500     7.3265   30/360       167,749     73        289
   117      80      1,880,000    1,845,570     2         C         7.3400     7.2665   30/360       164,376    105        285
   118     55.22    1,850,000    1,824,810               I         7.7500     7.6265   30/360       167,683    108        288
   119      60      1,800,000    1,779,678                         7.0000     6.9265  ACT/360       167,465    114        234
   120     55.46    1,700,000    1,664,917                         7.8100     7.7365   30/360       154,892    162        282
   121     69.92    1,650,000    1,630,654                         7.5000     7.4265   30/360       146,320    110        290
   122     48.09    1,635,000    1,620,846                         6.8200     6.7465  ACT/360       136,425    113        293
   123      80      1,640,000    1,609,966     1         C         7.3400     7.2665   30/360       143,391    105        285
   124     77.29    1,600,000    1,588,212                         6.8000     6.6765  ACT/360       133,262    114        294
   125     77.07    1,580,000    1,551,064     2         C         7.3400     7.2665   30/360       138,145    105        285
   126     55.36    1,550,000    1,525,905                         7.0700     6.9465   30/360       144,988    112        232
   127     65.22    1,500,000    1,486,510               L         7.3000     7.1765  ACT/360       130,686    112        292
   128     66.67    1,500,000    1,485,030                         7.3200     7.2465  ACT/360       130,918    111        291
   129     57.69    1,500,000    1,478,629               L         7.4600     7.3865   30/360       132,550    108        288
   130     67.86    1,425,000    1,398,903     2         C         7.3400     7.2665   30/360       124,593    105        285
   131     66.05    1,387,000    1,373,828                         6.9900     6.9165  ACT/360       117,530    112        292
   132     71.58    1,360,000    1,348,191               H         7.6000     7.4765   30/360       118,711    171        315
   133     58.95    1,350,000    1,338,073               H         7.5000     7.3765   30/360       116,759    171        315
   134     78.29    1,370,000    1,336,709                         8.1800     8.1065   30/360       139,358    226        226
   135     58.7     1,350,000    1,316,504               M         7.3500     7.2765   30/360       129,024    167        227
   136     75.83    1,145,000    1,134,884               H         7.5000     7.3765   30/360        99,029    171        315
   137     79.41    1,080,000    1,062,430                         7.1400     7.0665   30/360        92,759    107        287
   138     66.67    1,000,000      975,188               M         7.3500     7.2765   30/360        95,574    167        227
   139     77.27      850,000      842,265                         6.7800     6.7065   30/360        70,666    113        293
   140     64.96      825,000      817,711               H         7.5000     7.3765   30/360        71,353    171        315
   141     60.45      665,000      659,125     3         H         7.5000     7.3765   30/360        57,515    171        315
   142     77.65      660,000      647,913     1         C         7.3400     7.2665   30/360        57,706    105        285
   143     70.63      565,000      560,094     4         H         7.6000     7.4765   30/360        49,317    171        315
   144     51.47      525,000      520,362     3         H         7.5000     7.3765   30/360        45,406    171        315
   145     59.87      455,000      451,049     4         H         7.6000     7.4765   30/360        39,716    171        315





                                  ARD
                                 Final                                                            YM
   Loan              Maturity  Maturity   Balloon    Mat Date  Lock-out  Defeasance    YM     Provision
  Number   Orig Date Date (6)    Date     Balance     LTV (7)  End Date   End Date  End Date     (8)     Fixed Penalties (9)
-----------------------------------------------------------------------------------------------------------------------------
    1        1/26/99    2/1/09  2/1/29    47,542,457    51.96  3/31/01   10/31/08
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
    2        7/22/98    8/1/08  8/1/18    39,126,234    55.89  7/31/01   4/30/08
    3        4/30/98    6/1/03            21,662,733    73.43  6/30/01              2/28/03       YM1
    4        1/16/98    2/1/13  2/1/23    14,124,445    39.23  1/31/01   1/31/05    7/31/12       YM2
    5       11/21/97   12/1/07            16,864,657    56.22 12/31/01              5/31/07       YM1
    6       12/11/97    1/1/08            15,870,012    56.88  1/31/02              6/30/07       YM1
    7        8/26/98    9/1/08  9/1/28    15,753,815    62.58  3/31/01   5/31/08
    8         8/4/98    9/1/08            13,378,699    67.23  8/31/01   4/30/08
   8.1
   8.2
   8.3
    9        7/29/98    8/1/08            12,996,281    66.99  8/31/01   4/30/08
    10       8/20/98    9/1/08  9/1/28    12,935,909    69.29  9/30/03              5/31/08       YM1
    11      12/11/97    1/1/08            11,400,935    64.41  1/31/03              6/30/07       YM1
    12       8/13/98    9/1/08            11,292,448    55.63  9/30/03              5/31/08       YM1
    13       9/14/98   10/1/08  10/1/13    9,954,396    56.66 10/31/01   9/30/03    6/30/08       YM1
   13.1
   13.2
   13.3
    14       6/30/98    7/1/09            10,376,204    64.45  7/31/03             12/31/08       YM1
    15       8/19/98    9/1/08  9/1/28     9,636,818    69.33  9/30/03              5/31/08       YM1
    16       5/12/98    6/1/03            10,459,242    66.66  6/30/01              2/28/03       YM1
    17      11/28/97    1/1/13             6,774,641    47.21  1/31/03             12/31/09       YM1
    18       7/31/98    8/1/08             7,840,251    54.07  4/30/08
    19       8/21/98    9/1/08  9/1/28     8,420,766    69.16  9/30/03              5/31/08       YM1
   19.1
   19.2
   19.3
   19.4
   19.5
   19.6
   19.7
    20      10/16/98   11/1/08             7,677,090    54.84 10/31/01   7/31/08
    21       6/16/98    7/1/05             8,248,425    68.03  7/31/02              3/31/05       YM1
    22        9/4/98   10/1/08  10/1/28    7,753,848    66.84  8/31/01   6/30/08
    23       5/22/98    6/1/08             7,275,281    69.29  6/30/03             11/30/07       YM1
    24        5/8/98    6/1/08             7,079,060    66.78  6/30/03             11/30/07       YM1
    25       9/25/98   10/1/08  10/1/28    6,949,953    69.85 10/31/03              6/30/08       YM1
    26       9/21/98   10/1/08  10/1/13    6,422,191    61.46 10/31/01   9/30/03    6/30/08       YM1
   26.1
   26.2
    27       4/10/98    5/1/08             6,503,214    57.05  5/31/03             10/31/07       YM1
    28      12/31/97    1/1/08             6,034,020    57.19  1/31/04                                  4%-12,3%-12,2%-12,1%-5,0%-6
    29       11/5/98   12/1/08             6,304,730    65.67 12/31/03              8/31/08       YM1
    30        9/1/98    9/1/08  9/1/18     5,889,958    54.04  2/29/08
    31        4/1/98    5/1/08             6,011,098    69.09  5/31/03             10/31/07       YM1
    32       7/24/98    8/1/08             5,803,191    66.32  8/31/03              1/31/08       YM1
    33       8/21/98    9/1/08  9/1/28     5,793,155    67.36  9/30/03              5/31/08       YM1
    34       7/31/98    8/1/08             5,775,178    69.75  8/31/03              4/30/08       YM1
    35      12/31/97    1/1/08             5,781,448    65.70  1/31/02              6/30/07       YM1
    36       8/31/98    9/1/08             5,671,892    65.95  9/30/03              5/31/08       YM1
    37      12/23/97    1/1/08             5,329,149    66.61  1/31/04              6/30/07       YM1
    38       7/17/98    8/1/08             5,215,428    65.19  8/31/03              4/30/08       YM1
    39       9/15/98   10/1/08             4,987,943    64.11 10/31/03              6/30/08       YM1
    40      11/20/97   12/1/07             5,054,959    64.81 12/31/01              5/31/07       YM1
    41       6/11/98    7/1/03             5,457,043    72.28  7/31/01              3/31/03       YM1
    42        7/2/98    8/1/08             4,794,896    61.08  8/31/03              4/30/08       YM1
    43       9/24/98   10/1/08             4,775,490    65.42 10/31/03              6/30/08       YM1
    44      12/19/97    1/1/08             4,413,487    47.46  1/31/03              6/30/07       YM1
    45       9/14/98   10/1/08  10/1/13    4,254,701    59.09 10/31/01   9/30/03    6/30/08       YM1
   45.1
   45.2
    46       7/29/98    8/1/08             4,274,533    53.43  8/31/03              4/30/08       YM1
    47        2/2/98    3/1/13             2,215,384    25.64  3/31/05                                  7%-12,6%-12,5%-12,4%-12,
                                                                                                         3%-12,2%-12,1%-11,0%-12
    48      11/24/98   12/1/08             4,323,790    59.23 12/31/02   8/31/08
    49       8/31/98    9/1/08             4,507,221    64.39  9/30/01   5/31/08
    50       6/25/98    7/1/13             3,963,882    41.08  7/31/01   6/30/12
    51      12/23/97    1/1/08             4,548,423    57.57  1/31/02              6/30/07       YM1
    52        7/2/98    8/1/08             3,964,421    54.31  8/31/03              1/31/08       YM1
    53       8/20/98    9/1/08             3,457,611    50.85  9/30/03   5/31/08
    54      12/30/97    1/1/08             3,936,988    63.50  1/31/02              6/30/07       YM1
    55       3/30/98    4/1/08             3,891,894    45.25  4/30/02              9/30/07       YM1
    56       2/27/98    3/1/08             4,141,009    65.73  3/31/03              8/31/07       YM1
    57       8/26/98    9/1/08  9/1/28     4,059,637    56.38  3/31/01   5/31/08
    58       8/13/98    9/1/08             3,709,310    58.41  9/30/03              2/29/08       YM1
    59       9/10/98   10/1/08             3,604,430    54.61 10/31/02              3/31/08       YM1
    60       7/31/98    8/1/13                                 8/31/04              7/31/10       YM1
   60.1
   60.2
   60.3
    61       4/29/98    5/1/08             3,493,436    58.22  5/31/02             10/31/07       YM1
    62       9/28/98   10/1/08             3,736,607    64.42 10/31/03              6/30/08       YM1
    63        6/8/98    7/1/08             3,223,953    58.62  7/31/04              3/31/08       YM1
    64      10/29/98   11/1/08             3,123,083    45.26 10/31/01   4/30/08
    65       6/29/98    7/1/08             3,158,506    63.17  7/31/02             12/31/07       YM1
    66       6/25/98    7/1/08             3,147,100    47.68  7/31/03             12/31/07       YM1
    67       10/7/97   11/1/07             3,202,254    59.30 11/30/01              4/30/07       YM1
    68       10/8/97   11/1/04             3,656,645    69.19 11/30/00              4/30/04       YM1
    69       10/9/98   11/1/08             3,318,006    65.06 11/30/03              7/31/08       YM1
    70        9/9/98   10/1/08  10/1/23    3,052,426    59.85  9/30/01   6/30/08
    71      12/30/97    1/1/08             3,047,990    63.50  1/31/02              6/30/07       YM1
    72       9/30/98   10/1/08             3,471,784    72.33 10/31/03              6/30/08       YM1
    73      12/31/98    1/1/09             3,191,001    65.79  1/31/03   9/30/08
    74       9/28/98   10/1/08             2,899,792    56.31 10/31/03              6/30/08       YM1
    75      12/30/97    1/1/08             2,857,491    61.45  1/31/02              6/30/07       YM1
    76       10/9/98   11/1/10                                11/30/01   10/31/09
    77       8/31/98    9/1/08             2,781,133    59.17  9/30/03              5/31/08       YM1
    78       8/18/98    9/1/08             2,760,619    60.01  9/30/03              5/31/08       YM1
    79      12/31/97    1/1/13             2,108,379    37.65  1/31/03              6/30/12       YM1
    80      12/17/98    1/1/09             2,713,898    57.74  1/31/03   9/30/08
    81       8/21/98    9/1/08  9/1/28     2,870,592    66.76  9/30/03              5/31/08       YM1
    82        5/8/98    6/1/08             2,807,276    65.29  6/30/03             11/30/07       YM1
    83        7/6/98    8/1/08             2,610,725    47.99  8/31/03              1/31/08       YM1
    84      11/13/98   12/1/08             2,152,445    50.06 12/31/03   8/31/08
    85       2/19/98    3/1/08             2,445,151    56.86  3/31/02              8/31/07       YM1
    86      12/30/97    1/1/08             2,381,243    62.66  1/31/02              6/30/07       YM1
    87       9/14/98   10/1/13                53,193     1.29 10/31/01   9/30/06    6/30/13       YM1
    88       9/22/98   10/1/13                50,366     1.33 10/31/06              3/31/13       YM1
    89      11/24/98   12/1/08             2,324,730    51.66 12/31/02   8/31/08
    90       9/15/98   10/1/08             2,422,593    64.26 10/31/03              6/30/08       YM1
    91       4/22/98    5/1/05  5/1/17     2,394,106    68.40  5/31/02   4/30/05
    92       3/25/98    4/1/08             2,209,117    50.21  4/30/03              9/30/07       YM1
    93       7/24/98    8/1/08             2,319,110    66.26  8/31/01              4/30/08       YM1
    94       8/25/98    9/1/08             2,175,875    57.26  9/30/03              5/31/08       YM1
    95       4/23/98    5/1/14                                 5/31/06              4/30/11       YM1
    96       1/22/99    2/1/11             1,915,892    38.51  2/29/04             10/31/10       YM1
    97      12/30/97    1/1/08             2,024,056    63.25  1/31/02              6/30/07       YM1
    98       7/16/98    8/1/08             1,993,471    32.15  8/31/02              1/31/08       YM1
    99       9/15/98   10/1/08             2,109,828    54.45 10/31/01   6/30/08
   100      12/15/97    1/1/08             1,859,350    59.98  1/31/02              6/30/07       YM1
   101       8/25/98    9/1/08             1,807,552    36.15  9/30/03              2/29/08       YM1
   102      12/30/97    1/1/08             1,841,493    63.50  1/31/02              6/30/07       YM1
   103      11/14/97   12/1/07             1,839,842    51.11 12/31/01              5/31/07       YM1
   104       8/21/98    9/1/08  9/1/23     1,825,874    58.90  9/30/03              5/31/08       YM1
   105       5/19/98    6/1/08             1,850,142    57.82  6/30/03             11/30/07       YM1
   106       3/23/98    4/1/13             1,619,889    55.86  4/30/05              3/31/10       YM1
   107       9/24/98   10/1/08             1,656,769    48.02 10/31/03              6/30/08       YM1
   108       2/27/98    3/1/08             1,786,991    62.70  3/31/03              8/31/07       YM1
   109        8/3/98    9/1/08             1,621,079    52.29  9/30/03              5/31/08       YM1
   110      12/30/97    1/1/08             1,587,494    63.50  1/31/02              6/30/07       YM1
   111       7/15/98    8/1/13                                 8/31/04              7/31/12       YM1
   112      12/30/97    1/1/08             1,571,621    62.86  1/31/02              6/30/07       YM1
   113        5/8/98    6/1/08             1,539,771    54.99  6/30/03             11/30/07       YM1
   114        9/8/98   10/1/08             1,631,966    52.64 10/31/01   6/30/08
   115       7/23/98    8/1/08             1,609,528    59.61  8/31/03              4/30/08       YM1
   116       4/13/98    5/1/05             1,660,220    59.29  5/31/03             10/31/04       YM1
   117      12/30/97    1/1/08             1,492,245    63.50  1/31/02              6/30/07       YM1
   118       3/18/98    4/1/08             1,484,537    44.31  4/30/02              9/30/07       YM1
   119       9/28/98   10/1/08             1,225,369    40.85 10/31/03              6/30/08       YM1
   120       9/23/97   10/1/12             1,072,721    35.00 10/31/04              3/31/12       YM1
   121       5/13/98    6/1/08             1,315,340    55.73  6/30/03             11/30/07       YM1
   122       8/27/98    9/1/08             1,300,517    38.25  9/30/03              2/29/08       YM1
   123      12/30/97    1/1/08             1,301,746    63.50  1/31/02              6/30/07       YM1
   124       9/18/98   10/1/08             1,272,032    61.45 10/31/01   6/30/08
   125      12/30/97    1/1/08             1,254,121    61.18  1/31/02              6/30/07       YM1
   126        7/7/98    8/1/08             1,037,382    37.05  8/31/03              1/31/08       YM1
   127       7/21/98    8/1/08             1,211,252    52.66  8/31/03              4/30/08       YM1
   128        6/3/98    7/1/08             1,212,208    53.88  7/31/04             12/31/07       YM1
   129        3/4/98    4/1/08             1,194,483    45.94  4/30/02              9/30/07       YM1
   130      12/30/97    1/1/08             1,131,090    53.86  1/31/02              6/30/07       YM1
   131        7/1/98    8/1/08             1,109,343    52.83  8/31/03              1/31/08       YM1
   132       6/12/98    7/1/13               932,695    49.09  7/31/04              6/30/11       YM1
   133       6/12/98    7/1/13               922,067    40.26  7/31/04              6/30/11       YM1
   134       1/30/98    2/1/18                                 2/28/05              1/31/15       YM1
   135       2/27/98    3/1/13               538,498    23.41  3/31/05              2/28/11       YM1
   136       6/12/98    7/1/13               782,051    51.79  7/31/04              6/30/11       YM1
   137       2/27/98    3/1/08               852,561    62.69  3/31/03              8/31/07       YM1
   138       2/27/98    3/1/13               398,887    26.59  3/31/05              2/28/11       YM1
   139       8/25/98    9/1/08               664,227    60.38  9/30/03              2/29/08       YM1
   140       6/12/98    7/1/13               563,488    44.37  7/31/04              6/30/11       YM1
   141       6/12/98    7/1/13               454,204    41.29  7/31/04              6/30/11       YM1
   142      12/30/97    1/1/08               523,874    61.63  1/31/02              6/30/07       YM1
   143       6/12/98    7/1/13               387,479    48.43  7/31/04              6/30/11       YM1
   144       6/12/98    7/1/13               358,583    35.16  7/31/04              6/30/11       YM1
   145       6/12/98    7/1/13               312,042    41.06  7/31/04              6/30/11       YM1






   Loan                96 NOI               97 NOI               98 NOI    98 NOI as
  Number     96 NOI    Months     97 NOI    Months   98 NOI (10) Months     of Date     UW NOI     UW Cash Flow     UW DSCR
------------------------------------------------------------------------------------------------------------------------------
    1       7,678,333    12      7,542,675    12      7,759,796    12        10/31/98  7,239,769        6,743,365    1.52
   1.1      1,284,741    12      1,172,459    12      1,184,415    12        10/31/98  1,218,934        1,143,763
   1.2      1,618,266    12      1,638,997    12      1,687,849    12        10/31/98  1,138,737        1,060,342
   1.3        732,410    12        713,086    12        518,114    12        10/31/98    724,264          645,688
   1.4        741,256    12        768,411    12        873,399    12        10/31/98    876,863          798,223
   1.5      2,053,232    12      2,093,692    12      2,166,315    12        10/31/98  1,991,230        1,882,624
   1.6      1,248,428    12      1,156,030    12      1,329,704    12        10/31/98  1,289,741        1,212,725
    2       5,071,797    12      5,269,349    12      5,595,594    12        12/31/98  5,635,454        5,440,957    1.53
    3       2,602,519    12      2,639,827    12      1,979,060     8        12/31/98  2,425,452        2,362,952    1.25
    4       3,880,176    12      4,858,032    12      5,702,432    12        12/31/98  4,112,715        3,525,474    1.74
    5       3,823,630    12      3,721,275    12      3,818,120    12        12/31/98  3,183,226        2,800,777    1.47
    6       3,070,278    12      3,217,582    12      3,618,236    12        12/31/98  3,205,116        2,442,809    1.47
    7       1,593,447    12      1,891,081    12      2,175,476    12        12/31/98  2,187,082        1,866,371    1.32
    8       1,578,602    12      1,598,210    12                             12/31/98  1,710,975        1,597,989    1.35
   8.1        771,568    12        793,778    12        702,415    12        12/31/98    861,861          803,811
   8.2        393,566    12        431,793    12        203,367     6        12/31/98    404,812          377,476
   8.3        413,468    12        372,639    12        317,713    12        12/31/98    444,302          416,702
    9       1,659,871    12      1,778,546    12      1,146,980     9         9/30/98  1,724,615        1,580,886    1.35
    10      1,454,735    12      1,484,089    12      1,521,438    12        12/31/98  1,439,613        1,388,763    1.19
    11      1,643,711    12        335,567    12      1,565,706    12        12/31/98  1,521,862        1,399,466    1.27
    12      1,656,855    12      1,747,020    12      1,869,026    12        12/31/98  1,675,866        1,649,466    1.61
    13        428,930    12      1,751,847    12      1,826,419    12        12/31/98  1,585,182        1,481,424    1.39
   13.1       251,875    12        262,324    12        248,101    12        12/31/98    229,234          211,940
   13.2                          1,289,802    12      1,341,685    12        12/31/98  1,162,592        1,099,068
   13.3       177,055    12        199,721    12        236,633    12        12/31/98    193,356          170,416
    14                                                  344,428     3         9/30/98  1,308,516        1,206,432    1.20
    15      1,111,612    12      1,110,439    12      1,128,670    12        12/31/98  1,110,776        1,058,984    1.22
    16        739,424    12      1,203,355    12      1,226,307    12        12/31/98  1,244,056        1,190,356    1.31
    17      1,297,386    12                           1,132,369     9         9/30/98  1,197,308        1,174,325    1.20
    18                             467,864     4      1,259,162    12        12/31/98  1,299,526        1,251,476    1.47
    19                           1,143,156    12      1,122,304    12        12/31/98  1,107,271        1,013,554    1.29
   19.1       183,198    12        208,591    12        189,917    12        12/31/98    190,174          166,370
   19.2       241,162    12        319,801    12        287,012    12        12/31/98    247,233          223,916
   19.3        11,500     4        195,580    12        287,006    12        12/31/98    296,748          276,834
   19.4       166,202    12        175,938    12        126,296    12        12/31/98    145,469          129,228
   19.5        36,531    12         47,075    12         65,928    12        12/31/98     52,831           48,333
   19.6       101,747    12        107,292    12        110,797    12        12/31/98    118,956          114,893
   19.7        41,522    12         88,879    12         55,348    12        12/31/98     55,860           53,980
    20        937,280    12      1,100,820    12      1,190,228    12        12/31/98  1,059,271          869,237    1.24
    21      1,127,712    12        988,865    12      1,034,415    12        12/31/98  1,069,886        1,026,086    1.46
    22        567,870    12      1,101,325    12      1,140,222    12        12/31/98  1,005,867          964,617    1.38
    23        985,609    12        929,439    12        763,591     8        12/31/98  1,044,894          891,491    1.30
    24      1,159,831    12      1,076,748    12        375,473     3        12/31/98  1,013,725          946,101    1.41
    25        234,546    12        615,941    12        818,345    11        12/31/98    917,250          853,250    1.36
    26      1,050,788    12      1,103,492    12      1,154,841    12        12/31/98  1,038,603          994,130    1.45
   26.1       554,254    12        576,758    12        608,207    12        12/31/98    549,174          529,379
   26.2       496,534    12        526,734    12        546,634    12        12/31/98    489,429          464,751
    27        770,323    12        852,368    12        976,230    11        11/30/98    865,355          835,355    1.39
    28      1,474,431    12      1,523,494    12      1,614,038    12        12/31/98  1,311,178        1,129,422    1.65
    29        630,741    12        907,497    12        559,980     9         9/30/98    905,254          785,340    1.35
    30      1,104,502    12      1,077,624    12        875,463     9         9/30/98    993,800          859,291    1.32
    31        807,631    12        783,939    12        608,605     9         9/30/98    789,400          745,775    1.33
    32        812,648    12        901,609    12        620,795     9         9/30/98    753,224          703,537    1.30
    33        858,516    12        752,080    12        711,957    12        12/31/98    673,389          638,633    1.20
    34        790,923    12        826,197    12        818,215    12        12/31/98    750,800          705,800    1.32
    35        613,654    12      1,065,838    12        924,175    12        12/31/98    904,394          720,616    1.25
    36        716,316    12        783,197    12        662,820     9         9/30/98    755,734          678,411    1.30
    37        737,292    12                             630,826     9         9/30/98    693,042          653,042    1.30
    38        704,691    12        768,679    12        569,917     9         9/30/98    732,128          688,128    1.46
    39        606,353    12        645,221    12        357,903     7         7/31/98    660,020          628,660    1.41
    40        803,437    12        794,835    12        506,758     9         9/30/98    742,090          693,649    1.40
    41        629,156    12        611,385    12        284,291     6        12/31/98    658,436          617,842    1.32
    42        403,248    12        720,759    12        405,589     6        12/31/98    707,667          659,759    1.51
    43        764,264    12        607,544    12        530,545     8         8/31/98    645,496          598,045    1.37
    44        955,592    12      1,065,334    12      1,085,575    12        12/31/98    942,272          762,075    1.53
    45        310,931    12        717,261    12        817,967    12        12/31/98    730,546          698,546    1.54
   45.1       310,931    12        312,982    12        321,439    12        12/31/98    282,010          270,010
   45.2                            404,279    12        496,528    12        12/31/98    448,536          428,536
    46        863,658    12        933,861    12        684,733     9         9/30/98    889,020          767,574    1.67
    47        937,902    12        894,917    11        686,268     9         9/30/98    760,205          696,457    1.29
    48                             360,688    12        821,739    12        12/31/98    803,007          708,663    1.45
    49                                                  813,784    12        12/31/98    680,933          644,933    1.59
    50      1,040,181    12        987,759    12        336,949     6        12/31/98    795,137          653,810    1.59
    51        750,884    12        684,999    12        852,646    12        12/31/98    749,496          662,773    1.47
    52        437,247    12        685,344    12        518,020     9         9/30/98    723,036          687,244    1.58
    53        844,462    12      1,138,011    12        918,077     9         9/30/98    973,597          813,785    1.69
    54        543,361    12        648,679    12        723,593    12        12/31/98    565,301          530,301    1.22
    55        832,574    12        829,501    12        741,521    12        12/31/98    811,787          576,311    1.31
    56        495,170    12        645,037    12        352,138     7        10/31/98    570,576          494,326    1.28
    57        564,528    12        612,244    12        679,553    12        12/31/98    622,288          558,990    1.54
    58        808,098    12        794,113    12        619,723     9         9/30/98    747,332          683,332    1.71
    59        565,804    12        563,027    12        603,746    12        12/31/98    571,298          522,580    1.29
    60        576,261    12        742,531    12        748,345    12        12/31/98    650,522          578,074    1.17
   60.1       184,023    12        307,708    12        284,727    12        12/31/98    236,660          211,469
   60.2       200,178    12        205,171    12        195,682    12        12/31/98    167,391          152,182
   60.3       192,060    12        229,652    12        267,936    12        12/31/98    246,471          214,423
    61        530,213    12        548,431    12        608,065    12        12/31/98    545,179          499,313    1.30
    62                             420,894    12        216,064     4        12/31/98    575,494          501,661    1.48
    63        639,036    12        967,367    12      1,014,739    12        12/31/98    774,629          727,129    2.05
    64        409,266    12        458,370    12        484,305    12        12/31/98    540,717          458,245    1.38
    65        585,501    12        577,357    12        579,742    12        12/31/98    536,408          471,709    1.37
    66        701,582    12        590,391    12        785,124    12        12/31/98    696,042          572,372    1.68
    67        456,091    12        525,041    12        879,343    12        12/31/98    680,756          644,258    1.79
    68        445,838    12        431,618    12        344,981     9         9/30/98    514,785          456,852    1.32
    69        495,082    12        535,192    12        504,798    10        12/31/98    484,859          457,561    1.53
    70        275,527    12        405,576    12        248,591     6         6/30/98    441,224          405,028    1.24
    71        426,530    12        506,721    12        406,196     9         9/30/98    468,309          441,309    1.31
    72        407,332    12        470,755    12        356,125     9         9/30/98    447,946          402,196    1.36
    73        455,789    12        487,199    12        489,955    11        11/30/98    458,493          421,780    1.41
    74        493,800    12        479,478    12        321,723     9         9/30/98    499,886          430,852    1.38
    75        401,956    12        485,589    12        485,900    12        12/31/98    453,015          426,615    1.36
    76        513,972    12        564,574    12        331,208     8         8/31/98    541,006          512,307    1.13
    77        471,587    12         84,465    12        424,332    12        12/31/98    427,612          394,435    1.32
    78                             332,479    12        410,129    12        12/31/98    402,761          368,569    1.26
    79        429,786    12        431,244    12        531,170    12        12/31/98    458,689          439,689    1.49
    80                                                  499,503    12        10/31/98    482,336          440,836    1.44
    81        357,893    12        361,812    12        430,034    12        12/31/98    380,122          336,930    1.26
    82        352,685    12        386,615    12        300,476     9         9/30/98    357,318          335,718    1.27
    83        525,749    12        513,978    12        380,750     8        12/31/98    446,903          395,528    1.42
    84                             321,049    12        534,499    12         9/30/98    501,664          439,020    1.41
    85        380,756    12        414,849    12        576,475    12        12/31/98    434,587          402,187    1.65
    86        317,649    12        451,151    12        510,127    12        12/31/98    384,850          356,650    1.36
    87        441,802    12        449,424    12        477,738    12        12/31/98    482,964          411,776    1.32
    88                                                   66,821     3        12/31/98    350,433          347,433    1.14
    89         61,596     5        496,028    12        441,628    12         9/30/98    414,585          368,097    1.39
    90                             310,086    12        272,844     9         9/30/98    353,151          327,043    1.51
    91        375,738    12        422,443    12        333,653    12        12/31/98    352,032          313,032    1.19
    92        426,093    12        414,923    12        379,835     9         9/30/98    390,267          353,559    1.47
    93        270,862    12        275,184    12        208,061     9         9/30/98    284,481          267,527    1.24
    94        304,465    12        376,686    12        287,983    10        12/31/98    327,779          303,416    1.30
    95        358,469    12        345,152    12        231,699     9         9/30/98    334,059          313,809    1.14
    96        414,048    12        454,933    12        416,093    11        11/30/98    357,478          310,048    1.39
    97        320,623    12        342,152    12        360,724    12        12/31/98    318,471          296,286    1.33
    98        568,615    12        544,524    12        600,898    12        12/31/98    530,351          467,525    2.11
    99        272,747    12        369,707    12        244,998     9         9/30/98    347,408          312,358    1.58
   100        243,642    12        288,649    12        331,272    12        12/31/98    326,620          268,498    1.29
   101        507,130    12        509,493    12        506,977    12        12/31/98    432,702          369,206    1.90
   102        237,725    12        270,669    12        313,231    12        12/31/98    266,888          243,238    1.20
   103        336,872    12        205,450    12        372,966    12        12/31/98    367,991          306,751    1.49
   104        230,526    12        233,728    12        334,719    12        12/31/98    306,566          271,430    1.38
   105        170,085    12        261,500    12        326,440    12        12/31/98    301,695          267,230    1.54
   106        275,068    12        281,727    12        264,643    12        12/31/98    267,636          240,107    1.33
   107        242,910    12        281,514    12        343,819    12        12/31/98    282,196          273,196    1.60
   108        189,796    12        295,966    12        135,487     9        12/31/98    247,646          223,646    1.34
   109        215,933    12        259,320    12        253,748     9        12/31/98    233,715          220,228    1.25
   110        230,597    12        232,149    12        271,604    12        12/31/98    236,143          221,018    1.26
   111        389,381    12        397,592    12        312,275    12        12/31/98    371,187          300,637    1.39
   112        226,252    12        265,109    12        300,606    12        12/31/98    260,821          240,321    1.39
   113        254,909    12        258,224    12        147,249     9         9/30/98    229,203          209,638    1.25
   114        229,710    12        244,884    12        217,580    12        12/31/98    297,131          237,233    1.56
   115        218,524    12        271,424    12        218,871     9         9/30/98    267,353          227,594    1.47
   116        291,407    12        276,132    12        227,941     9         9/30/98    253,677          208,443    1.24
   117        228,978    12        250,722    12        272,994    12        12/31/98    227,998          211,998    1.29
   118        288,739    12        349,517    12        355,032    12        12/31/98    333,475          301,149    1.80
   119        367,356    12        393,756    12        476,380    12        12/31/98    377,935          342,300    2.04
   120        314,485    12        346,693    12        374,821     9         9/30/98    372,165          330,669    2.13
   121                             228,542    12        255,095    12        12/31/98    241,205          226,809    1.55
   122        555,670    12        729,434    12        553,425     9         9/30/98    324,978          291,228    2.13
   123        178,535    12        194,158    12        225,567    12        12/31/98    195,224          183,224    1.28
   124        211,185    12        240,163    12         64,776     3        12/31/98    203,040          188,061    1.41
   125        183,857    12        209,690    12        223,808    12        12/31/98    190,148          177,668    1.29
   126        286,029    12        239,538    12        270,825    12        12/31/98    283,231          228,545    1.58
   127        180,969    12        206,465    12        103,425     6        12/31/98    202,506          165,816    1.27
   128                             196,695    12        148,490     6         9/30/98    255,131          229,452    1.75
   129        208,074    12        218,872    12        205,353    12        12/31/98    206,133          170,108    1.28
   130        183,115    12        179,339    12        211,828    12        12/31/98    183,090          170,590    1.37
   131        212,427    12        217,129    12         99,257     6        12/31/98    183,960          174,960    1.49
   132        149,066    12        194,750    12        138,894     9         9/30/98    155,295          147,824    1.25
   133        171,764    12        165,280    12        161,444     9         9/30/98    161,188          153,718    1.32
   134                             177,458    12        183,955    12        12/31/98    177,458          175,850    1.26
   135        184,744    12        212,219    12        235,013    12        12/31/98    189,326          168,826    1.31
   136        130,501    12        160,556    12        140,169     9         9/30/98    133,482          120,970    1.22
   137        141,760    12        135,318    12         96,898    10        12/31/98    127,750          115,551    1.25
   138        154,811    12        182,986    12        102,337     9         9/30/98    136,926          115,526    1.21
   139         88,838    12         96,733    12        129,614    12        12/31/98    108,216          100,416    1.42
   140        102,496    12        104,056    12         71,853     9         9/30/98    100,897           96,937    1.36
   141         85,226    12         86,579    12         63,520     9         9/30/98     78,086           74,642    1.30
   142         50,356    12         74,813    12         89,727    12        12/31/98     80,507           71,107    1.23
   143         66,426    12         75,700    12         52,196     9         9/30/98     64,758           59,298    1.20
   144         66,841    12         63,493    12         53,010     9         9/30/98     60,659           57,491    1.27
   145         55,319    12         58,452    12         35,962     9         9/30/98     50,490           47,907    1.21






                               Upfront Reserves                                             Ongoing Monthly Reserves
         ----------------------------------------------------------- --------------------------------------------------------------
  Loan     Repair &                                                                                                       Insurance
 Number  Remediation      TI/LC     Environmental  Other     Total    Replacement  TI/LC Environmental Other   Taxes (11)  (11)
-----------------------------------------------------------------------------------------------------------------------------------
    1                                                                     11,021                                 1/12        1/12
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
    2                                                                      4,887                                 1/12        1/12
    3           17,644                                        17,644       4,594                                 1/12
    4                                                                                                                        1/12
    5                                                                     27,381                                 1/12
    6                   1,000,000                          1,000,000       4,988  10,000                         1/12        1/12
    7          336,750                                       336,750       4,325                                 1/12        1/12
    8            5,000                                         5,000       9,373                                 1/12        1/12
   8.1
   8.2
   8.3
    9                                                                      3,194                                 1/12        1/12
   10                                                                      4,238                                 1/12        1/12
   11           19,620                                        19,620       1,635                                 1/12
   12                                                                      2,200                                 1/12        1/12
   13           19,456                                        19,456       7,336   1,310                         1/12        1/12
  13.1
  13.2
  13.3
   14                                                                        904   1,356
   15           10,156                                        10,156       4,316                                 1/12        1/12
   16                                                                      4,167                                 1/12        1/12
   17            1,500                                         1,500       1,214                                 1/12
   18                                                                      4,004                                 1/12
   19           13,400                                        13,400       1,349                                 1/12        1/12
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
   20                     290,000                            290,000       2,500                                 1/12        1/12
   21           13,000                                        13,000       3,567                                 1/12        1/12
   22            1,438                                         1,438       3,438                                 1/12
   23           76,243                                        76,243       2,417   8,500                         1/12        1/12
   24                                                                      1,155   5,529                         1/12        1/12
   25           37,000                                        37,000       4,518                                 1/12
   26                                                                      3,706                                 1/12        1/12
  26.1
  26.2
   27            1,812                                         1,812       2,500                                 1/12        1/12
   28           22,875                                        22,875      15,146                                 1/12        1/12
   29                     150,000                            150,000       1,695                                 1/12
   30                     394,291                            394,291       1,562                                 1/12        1/12
   31                                                                      3,635                                 1/12        1/12
   32                                                                      1,626   2,515                         1/12        1/12
   33            4,937    162,000                            166,937       1,393   4,500                         1/12        1/12
   34                                                                      3,750                                 1/12        1/12
   35           31,250                                        31,250       1,370   4,000                         1/12        1/12
   36              500                                           500       1,506                                 1/12
   37           37,500                                        37,500       3,083                                 1/12        1/12
   38                                                                      3,667                                 1/12
   39                                                                      2,333                                 1/12        1/12
   40           14,988                                        14,988         854                                 1/12        1/12
   41          708,962                                       708,962                                             1/12        1/12
   42           25,645                                        25,645       3,992                                 1/12        1/12
   43                                                                        756                                 1/12        1/12
   44           12,500    800,000                            812,500         438
   45                                                                      2,667                                 1/12        1/12
  45.1
  45.2
   46                                                                      7,523                                 1/12        1/12
   47           25,000    150,000           31,100           206,100       1,608                                 1/12        1/12
   48                                                                      7,862
   49                                                                                                            1/12
   50            7,313                                         7,313       1,321                                 1/12
   51              655    100,000                            100,655         655                                 1/12
   52            5,875                                         5,875       2,983                                 1/12        1/12
   53            1,750                                         1,750      13,045                                 1/12        1/12
   54                                        2,300             2,300       2,333                                 1/12        1/12
   55                      90,000                             90,000       5,521  14,102                         1/12        1/12
   56          150,000                                       150,000       6,990                                 1/12        1/12
   57          453,000    100,000                            553,000         240                                 1/12        1/12
   58                                                                      4,167                                 1/12        1/12
   59           24,688     48,000                             72,688         666   4,000                         1/12        1/12
   60            2,875     50,000                             52,875       1,242   4,795                         1/12        1/12
  60.1
  60.2
  60.3
   61                                                                        825   2,929                         1/12        1/12
   62           11,625                                        11,625       1,480                                 1/12        1/12
   63          500,000                       3,000           503,000       3,571                                 1/12        1/12
   64                      50,000                             50,000         575
   65                                                                      2,176   4,684           542           1/12        1/12
   66            1,875     55,000            1,000            57,875       3,005                                 1/12        1/12
   67                     500,000                            500,000
   68            2,125     60,000                             62,125         808   4,036                         1/12        1/12
   69           10,125                                        10,125         620                                 1/12        1/12
   70                                                                      1,014                                 1/12
   71                                        7,052             7,052       1,800                                 1/12        1/12
   72                                                                      3,813                                 1/12        1/12
   73                                                                        616                                 1/12        1/12
   74                                                                      1,450                                 1/12        1/12
   75            6,625                       2,000             8,625       2,200                                 1/12        1/12
   76                                                                        933                                 1/12
   77           42,150                      66,600           108,750       1,186                                 1/12        1/12
   78              875                                           875         947                                 1/12
   79          232,200                                       232,200       1,267                                 1/12        1/12
   80                                                                      3,458
   81                                                                        493                                 1/12        1/12
   82           45,400                                        45,400       1,800                                 1/12        1/12
   83           81,250    100,000                            181,250         531                                 1/12
   84                                                                      1,261                                 1/12        1/12
   85           28,100                      28,600            56,700       2,700                                 1/12        1/12
   86           31,375                       2,000            33,375       2,350                                 1/12        1/12
   87            4,939                                         4,939                                             1/12
   88
   89                                                                      3,874
   90                                                                      2,176                                 1/12        1/12
   91                                                                      3,250                                 1/12        1/12
   92              750                                           750         580                                 1/12
   93           45,000                                        45,000       1,412                                 1/12        1/12
   94            7,088                                         7,088         513                                 1/12        1/12
   95            1,375                                         1,375       1,688                                 1/12
   96                                              100,000   100,000         483                                 1/12        1/12
   97                                        7,052             7,052       1,849                                 1/12        1/12
   98           69,398                                        69,398       1,514   2,000                         1/12
   99           42,750                       2,400            45,150         705                                 1/12        1/12
   100                                                                     1,421   2,500                         1/12        1/12
   101                      4,575                              4,575         716   4,575                         1/12
   102                                       2,000             2,000       1,433                                 1/12        1/12
   103           9,188                                         9,188       1,283   3,864                         1/12        1/12
   104          19,275                                        19,275         471                                 1/12        1/12
   105             938                                           938         448                                 1/12        1/12
   106           3,800      1,619                              5,419         675   1,619                         1/12        1/12
   107           9,144                                         9,144         750                                 1/12        1/12
   108                                                                     2,000                                 1/12        1/12
   109                                                                       168     956                         1/12        1/12
   110                                       2,150             2,150         917                                 1/12        1/12
   111                                                                     1,672                                 1/12        1/12
   112             625                       2,000             2,625       1,428                                 1/12        1/12
   113          25,300                      19,626            44,926       1,638                                 1/12        1/12
   114                                             380,000   380,000         873                                 1/12        1/12
   115           3,313                       1,000             4,313       3,313                                 1/12        1/12
   116           7,313                                         7,313         798   3,000                         1/12        1/12
   117                                       2,000             2,000       1,067                                 1/12        1/12
   118          10,163                      27,690            37,853                               440           1/12
   119           3,250                                         3,250       2,966                                 1/12        1/12
   120                                                                                                           1/12
   121           1,250                                         1,250         410                                 1/12
   122          37,381                             100,000   137,381                                             1/12
   123                                       2,150             2,150         800                                 1/12        1/12
   124             875                                           875       1,284                                 1/12        1/12
   125                                       2,000             2,000       1,040                                 1/12        1/12
   126           3,875                                         3,875       1,970                                 1/12        1/12
   127          26,062                         600            26,662       3,058                                 1/12        1/12
   128          20,330                             550,000   570,330         861                                 1/12        1/12
   129           4,000                                         4,000       3,025                                 1/12        1/12
   130                                       3,146             3,146         833                                 1/12        1/12
   131           4,875                                         4,875         750                                 1/12        1/12
   132          14,942                                        14,942                                             1/12        1/12
   133          14,940                                        14,940                                             1/12        1/12
   134                                                                       134                                 1/12        1/12
   135          69,000                                 896    69,896       1,708                         896     1/12        1/12
   136          28,199                                        28,199                                             1/12        1/12
   137           5,625                                         5,625       1,017                                 1/12        1/12
   138          69,375                                 664    70,039       1,735                         664     1/12        1/12
   139           7,125                                         7,125         650                                 1/12        1/12
   140           9,970                       1,500            11,470                                             1/12        1/12
   141           8,888                      13,500            22,388                                             1/12        1/12
   142                                       2,000             2,000         783                                 1/12        1/12
   143          27,000                                        27,000                                             1/12        1/12
   144           8,274                                         8,274                                             1/12        1/12
   145          22,666                                        22,666                                             1/12        1/12

________________________
 (1)  "T12 ending 5/98" means trailing 12 months ending May 1998.
 (2)  Each number identifies one of five groups of Crossed Loans.
 (3)  Each letter identifies one of thirteen groups of related Borrowers.
 (4)  For each Mortgage Loan, the excess of the related Mortgage Interest Rate over the related Master Servicing Fee Rate and the
      Trustee Fee Rate.
 (5)  "ACT/360" means interest accrues on the basis of the actual number of days elapsed and a 360-day year.
 (6)  For ARD Loans, the Maturity Date listed is the related Anticipated Repayment Date.
 (7)  For ARD Loans, the ratio is calculated as of the related Anticiapated Repayment Date.
 (8)  YM1 means the greater of 1% and Yield Maintenance based on a discount rate equal to the Treasury Rate; YM2 means the greater of 1% and Yield Maintenance based on a discount rate equal to 0.25% plus the Treasury Rate.
 (9)  For example: 4%-12, 3%-12, 2%-12, 1%-5, 0%-6 means that after the related "Lock-out End Date" such Mortgage Loan has three
      12-month periods when the Prepayment Premium is 4%, 3% and 2%, respectively, of the amount prepaid, followed by a 5-month period when the Prepayment Premium is 1% of the amount prepaid, and then followed by a 6-month period where there is no
      Prepayment Premium.
 (10) Calculated based on the results for non-contiguous months for Mortgage Loans with Loan Numbers 25, 69, 83, 109 and 128.
 (11) 1/12 refers to 1/12th of the annual amount.

                                                                       ANNEX B

                  CERTAIN CHARACTERISTICS OF MULTIFAMILY LOANS


                                                                                                 Initial
                                                                                     Original/    Pool
  Loan                                                          Property    Zip      Allocated   Balance          Utilities
 Number          Property Name                  Property City    State     Code       Balance    per Unit       Paid by Tenant
------------------------------------------------------------------------------------------------------------------------------
    3    The Lodge at Paulin Creek                Santa Rosa       CA      95403    22,770,000     90,445
   8.1   Crossroads Apartments                    Greenville       SC      29601     7,409,045     28,546        Electricity
   8.2   Colonial Place Apartments                Charlotte        NC      28208     3,899,498     28,501        Electricity
   8.3   Park Fairfax Apartments                  Charlotte        NC      28208     4,211,457     30,336      Electricity, Gas
   10    Brittany Court                             Geneva         IL      60134    14,900,000     65,557      Electricity, Gas
-----------------------------------------------------------------------------------------------------------------------------------
   12    Caribbees Mobile Home Park                San Jose        CA      95111    13,000,000     29,379  Electricity, Gas, Water
  13.1   President's Walk Apartments           West Palm Beach     FL      33401     1,919,636     32,309      Electricity, Gas
  13.2   Tivoli Terrace Apartments                Deerfield        FL      33441     9,174,730     41,412      Electricity, Gas
   15    Covington Court                        Saint Charles      IL      60174    11,100,000     53,064      Electricity, Gas
   16    Oak Tree Villa                         Scotts Valley      CA      95066    11,000,000     54,612
-----------------------------------------------------------------------------------------------------------------------------------
   18    Boardwalk at Alafaya, Phase II            Orlando         FL      32801     9,931,813     81,949
   21    Wildwoods at Lake Johnson                 Raleigh         NC      27606     9,000,000     40,802     Electricity, Water
   22    The Excellence                             Tampa          FL      33617     8,935,000     53,892
   25    Cedar Creek Apartments                     Okemos         MI      48864     8,000,000     31,102        Electricity
  26.1   Riverway House Apartments                  Boston         MA      22101     4,248,804     56,255        Electricity
-----------------------------------------------------------------------------------------------------------------------------------
  26.2   Stoneham House Apartments                 Stoneham        MA      22180     3,751,196     51,736        Electricity
   27    Pinebrook Apartments                      Fremont         CA      94536     7,600,000     50,185
   31    Arbor Glen Apartments                   East Lansing      MI      48823     7,000,000     38,530      Electricity, Gas
   34    Muirwood Village                          Sandusky        OH      44870     6,600,000     32,804        Electricity
   37    Hickory Square Apartments                Imlay City       MI      48444     6,190,000     30,564        Electricity
-----------------------------------------------------------------------------------------------------------------------------------
   38    Lake Gibson Apartments                    Lakeland        FL      33809     6,000,000     27,102        Electricity
   39    River's Cove Apartments                  Germantown       WI      53022     5,765,000     51,220        Electricity
   41    Lake Club Apartments                   Mount Prospect     IL      60056     5,750,000     34,004      Electricity, Gas
   42    Oakbrook Walk                           Gainesville       FL      32608     5,500,000     46,325        Electricity
  45.1   Casa Vista                               Oceanside        CA      92056     2,245,139     37,158        Electricity
-----------------------------------------------------------------------------------------------------------------------------------
  45.2   Westwood Village Apartments              Oceanside        CA      92054     3,054,861     30,335      Electricity, Gas
   49    Kuder Estates                              Warsaw         IN      46580     5,200,000     35,904        Electricity
   52    Sunnycrest Chalet                        Fullerton        CA      92635     5,000,000     37,514
   54    Crystal Towers                            New Hope        MN      55428     4,960,000     34,780        Electricity
   56    Park Place Apartments                     Hanahan         SC      29406     4,820,000     15,631      Electricity, Gas
-----------------------------------------------------------------------------------------------------------------------------------
   63    Topanga Terrace Convalescent Center     Canoga Park       CA      91304     4,065,000     21,163
           & Topanga West Guest Home
   71    Metropolitan Towers                     Bloomington       MN      55420     3,840,000     34,904        Electricity
   72    Royal Oak Colony                         Titusville       FL      32780     3,760,000     20,489      Electricity, Gas
   75    Trafalgar Square Estates                  Westland        MI      48185     3,600,000     26,773        Electricity
   79    Monte Sierra Apartments                Mountain View      CA      94043     3,440,000     43,833      Electricity, Gas
-----------------------------------------------------------------------------------------------------------------------------------
   82    Valley View Apartments                    Sun City        CA      92586     3,260,000     29,938      Electricity, Gas
   85    South Huntington Avenue Apartments         Boston         MA      22120     3,000,000     27,374        Electricity
   86    Lakepointe                               Ypsilanti        MI      48197     3,000,000     20,887
   90    Salem Walk Apartments                      Austin         TX      78745     2,800,000     22,838      Electricity, Gas
   91    Hillcrest Apartments                    Calumet Park      IL      60827     2,800,000     17,683        Electricity
-----------------------------------------------------------------------------------------------------------------------------------
   93    Cloverdale Regency Apartments           Los Angeles       CA      90036     2,700,000     74,502      Electricity, Gas
   95    Bavarian Village on the                   Clarkson        MI      49105     2,680,000     32,009  Electricity, Gas, Water
           Lake Apartments
   97    Kings Manor                               New Hope        MN      55428     2,550,000     28,774        Electricity
   102   Nicollet Courts                         Bloomington       MN      55420     2,320,000     26,794        Electricity
   107   Logan Park Apartments                     Fremont         CA      94536     2,100,000     57,886      Electricity, Gas
-----------------------------------------------------------------------------------------------------------------------------------
   108   Branchwood Apartments                   Goose Creek       SC      29445     2,080,000     21,430        Electricity
   110   The Arbors                              Bloomington       MN      55420     2,000,000     35,698        Electricity
   112   Larpenteur Village                        St. Paul        MN      55113     1,980,000     23,704        Electricity
   113   Lampson Village Apartments              Garden Grove      CA      92860     1,950,000     34,390        Electricity
   115   Summer Place Apartments                 San Antonio       TX      78228     1,900,000     11,863        Electricity
-----------------------------------------------------------------------------------------------------------------------------------
   117   Cedar Glen                              Bloomington       MN      55425     1,880,000     28,837        Electricity
   120   Las Cascades Apartments                   Phoenix         AZ      85018     1,700,000     10,673
   122   Bell Gardens Convalescent Center        Bell Gardens      CA      90201     1,635,000     12,006
   123   Masada Manor                              St. Paul        MN      55420     1,640,000     33,541        Electricity
   124   Rolling Hills Townhomes                  Salisbury        NC      28147     1,600,000     26,036      Electricity, Gas
-----------------------------------------------------------------------------------------------------------------------------------
   125   Cedar Gate                              Bloomington       MN      55425     1,580,000     32,314        Electricity
   127   Summerwind Apartments                      Tampa          FL      33612     1,500,000     11,261        Electricity
   129   Marbella Apartments                        Tampa          FL      33612     1,500,000     11,202  Electricity, Gas, Water
   130   Brookdale Towers                      Brooklyn Center     MN      55430     1,425,000     27,978        Electricity
   131   17 Ferris / 12 North Taylor               Norwalk         CT      06854     1,387,000     38,162     Electricity, Water
-----------------------------------------------------------------------------------------------------------------------------------
   132   11081 Rose                              Los Angeles       CA      90034     1,360,000     43,490
   133   1420 Oakhurst Avenue                    Los Angeles       CA      90035     1,350,000     44,602        Electricity
   135   Sussex Square Apartments                  Atlanta         GA      30331     1,350,000     14,960      Electricity, Gas
   136   18558 Roscoe Blvd.                       Northridge       CA      91324     1,145,000     24,671        Electricity
   137   Taft Villa Apartments                    Hollywood        FL      33020     1,080,000     24,146
-----------------------------------------------------------------------------------------------------------------------------------
   138   Garden Court Apartments                  East Point       GA      30344     1,000,000     11,339      Electricity, Gas
   139   Willow Farm Apartments                    Easton,         MA      02375       850,000     35,094        Electricity
   140   11525 Rochester Ave                     Los Angeles       CA      90025       825,000     54,514
   141   1820 Bentley Avenue                     Los Angeles       CA      90025       665,000     47,080
   142   Pengelly                                   Flint          MI      48507       660,000     13,785        Electricity
-----------------------------------------------------------------------------------------------------------------------------------
   143   3686 South Centinela Ave                Los Angeles       CA      90066       565,000     28,005        Electricity
   144   9023 Alcott Street                      Los Angeles       CA      90035       525,000     47,306        Electricity
   145   944 6th Street                          Santa Monica      CA      90403       455,000     50,117


                 Studios              1 Bedroom             2 Bedrooms             3 Bedrooms             4 Bedrooms
         ------------------------------------------------------------------------------------------------------------------
  Loan               Avg. Rent              Avg. Rent             Avg. Rent              Avg. Rent              Avg. Rent  Elevator
 Number   # of Units per mo ($)  # of Units per mo ($) # of Units per mo ($)  # of Units per mo ($)  # of Units per mo ($)  (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
    3            45       1,650        177      2,000         26       2,450          2       2,760                           Y
   8.1                                  82        447        100         531         76         611                           N
   8.2                                  96        471         40         617                                                  N
   8.3                                  56        505         81         633          1         740                           N
   10                                   36        795        190         876                                                  N
-----------------------------------------------------------------------------------------------------------------------------------
   12                                    5        460                                                                         N
  13.1                                  47        580         12         687                                                  N
  13.2                                   1        615        219         750                                                  N
   15                                   62        740        146         809                                                  N
   16           104       1,670         96      2,025                                                                         Y
-----------------------------------------------------------------------------------------------------------------------------------
   18                                                                                                      120       1,500    N
   21                                   66        628        131         748         22         930                           N
   22                                   18        488         30         660        102         901         15       1,160    Y
   25                                   64        535        136         612         56         810                           N
  26.1           24         632         36        803         15       1,012                                                  N
-----------------------------------------------------------------------------------------------------------------------------------
  26.2            6         603         36        747         30         851                                                  N
   27             4         592        106        750         40         875                                                  N
   31                                   36        646        144         748                                                  N
   34                                   88        404        112         539                                                  N
   37                                   56        509        120         559         24         659                           N
-----------------------------------------------------------------------------------------------------------------------------------
   38                                   96        495        124         604                                                  N
   39                                                         84         857         28         958                           N
   41            12         600        110        680         46         850                                                  N
   42                                                        118         936                                                  N
  45.1                                  42        575         18         725                                                  N
-----------------------------------------------------------------------------------------------------------------------------------
  45.2           40         475         40        565         20         685                                                  N
   49                                    4        550        140         641                                                  N
   52            88       1,450                               40       2,000                                                  Y
   54             2         410         30        555        108         662                                                  N
   56                                  112        360        128         410         65         510                           N
-----------------------------------------------------------------------------------------------------------------------------------
   63           112         158         78                                                                                    N

   71             2         555         70        625         36         748                                                  N
   72                                   56        425        100         503         27         675                           N
   75                                   44        494         88         590                                                  N
   79            34         700         43        850                                                                         N
-----------------------------------------------------------------------------------------------------------------------------------
   82                                                        108         536                                                  N
   85            28         585         80        642                                                                         N
   86                                   36        539        104         612          1         710                           Y
   90                                   98        496         24         664                                                  N
   91            48         358         62        450         46         614                                                  N
-----------------------------------------------------------------------------------------------------------------------------------
   93             4         690          4        850         28       1,150                                                  Y
   95                                   33        625         48         776                                                  N

   97             6         427         36        523         45         623                                                  N
   102           15         453         48        525         22         599                                                  N
   107                                                        20       1,070         16       1,195                           N
-----------------------------------------------------------------------------------------------------------------------------------
   108                                                        50         475         46         575                           N
   110                                  37        664         18         739                                                  N
   112            2         424         53        474         26         585          1         749                           N
   113           19         453         10        512         27         733                                                  N
   115           56         284        102        335          1         310                                                  N
-----------------------------------------------------------------------------------------------------------------------------------
   117                                  16        521         48         599                                                  N
   120           21         366        110        473         25         595                                                  N
   122                       74                                                                                               N
   123                                  25        596         23         692                                                  N
   124                                  14        410         30         500         17         600                           N
-----------------------------------------------------------------------------------------------------------------------------------
   125                                  24        563         24         678                                                  N
   127                                  96        330         36         430                                                  N
   129                                  96        345         36         445                                                  N
   130                                   8        498         42         607                                                  N
   131                                  30        690          6         800                                                  N
-----------------------------------------------------------------------------------------------------------------------------------
   132                                  13        741         18         879                                                  N
   133                                  19        816         11         964                                                  Y
   135                                  24        450         56         510          8         625                           N
   136                                  24        520         16         775          6         875                           Y
   137                                  42        450          2         655                                                  Y
-----------------------------------------------------------------------------------------------------------------------------------
   138                                  24        395         60         465          2         575                           N
   139                                                        24         775                                                  N
   140            1         650          5        781          9       1,001                                                  N
   141                                   9        771          5         977                                                  N
   142                                  47        377                                                                         N
-----------------------------------------------------------------------------------------------------------------------------------
   143                                  18        565          2         721                                                  N
   144                                   1        670         10         945                                                  Y
   145                                   2        724          6         774          1       1,470                           N

                                                                       ANNEX C

         CERTAIN CHARACTERISTICS OF OFFICE, INDUSTRIAL AND RETAIL LOANS

                                                                                              Original/   Initial Pool
   Loan                                                                   Property            Allocated     Balance
  Number                 Property Name                  Property City      State   Zip Code    Balance     per Sq Ft
-----------------------------------------------------------------------------------------------------------------------
   1.1     Butterfield Plaza                            Downers Grove        IL      60515      9,450,000    82.64
   1.2     Coopers Plaza                                    Edison           NJ      08043      6,000,000    34.74
   1.3     Crosswinds Center                            St. Petersburg       FL      33710      5,500,000     38.1
   1.4     Fashion Place                                   Columbia          SC      29206      6,750,000    45.54
   1.5     Germantown Commons                             Germantown         MD      20874     16,000,000    90.19
-----------------------------------------------------------------------------------------------------------------------
   1.6     Montgomery Village                            Gaithersburg        MD      20877     10,400,000    88.48
    2      The Flood Building                           San Francisco        CA      94102     45,000,000    152.5
    6      36 South Charles                               Baltimore          MD      21201     19,100,000    62.79
    7      Plaza 600                                       Seattle           WA      98101     18,200,000    91.05
    9      Southland Mall                                  Portage           MI      49081     15,000,000    58.32
-----------------------------------------------------------------------------------------------------------------------
    11     Parkridge Two                                    Reston           VA      20191     13,150,000    132.26
   13.3    Delary Beach Retail                           Delray Beach        FL      33444      1,305,634     88.5
    14     MCI-Atlanta Building                           Alpharetta         GA      30328     12,300,000    112.54
    17     Kukui Marketplace                         Lihue, Island of Kauai  HI      96766     10,750,000    74.33
   19.1    Saddlebrook Professional Center               St. Charles         IL      60174      1,495,811    98.72
-----------------------------------------------------------------------------------------------------------------------
   19.2    One River Center                                 Geneva           IL      60134      2,204,353    97.26
   19.3    Bradbury Place                                   Geneva           IL      60134      2,597,988    100.35
   19.4    Williamsburg Professional Office                 Geneva           IL      60135      1,338,357    88.77
   19.5    Herrington Station Shopping Center               Geneva           IL      60134        492,043    89.82
   19.6    Blockbuster Video Store                       St. Charles         IL      60174        787,269    119.84
-----------------------------------------------------------------------------------------------------------------------
   19.7    Amoco Ground Lease                            St. Charles         IL      60174        669,179    221.92
    20     330 Whitney Avenue                              Holyoke           MA      10140      9,000,000    65.67
    23     Plaza I & II Buildings                          Jackson           MS      39211      8,250,000    76.53
    24     Commerce Town Center                       Commerce Township      MI      48382      8,200,000    88.01
    29     10010 Junction Road                        Annapolis Junction     MD      20701      7,200,000    70.02
-----------------------------------------------------------------------------------------------------------------------
    30     Magnolia Place Office Building                  Orlando           FL      32801      7,200,000    76.11
    32     Shoppers Square Mall                              Reno            NV      89502      6,750,000    52.35
    33     Prairie Street Shopping Center                St. Charles         IL      60174      6,625,000    86.25
    35     Valley Green Corporate Center               Fort Washington       PA      19034      6,600,000    81.37
    36     North Pilot Road                               Las Vegas          NV      89119      6,500,000     43.1
-----------------------------------------------------------------------------------------------------------------------
    40     The Centre at Stirling & Palm                 Cooper City         FL      33024      5,800,000     90.3
    43     Deer Creek Village Center                   Rancho Cucamonga      CA      91730      5,475,000    60.06
    44     Provident Bank Building                        Baltimore          MD      21202      5,500,000    58.65
    47     UTEC Building                                 Minneapolis         MN      55414      5,350,000    39.33
    50     Variel Court Office Plaza                    Woodland Hills       CA      91367      5,200,000     86.4
-----------------------------------------------------------------------------------------------------------------------
    51     Cliff Lake Center                                Eagan            MN      55122      5,200,000    69.42
    55     Amherst Commerce Park                           Amherst           NY      14226      4,850,000    17.45
    57     The Times Square Building                       Seattle           WA      98101      4,690,000    84.96
    59     Plaza El Toro                                 Lake Forest         CA      92630      4,500,000    83.88
   60.1    Mt. Morris Town Center                         Mt. Morris         MI      48458      1,650,000    49.88
-----------------------------------------------------------------------------------------------------------------------
   60.2    Ferndale Retail Center                          Ferndale          MI      48220      1,125,000    70.75
   60.3    Bristol Wood Plaza                               Burton           MI      48529      1,725,000     64.1
    61     Biscayne Harbour Shopping Center                Aventura          FL      33160      4,400,000     97.3
    62     Shackleford Corporate Center                  Little Rock         AR      72204      4,300,000     24.1
    64     3211 Scott Blvd                               Santa Clara         CA      95054      4,000,000    114.82
-----------------------------------------------------------------------------------------------------------------------
    65     St. John's Plaza                               Titusville         FL      32796      4,000,000    31.68
    66     Meadow Mill Building                           Baltimore          MD      21211      4,000,000    21.31
    67     305 Regent St.                                Portchester         NY      10573      4,000,000    41.27
    68     Northridge 400                                  Atlanta           GA      30350      3,960,000    80.68
    69     Town Square Shopping Center                    Old Bridge         NJ      07747      3,825,000    97.93
-----------------------------------------------------------------------------------------------------------------------
    70     Las Tiendas Shopping Center                     Hialeah           FL      33014      3,800,000    73.82
    73     Miller Plaza                                   Hollywood          FL      33021      3,625,000    73.36
    74     Cedars Edge Center                              Lansing           MI      48911      3,600,000    50.96
    76     Maple Tree Plaza                               Zanesville         OH      43701      3,580,000    46.62
    77     Ricchiazzi Industrial Buildings                 Seattle           WA      98134      3,450,000    39.68
-----------------------------------------------------------------------------------------------------------------------
    78     Heritage Plaza                                 Hollister          CA      95023      3,450,000    63.25
    81     Geneva on the Dam                                Geneva           IL      60134      3,270,000    76.33
    83     Watt Executive Plaza                           Sacramento         CA      95821      3,250,000    51.29
    87     St. Joesph Medical & Chicago Plaza Medical       Omaha            NE      68114      2,900,000    71.33
    88     Office Depot                                     Dallas           TX      75207      2,850,000    93.19
-----------------------------------------------------------------------------------------------------------------------
    92     Heritage Plaza Shopping Center                  Redford           MI      48239      2,800,000    59.44
    94     Orchard Plaza                                     Reno            NV      89502      2,700,000    86.36
    96     Colonial Court Shopping Center                 Riverwood          IL      60601      2,565,400     66.2
    98     Plaza East Shopping Center                     Wilmington         NC      28103      2,500,000    27.26
    99     Shoppes At Westburry                             Miami            FL      33186      2,400,000    71.32
-----------------------------------------------------------------------------------------------------------------------
   100     Market Plaza Shopping Center                   Greensboro         NC      27410      2,325,000    31.54
   101     Raynham Health Care                             Raynham           MA      02767      2,300,000    103.62
   103     The Renaissance Center                         Charlotte          NC      28217      2,300,000    45.51
   104     Fox Island Square                             St. Charles         IL      60174      2,265,000     74.6
   105     El Camino Medical Buiding                    Mountain View        CA      94040      2,150,000    119.79
-----------------------------------------------------------------------------------------------------------------------
   106     Rutherford Square Shopping Center            Rutherfordton        NC      28139      2,150,000    39.44
   109     Millbrae Theater Building                       Millbrae          CA      94030      2,000,000    197.45
   111     Meadow Park Shopping Center                      Alvin            TX      77511      2,000,000     15.4
   114     One San Jose Place                            Jacksonville        FL      32257      1,900,000     45.1
   116     Bay Vista Office Park                          Clearwater         FL      34620      1,900,000     47.9
-----------------------------------------------------------------------------------------------------------------------
   118     34th Street Plaza                             Gainesville         FL      32608      1,850,000    52.42
   121     Inland Commerce Park                            Spokane           WA      99216      1,650,000    53.36
   126     100 Filbert Street                              Oakland           CA      94595      1,550,000    21.16
   128     Pinebrook Commons Shopping Center              Bradenton          FL      34210      1,500,000    44.54
   134     Arlington Revco                               Indianapolis        IN      46219      1,370,000    124.67
-----------------------------------------------------------------------------------------------------------------------







                                                                 Largest Tenant
            ----------------------------------------------------------------------------------------------------------------------
   Loan                                                                                                       Lease Exp.
  Number                       Name                                                  Sq Ft                       Date
----------------------------------------------------------------------------------------------------------------------------------
    1.1     Avery Paper Products (International Paper)                                  21,007                  11/7/00
    1.2     Pathmark                                                                    64,926                 10/31/19
    1.3     Scotty's                                                                    56,949                 12/19/03
    1.4     SuperPetz                                                                   26,458                  4/16/05
    1.5     Giant                                                                       46,756                  4/30/12
----------------------------------------------------------------------------------------------------------------------------------
    1.6     Safeway                                                                     36,405                  1/18/03
     2      Footlocker                                                                  45,519                  1/31/04
     6      Piper & Marbury                                                            185,292                  3/31/01
     7      Canadian Consulate                                                          19,098                  3/31/05
     9      Kohl's                                                                      81,146                  1/30/16
----------------------------------------------------------------------------------------------------------------------------------
    11      Iridium                                                                     77,400                  9/14/04
   13.3     G. Ortiz; Halstead&Rosell; Finishing Touches;                                1,500          6/14/99; 1/19/00; 5/31/00;
             A&A Antiques; Shining Through; Splendid Blended                                           10/31/99; 8/31/00; 6/15/00
    14      MCI                                                                        108,512                  6/30/08
    17      KMART                                                                      119,293                 11/30/19
   19.1     David Hemmer, MD                                                             2,206                  5/31/99
----------------------------------------------------------------------------------------------------------------------------------
   19.2     Dean Witter                                                                  4,500                  5/31/02
   19.3     Chicago Title Insurance Co.                                                 10,238                  8/14/06
   19.4     Country Mutual Insurance                                                     3,860                 12/31/02
   19.5     Geneva Dairy                                                                 1,700                  3/31/00
   19.6     Blockbuster                                                                  6,536                  7/31/00
----------------------------------------------------------------------------------------------------------------------------------
   19.7     Amoco                                                                        3,000                 11/30/01
    20      Pioneer Management                                                          25,826                 12/30/99
    23      MS Diversified & subsidiaries                                               50,594       4/30/02 & 5/31/02 & 10/31/02
    24      A.I. Danman                                                                 15,600                  12/1/03
    29      GSA                                                                         33,488                 12/31/99
----------------------------------------------------------------------------------------------------------------------------------
    30      Orange County Public Utlities                                               45,662                  9/30/01
    32      Sav-On Drugs                                                                27,076                 10/31/04
    33      Jewel                                                                       64,408                  1/29/00
    35      McNeil-PPC, Inc.                                                            26,520            7/31/98 & 10/31/02
    36      Mikohn  Gaming                                                              85,000                  7/31/04
----------------------------------------------------------------------------------------------------------------------------------
    40      Richard J. Wilbur                                                            4,802                 10/30/02
    43      Brunswick                                                                   36,025                 12/31/99
    44      Provident Bank                                                              92,172                 12/16/02
    47      Nature Conservancy                                                          11,193                  8/31/99
    50      Internal Revenue Service                                                    19,244                  6/30/07
----------------------------------------------------------------------------------------------------------------------------------
    51      Northwest Fabrics                                                           11,833                 11/30/00
    55      Citicorp                                                                    88,500                  6/1/08
    57      Mithun                                                                      22,267             5/31/99 & 3/31/00
    59      Ralphs Grocery                                                              23,800                  12/1/00
   60.1     Towne Center Pharmacy                                                        9,000                 12/31/07
----------------------------------------------------------------------------------------------------------------------------------
   60.2     Proclean                                                                     7,000                  12/2/03
   60.3     Proclean                                                                     7,400                  5/24/00
    61      Olive Garden                                                                 7,900                  6/30/02
    62      Brandon Moving & Storage                                                    22,500                  6/30/02
    64      Cad Design                                                                   8,432                  5/31/03
----------------------------------------------------------------------------------------------------------------------------------
    65      Walmart                                                                     55,990                  9/30/04
    66      MM Athletic Club                                                            27,450                 10/31/02
    67      Eber Brothers Wine & Liquor                                                 95,000                  6/30/05
    68      Browning Ferris Industries                                                  24,346                  12/1/00
    69      CVS                                                                          7,921                  1/31/03
----------------------------------------------------------------------------------------------------------------------------------
    70      Auto Zone                                                                   13,724                  5/1/02
    73      Popular Discount                                                             8,380                  7/31/07
    74      MC Sporting Goods                                                           18,975                  5/31/01
    76      Big Bear Supermarket                                                        43,850                  8/15/10
    77      Mail Movers, Inc.                                                           33,862                 11/30/04
----------------------------------------------------------------------------------------------------------------------------------
    78      Rite Aid                                                                    25,000                 12/31/10
    81      Riverwalk Restaurant                                                        12,694                  1/31/02
    83      SAIC                                                                        31,945                  9/30/02
    87      Prairie Medical                                                             17,480                   M-T-M
    88      Office Depot                                                                30,000                  8/31/13
----------------------------------------------------------------------------------------------------------------------------------
    92      Pet Supplies Plus                                                            8,800                  8/30/04
    94      Tropical LLC                                                                 5,955                  2/2/04
    96      Grand National Bank                                                          9,600                 12/31/98
    98      Dan River Factory Outlet                                                     7,517                  5/15/01
    99      Kinder Babez Academy                                                         6,440                 12/31/02
----------------------------------------------------------------------------------------------------------------------------------
    100     Aron Rents                                                                  43,380                  6/30/01
    101     Blue Cross of Massachusetss                                                 22,000                  5/15/04
    103     US Census Bureau                                                            21,144                  7/31/02
    104     Erik & Me Restauant                                                          5,417                  8/31/03
    105     Camino Medical Group                                                         6,409                  6/30/07
----------------------------------------------------------------------------------------------------------------------------------
    106     Food Lion                                                                   30,280                 12/10/09
    109     Hollywood Video                                                              7,470                 11/30/05
    111     Helig-Meyers                                                                26,324                  4/9/08
    114     The Loop                                                                     3,600                  3/31/99
    116     Jeweler's Financial                                                         30,000                 12/31/03
----------------------------------------------------------------------------------------------------------------------------------
    118     Hollywood Video                                                              8,450                  9/15/01
    121     Inland Construction                                                         14,896                  3/30/11
    126     Fisher Berkeley Coporation                                                  18,000                  12/1/00
    128     Wood You                                                                     9,200                 10/31/03
    134     CVS                                                                         10,722                  8/31/17
----------------------------------------------------------------------------------------------------------------------------------









                          Second Largest Tenant                                            Third Largest Tenant
         -------------------------------------------------------------------------------------------------------------------------
   Loan                                                 Lease Exp.                                                   Lease Exp.
  Number           Name                    Sq Ft           Date          Name                             Sq Ft         Date
----------------------------------------------------------------------------------------------------------------------------------
    1.1  Kids R Us                         20,926         1/31/13        Gateway 2000                     10,000      12/31/03
    1.2  Service Merchandise               57,271         1/20/05        Marshalls                        35,236       1/31/10
    1.3  Bed, Bath & Beyond                36,926         1/31/09        Marshalls                        27,100       1/31/05
    1.4  TJ Maxx (BBB+)                    24,300         5/31/01        Staples                          22,500       9/30/05
    1.5  Sony Theatre                      17,195         2/17/07        Magic Cue Billards               11,900       8/7/06
----------------------------------------------------------------------------------------------------------------------------------
    1.6  Seneca Creek Trading              12,770         5/31/03        Cosmetic Center                   7,638       3/31/03
     2   Gap                               36,489         9/30/03        Urban Outfitters                 14,628       9/1/06
     6   Shapiro & Olander                 24,166        12/31/02        Peter Nichols                    12,283       6/30/01
     7   Kibble & Prentice                 16,836        12/31/98        Hargis Engineers                 10,483      10/31/99
     9   TJ Maxx                           30,000        10/12/04        Barnes & Noble                   25,500       1/31/11
----------------------------------------------------------------------------------------------------------------------------------
    11   Atlantic Realvest LLC             19,153         5/31/03        Mini Gourmet                      1,703       8/31/07
   13.3  Hatian Art; Rando                  1,200    1/31/99; 11/30/99   Dash of Whimsey; M. Bartoo          950       2/28/99
    14   NAP                                  NAP                        NAP                                 NAP
    17   Borders Inc                       15,239         2/28/05        Payless Shoe Source               4,120       1/8/05
   19.1  Michelle P. Thatcher, M.D.         1,844         6/30/00        Orthopedic Spine & Surgery,       1,800       5/31/01
                                                                           Centegra Horizons, Mckenna
----------------------------------------------------------------------------------------------------------------------------------
   19.2  McWin Inc                          3,026        10/31/00        Bronzino's                        2,410      10/31/05
   19.3  Baird & Warner                     5,760         7/31/07        Self Funded Plans                 1,728       9/30/02
   19.4  Dr. Mardi Tingzon                  1,200         8/31/99        Dr. James Heffernan;              1,200  4/30/99; 7/31/01
                                                                            Dr. Kambiz Noruzi
   19.5  Cardiff Bros                       1,400         5/31/99        Depot Express                     1,000       4/30/99
   19.6  NAP                                  NAP                        NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------------------
   19.7  NAP                                  NAP                        NAP                                 NAP
    20   Visiting Nurses                   19,246         4/30/03        Data Profit                      13,739       8/30/99
    23   Upshaw, Williams,                  9,204        12/31/02        Alliance General                  6,769       3/31/99
          Biggers Attorneys
    24   Rite Aid                          11,550         8/30/03        Fashion Bug                       8,400       1/31/99
    29   Harleysville Mutual Ins. Co.      16,548         3/31/00        LL Funding, Corporation          10,591       8/31/03
----------------------------------------------------------------------------------------------------------------------------------
    30   Independent Banker's Bank         16,840        11/30/98        Rush, Marshall, Reber, Garbri     8,290       4/30/00
    32   Marshalls                         26,250         9/30/99        Sheplers                         16,350       5/31/99
    33   John's Cleaners                    2,147         2/28/02        Baskin Robbins                    1,093      12/31/01
    35   Prime Bank                        15,896        11/30/99        Daller, Greenberg & Dietrich     11,324       8/14/02
    36   Jerr-Dan                          65,000         7/31/00        NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------------------
    40   Draizin Dental Associates          3,944         9/30/99        AAA Realty                        3,420       5/31/99
    43   The Game Room                      6,300         9/30/99        West Tech Computers               5,140      12/31/06
    44   NAP                                  NAP                        NAP                                 NAP
    47   Northern Lights                    5,532         8/31/99        MN Tapp                           4,292       6/30/99
    50   Ikon Office Solutions             13,259         8/24/99        Maritz Travel                    11,461       8/31/99
----------------------------------------------------------------------------------------------------------------------------------
    51   Golf America of Eagan              6,606         5/31/02        Edgcumbe Montessori, inc.         4,406       4/30/02
    55   AFPS                              64,800         3/1/00         Ultra Scan                       12,085       11/1/98
    57   Think New Ideas                   18,542         5/31/99        Washington Mutual                 3,220      12/31/98
    59   Bicycles, ect                      4,320         12/1/98        ET Pharmacy                       3,277       4/1/00
   60.1  Proclean                           7,600        12/31/98        Genesys                           3,372      12/31/98
----------------------------------------------------------------------------------------------------------------------------------
   60.2  Blockbuster Video                  6,500         9/1/00         Papa Romanos & Hong Kong 1        1,000      10/31/03
   60.3  Panorama Video                     6,000         7/14/01        Tropi - Tan                       2,460       2/2/00
    61   United National Bank               5,000        12/31/01        Colwell Banker                    4,800       6/30/01
    62   Family Life Ministries            19,750         4/30/01        Church at Rock Creek             19,200       4/30/00
    64   Smith Dennis                       7,508         2/28/00        Shinko                            4,728       2/28/00
----------------------------------------------------------------------------------------------------------------------------------
    65   Publix                            38,520         5/30/06        Eckard Drugs                     10,355       9/28/05
    66   Caliber Learning Network          17,782         8/31/04        Stone Mill                        9,800       2/28/10
    67   NAP                                  NAP                        NAP                                 NAP
    68   Brockway                          24,135         3/1/00         NAP                                 NAP
    69   Party & Play USA                   4,005         8/31/03        Pizza Huts of Monmouth County     3,674      12/31/11
----------------------------------------------------------------------------------------------------------------------------------
    70   First Union                        9,916         6/1/01         Eckerds                           8,870       5/1/08
    73   Firestone                          6,240         1/31/01        Futuro Market                     5,790      12/31/01
    74   Ingham Regional Medical Center     8,360        11/30/00        Haddad's Gift, Inc                6,190       2/28/01
    76   Revco                              8,000         6/30/01        Renters Choice                    2,400       9/30/98
    77   LeDuc Packaging                   25,040        12/20/02        Arctic Ice Cream                 12,559       9/30/01
----------------------------------------------------------------------------------------------------------------------------------
    78   Ace Hardware                       7,500         7/31/02        CSK Auto, Inc                     7,500       8/31/07
    81   Fluid Management                   4,465         8/31/99        Merlin Muffler                    4,424       6/30/99
    83   Trans Cal Associates              10,372         7/31/03        Zumbrun Law Firm                  3,947      12/31/02
    87   UHC Management                     8,350        12/31/99        Excel                             4,815       9/30/05
    88   NAP                                  NAP                        NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------------------
    92   Healthsouth Corporation            7,275         1/31/00        Rent a Flick; Paging Network      3,600  3/31/05; 4/30/99
    94   Q's Billards                       3,650         5/15/00        American Savings Bank             3,569       3/18/01
    96   Furniture Show                     5,455         4/30/01        Jimmy's Charhouse                 5,200       9/30/03
    98   West Marine Products, Inc          5,998         4/30/05        Blockbuster Video                 5,582       9/30/00
    99   NAS Restaurant                     2,500        12/31/02        El Pollo Tropical & Circle A      2,132      12/31/99
----------------------------------------------------------------------------------------------------------------------------------
    100  Golds Gym                         20,440         9/30/04        Taste of Italy                    2,250      11/30/00
    101  NAP                                  NAP                        NAP                                 NAP
    103  Qualex                            14,142         7/15/04        CBS Process Control Div           8,945       3/31/01
    104  Geneva Leasing Associates          2,681         7/31/99        Bull & Bear                       2,325      10/31/00
    105  Leonard & Maria Fu, D.D.S.         2,340         4/30/05        Renal Medical Center              1,684      12/31/99
----------------------------------------------------------------------------------------------------------------------------------
    106  CVS                                8,450         1/1/05         Family Dollar                     6,000      12/24/99
    109  Laitron Computer                   1,340         2/28/99        Great Clips                       1,240       2/25/01
    111  Weiners                           22,500         7/31/02        Dollar General                   10,500       9/30/02
    114  Otis Smith Foundation              3,360        10/31/01        Tool Kit                          2,112       3/31/99
    116  Annsworth Montess                  9,150        11/30/03        NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------------------
    118  Aquatropics                        3,510        12/31/00        Joes Deli                         2,100      11/30/97
    121  Strata Inc.                        4,683         2/28/02        Alpine Electric                   4,438       3/30/11
    126  East Bay Conservation Corp        15,000         8/1/00         Energy Interactive Inc           12,600       10/1/05
    128  Coco Bello Trattoria               4,650        11/30/03        State Farm Insurance              2,475       3/31/09
    134  NAP                                  NAP                        NAP                                 NAP
----------------------------------------------------------------------------------------------------------------------------------



                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX D


                 J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C7

                                  $801,352,036


















J.P. MORGAN & CO.

                            DEUTSCHE BANK SECURITIES

                                                           CHASE SECURITIES INC.





April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 1
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                 J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C7

                                  $801,352,036





J.P. MORGAN:               Brian Baker (trading)               (212) 648-1413
                           Andrew Taylor (trading)             (212) 648-1413
                           Thomas Doherty (structuring)        (212) 648-1413
                           Patrick Corcoran (research)         (212) 648-6130
                           Michael Glover (product manager)    (212) 648-0258






DEUTSCHE BANK SECURITIES:  Justin Kennedy (trading)            (212) 469-3867
                           Scott Waynebern (trading)           (212) 469-7730






CHASE SECURITIES:          Scott Davidson (trading)            (212) 834-3813
                           David McNamara (trading)            (212) 834-3813
                           Andreas Christopoulos (trading)     (212) 834-3813
                           Joan Rogers (research)              (212) 834-3704







April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 2
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                 J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C7

                                  $801,352,036

                              TRANSACTION OVERVIEW

                                                            LOAN     AVG.
                RATING      CURRENT             EXPECTED      TO     LIFE   PRINCIPAL
               (FITCH/       SIZE        % OF    CREDIT    VALUE    (YRS)     WINDOW      COUPON     PRICE    PRICE   ERISA(4)/
   CLASS         S&P)        ($)(1)      TOTAL   SUPPORT    (%)(2)   (3)    (MONTHS)(3) DESCRIPTION    ($)    TALK     SMMEA
-------------------------------------------------------------------------------------------------------------------------------
    A-1        AAA/AAA   $208,000,000     26.0%   29.50     48.7%    5.48      1-105       Fixed                      Yes/Yes
    A-2        AAA/AAA    356,953,000     44.5    29.50     48.7     9.18    105-113       Fixed                      Yes/Yes
     X         AAA/AAAr   801,352,036                                5.37(5)                WAC                       Yes/Yes
     B          AA/AA      40,067,000      5.0    24.50     52.2     9.46    113-114       Fixed                       No/Yes
     C           A+/A      40,067,000      5.0    19.50     55.6     9.48    114-114       Fixed                       No/No
     D         BBB/BBB     52,087,000      6.5    13.00     60.1     9.65    114-118        WAC                        No/No
     E        BBB-/BBB-    12,020,000      1.5    11.50     61.1     9.81    118-118        WAC                        No/No

RETAINED CLASSES(6)        92,158,036(6)  11.5                                             Fixed                       No/No

   TOTAL                 $801,352,036    100.0%             69.9%(7)
-------------------------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to change
(2) The sum of the principal balance of each bond and the bonds senior to it, other than Class X, divided by the aggregate appraised value of the properties collateralizing the mortgage loan pool
(3) Assumes a prepayment rate of 0% CPR, optional redemption is not exercised, and a closing date of April 22, 1999 4 ERISA eligibility is subject to certain limitations described in the prospectus supplement under "Certain ERISA Considerations"
(5)  Implied average life
(6)  Includes Classes F, G, H, and NR
(7)  Weighted average from collateral

                         MORTGAGE POOL CHARACTERISTICS

The mortgage pool consists of 145 fixed rate mortgage loans secured by one or more first liens on fee simple and for two instances leasehold interests in multifamily, retail, office, hotel and other commercial properties located in 29 states. The three largest geographic concentrations are California (20.7%), Florida (11.7%) and Maryland (10.5%). The mortgage loans will have an initial pool balance of $801,352,036 and individual principal balances as of the Cut-off Date of at least $451,049 but not more than $54,005,058 with an average principal balance of approximately $5,526,566. The mortgage pool has a weighted average loan-to-value of 69.94% and a weighted average debt service coverage ratio of 1.41x.



April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 3
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                  DEAL SUMMARY

LEAD MANAGER                   J.P. Morgan & Co.

CO-LEAD MANAGER                Deutsche Bank Securities

CO-MANAGER                     Chase Securities Inc.

PRICING SPEED                  0% CPR

DEPOSITOR                      J.P. Morgan Commercial Mortgage Finance Corp.,
                               an indirect wholly-owned limited purpose finance subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of J.P. Morgan Securities Inc.
                               ("JPMSI"), the Underwriter.

ORIGINATOR                     98.39% of the mortgage loans were originated by
                               Morgan Guaranty Trust Company of New York and
                               1.61% were purchased

MASTER SERVICER                Midland Loan Services Inc.

SPECIAL SERVICER               Midland Loan Services Inc.

TRUSTEE                        State Street Bank and Trust Company

TRUSTEE WEBSITE                corporatetrust.statestreet.com

RATING AGENCIES                Fitch IBCA
                               Standard & Poor's Rating Group

                               ----------------------------------------

LEGAL STATUS                   All offered certificates are public

CUT-OFF DATE                   April 1, 1999

SETTLEMENT DATE                On or about April 22, 1999

DELIVERY                       DTC and Euroclear

RATED FINAL MATURITY DATE      October 1, 2035

MONTHLY DISTRIBUTION DATES     Pays monthly on the 15th day of every month or,
                               if any such 15th day is not a business day, then the next succeeding business day

FIRST PAYMENT DATE             May 17, 1999, 14 day delay

OPTIONAL REDEMPTION            When pool pays down to 1% of original pool
                               balance

DEAL INFORMATION/ANALYTICS     Bloomberg, Conquest, Intex, and The Trepp Group

ERISA ELIGIBLE                 Classes A1, A2, and X

SMMEA ELIGIBLE                 Classes A1, A2, X, and B


April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 4
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                              STRUCTURAL OVERVIEW

o Interest payments will be pro rata to Classes A1, A2 and X and then interest will be paid sequentially to Classes B, C, D, E, F, G, H, and NR

o The Class A1, A2, B, C, F, G, H, and NR Certificates will have a fixed coupon. The Class D and E Certificates will have a weighted average coupon. The Class X Certificates will receive the net interest on the pool less the interest paid on the other certificates

o    All Classes offered will pay interest on a 30/360 basis

o The Class X Certificates will have the same interest priority as Class A1 and A2 Certificates

o Principal payments will be paid sequentially to Class A1, A2, B, C, D, E, F, G, H and NR Certificates, until each class is retired. The Class X Certificates do not have a class balance and are therefore not entitled to any principal distributions

o Losses will be born by the Classes in reverse sequential order, from Class NR up to Class B and then pro-rata to Classes A1 and A2

o If the principal balance of the mortgage pool is less than or equal to the aggregate bond balance of Classes A1 and A2 bonds the principal will be allocated pro rata to Classes A1 and A2

o Prepayment premiums received will be allocated first to the interest bearing Certificates, according to a specified formula, with any remaining amount paid to the Class X Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:

                          Principal Paid to Class   (Pass-Through Rate on Class - Discount Rate)
     Prepayment Premium x ----------------------- x --------------------------------------------
                           Total Principal Paid        (Mortgage Rate on Loan - Discount Rate)

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans. Generally, when a loan becomes 90 days delinquent, the special servicer obtains a new appraisal and writes down the most subordinate bond class by any excess of the amount then owed on the loan over 90% of the new appraisal. This write-down does not affect the Class X Certificates or the senior bonds


                           COLLATERAL CHARACTERISTICS

                PRINCIPAL BALANCE                     $801,352,036
                NUMBER OF LOANS                                145
                NUMBER OF MORTGAGED PROPERTIES                 164
                AVG. PRINCIPAL BALANCE
                         PER LOAN                       $5,526,566
                         PER PROPERTY                   $4,886,293
                W.A. MORTGAGE RATE                          7.221%
                W.A. REMAINING TERM                   113.4 months
                W.A. UNDERWRITTEN DSCR                       1.41x
                W.A. CUT-OFF DATE LTV RATIO                  69.9%
                W.A. SEASONING                          9.0 months



April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 5
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                           AVERAGE LIFE SENSITIVITIES

                            PREPAYMENT SPEEDS (CPR)(1)

                                         AVERAGE LIFE (YEARS)
         ---------------------------------------------------------------------
CLASS         0%           25%           50%           75%           100%
------------------------------------------------------------------------------
A1           5.48          5.39          5.32          5.27          5.16
A2           9.18          9.15          9.13          9.08          8.81
B            9.46          9.44          9.42          9.40          9.19
C            9.48          9.48          9.48          9.47          9.23
D            9.65          9.62          9.59          9.57          9.38
E            9.81          9.81          9.81          9.76          9.56
X(2)         5.37          5.26          5.19          5.12          4.93

(1) Assumes no prepayment during the lockout and yield maintenance periods and optional redemptions are not exercised

(2)  Implied average life



                             PREPAYMENT PROTECTION

    PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE AS OF THE
            CUT-OFF DATE THAT HAVE PREPAYMENT LOCKOUTS OR PENALTIES
                           (ASSUMING NO PREPAYMENTS)

                                  CURRENT    4/00    4/01     4/02    4/03     4/04    4/05     4/06     4/07    4/08     4/09
-------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                  100.0   100.0     99.5    81.9     72.9    39.4     33.1     33.1    32.4     39.4     7.7
Yield Maintenance 1(1)                0.0     0.0      0.5    18.1     22.1    59.7     61.0     62.4    63.1     39.8    45.4
Yield Maintenance 2(2)                0.0     0.0      0.0     0.0      0.0     0.0      2.9      2.9     2.9      3.6    26.0
     Total Lockout and YM           100.0   100.0    100.0   100.0     95.0    99.1     97.0     98.4    98.4     82.8    79.1

7.00% - 7.99%(3)                      0.0     0.0      0.0     0.0      0.0     0.0      0.6      0.0     0.0      0.0     0.0
6.00% - 6.99%(3)                      0.0     0.0      0.0     0.0      0.0     0.0      0.0      0.6     0.0      0.0     0.0
5.00% - 5.99%(3)                      0.0     0.0      0.0     0.0      0.0     0.0      0.0      0.0     0.6      0.0     0.0
4.00% - 4.99%(3)                      0.0     0.0      0.0     0.0      0.0     1.0      0.0      0.0     0.0      0.7     0.0
3.00% - 3.99%(3)                      0.0     0.0      0.0     0.0      0.0     0.0      1.0      0.0     0.0      0.0     5.2
2.00% - 2.99%(3)                      0.0     0.0      0.0     0.0      0.0     0.0      0.0      1.0     0.0      0.0     0.0
1.00% - 1.99%(3)                      0.0     0.0      0.0     0.0      0.0     0.0      0.0      0.0     1.0      0.0     0.0
No Prepayment Premium                 0.0     0.0      0.0     0.0      5.0     0.0      1.4      0.0     0.0     16.5    15.7
-------------------------------------------------------------------------------------------------------------------------------
TOTAL(4)                            100.0   100.0    100.0   100.0    100.0   100.0    100.0    100.0   100.0    100.0   100.0
-------------------------------------------------------------------------------------------------------------------------------
AGGREGATE MORTGAGE BALANCE ($)      801.4   791.2    780.2   768.4    755.6   704.9    687.0    659.7   643.7    502.2    66.4
% OF CUT-OFF DATE BALANCE           100.0    98.7     97.4    95.9     94.3    88.0     85.7     82.3    80.3     62.7     8.3

(1) T+0bp; 1% floor
(2) T+25bp; 1% floor
(3) The mortgage requires a prepayment premium equal to the indicated percentage of the amount prepaid
(4) Total may sum to greater than 100.0 due to rounding


April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 6
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                               COLLATERAL SUMMARY

    In the following tables, Principal Balance refers to Aggregate Cut-off Date Principal Balance


                                 PROPERTY TYPES

                                                                                        % OF PRINCIPAL
PROPERTY TYPE                             # OF PROPERTIES     PRINCIPAL BALANCE ($)            BALANCE
-------------------------------------------------------------------------------------------------------
Multifamily                                            67              $242,645,132               30.3%
Office                                                 24               148,241,525               18.5
Anchored Retail                                        23               137,531,482               17.2
Hotel                                                  11                80,916,973               10.1
Office/Retail                                           6                62,804,541                7.8
Unanchored Retail                                      19                44,702,778                5.6
Congregate Care/Retirement Community                    3                38,485,688                4.8
Industrial                                              4                18,087,120                2.3
Mobile Home Park                                        1                12,926,896                1.6
Industrial/Office                                       4                 9,368,108                1.2
Nursing Home                                            2                 5,641,792                0.7
-------------------------------------------------------------------------------------------------------
TOTAL                                                 164              $801,352,036              100.0%
-------------------------------------------------------------------------------------------------------





                            GEOGRAPHIC DISTRIBUTION


                                                                                       % OF PRINCIPAL
STATE                                     # OF PROPERTIES     PRINCIPAL BALANCE ($)           BALANCE
------------------------------------------------------------------------------------------------------
California                                             32              $166,034,415              20.7%
Florida                                                23                93,765,697              11.7
Maryland                                                7                83,845,272              10.5
Illinois                                               16                67,942,202               8.5
Michigan                                               14                64,487,154               8.0
North Carolina                                         11                39,012,437               4.9
Minnesota                                              13                38,667,117               4.8
Washington                                              4                27,810,499               3.5
Massachusetts                                           6                22,983,351               2.9
South Carolina                                          4                20,927,514               2.6
Colorado                                                1                20,615,521               2.6
Georgia                                                 4                18,414,864               2.3
Nevada                                                  3                15,848,543               2.0
Pennsylvania                                            2                13,902,498               1.7
Virginia                                                1                12,995,538               1.6
Other                                                  23                94,099,414              11.7
------------------------------------------------------------------------------------------------------
TOTAL                                                 164              $801,352,036             100.0%
------------------------------------------------------------------------------------------------------


April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 7
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                          DEBT SERVICE COVERAGE RATIOS

                                                                                        % OF PRINCIPAL
DSCR (X)                                       # OF LOANS     PRINCIPAL BALANCE ($)            BALANCE
-------------------------------------------------------------------------------------------------------
1.13  -  1.15(1)                                        3                $8,890,115                1.1%
1.16  -  1.20                                           6                43,039,740                5.4
1.21  -  1.25                                          16                58,457,796                7.3
1.26  -  1.30                                          24               108,095,485               13.5
1.31  -  1.40                                          39               204,536,910               25.5
1.41  -  1.50                                          23               140,102,845               17.5
1.51  -  1.60                                          17               153,055,810               19.1
1.61  -  1.70                                           6                37,400,289                4.7
1.71  -  1.80                                           5                33,930,214                4.2
1.81  -  1.90                                           1                 2,279,711                0.3
2.01  -  2.10                                           2                 5,800,624                0.7
2.11  -  2.20                                           3                 5,762,496                0.7
-------------------------------------------------------------------------------------------------------
TOTAL                                                 145              $801,352,036              100.0%
-------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE                                    1.41X

(1) The three mortgage loans with debt service coverage ratios below 1.15x are Bavarian Village on the Lake Apartments ($2,592,746, 1.14x), Office Depot ($2,795,712, 1.14x) and Maple Tree Plaza ($3,501,658, 1.13x). Each
      loan is fully amortizing on a short amortization schedule.



                              LOAN-TO-VALUE RATIOS

                                                                                        % OF PRINCIPAL
LTV (%)                                        # OF LOANS     PRINCIPAL BALANCE ($)            BALANCE
-------------------------------------------------------------------------------------------------------
Less than or equal to 50.00                             3                $6,377,290                0.8%
50.01  -  55.00                                         7                15,207,619                1.9
55.01  -  60.00                                        12                82,366,101               10.3
60.01  -  65.00                                        16               120,465,857               15.0
65.01  -  70.00                                        26               137,840,657               17.2
70.01  -  75.00                                        37               189,926,833               23.7
75.01  -  80.00                                        43               241,205,675               30.1
80.01  -  81.00                                         1                 7,962,004                1.0
-------------------------------------------------------------------------------------------------------
TOTAL                                                 145              $801,352,036              100.0%
-------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE                                    69.94%

(1) The mortgage loan with a loan-to-value greater than 80.00% is Cedar Creek Apartments ($7,962,004, 80.02%)


                         REMAINING TERM TO MATURITY/ARD

REMAINING TERM TO                                                                       % OF PRINCIPAL
MATURITY/ARD (MONTHS)                          # OF LOANS     PRINCIPAL BALANCE ($)            BALANCE
-------------------------------------------------------------------------------------------------------
Less than or equal to 60                                3               $39,246,416                4.9%
61 - 84                                                 4                17,480,728                2.2
85 - 120                                              112               651,060,504               81.2
121 - 180                                              24                89,634,933               11.2
181 - 240                                               2                 3,929,455                0.5
-------------------------------------------------------------------------------------------------------
TOTAL                                                 145              $801,352,036              100.0%
-------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE                             113.4 MONTHS



April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 8
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                         MONTH AND YEAR OF ORIGINATION

                                                                % OF PRINCIPAL
MONTH AND YEAR         # OF LOANS     PRINCIPAL BALANCE ($)            BALANCE
-------------------------------------------------------------------------------
September 1997                  1                $1,664,917                0.2%
October 1997                    2                 7,831,771                1.0
November 1997                   4                39,168,933                4.9
December 1997                  22                98,894,901               12.3
January 1998                    2                23,473,558                2.9
February 1998                   7                18,363,298                2.3
March 1998                      5                12,975,412                1.6
April 1998                      7                48,642,782                6.1
May 1998                        7                36,172,075                4.5
June 1998                      16                52,269,967                6.5
July 1998                      18               125,340,350               15.6
August 1998                    21               135,974,706               17.0
September 1998                 21                98,715,261               12.3
October 1998                    4                20,245,745                2.5
November1998                    4                18,158,281                2.3
December 1998                   2                 6,896,251                0.9
January 1999                    2                56,563,829                7.1
-------------------------------------------------------------------------------
TOTAL                         145              $801,352,036              100.0%
-------------------------------------------------------------------------------



                              YEAR OF MATURITY/ARD

                                                             % OF PRINCIPAL
YEAR                # OF LOANS     PRINCIPAL BALANCE ($)            BALANCE
----------------------------------------------------------------------------
2003                         3               $39,246,416                4.9%
2004                         1                 3,911,300                0.5
2005                         3                13,569,428                1.7
2007                         4                32,523,314                4.1
2008                       105               557,635,880               69.6
2009                         4                73,113,181                9.1
2010                         1                 3,501,658                0.4
2011                         1                 2,558,771                0.3
2012                         1                 1,664,917                0.2
2013                        20                69,697,716                8.7
2014                         1                 2,592,746                0.3
2018                         1                 1,336,709                0.2
----------------------------------------------------------------------------
TOTAL                      145              $801,352,036              100.0%
----------------------------------------------------------------------------


April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,    Page 9
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                            MORTGAGE INTEREST RATES

                                                                       % OF PRINCIPAL
MORTGAGE INTEREST RATES (%)    # OF LOANS     PRINCIPAL BALANCE ($)           BALANCE
--------------------------------------------------------------------------------------
6.5001  -  6.7500                      10               $85,565,483              10.7%
6.7501  -  7.0000                      25               165,743,102              20.7
7.0001  -  7.2500                      37               161,168,362              20.1
7.2501  -  7.5000                      44               225,876,229              28.2
7.5001  -  7.7500                      15                83,611,907              10.4
7.7501  -  8.0000                       8                58,562,516               7.3
8.0001  -  8.2500                       5                17,843,058               2.2
8.2501  -  8.5000                       1                 2,981,380               0.4
--------------------------------------------------------------------------------------
TOTAL                                 145              $801,352,036             100.0%
--------------------------------------------------------------------------------------
WEIGHTED AVERAGE                     7.22%



                               PRINCIPAL BALANCES

                                                                    % OF PRINCIPAL
PRINCIPAL BALANCE ($)       # OF LOANS     PRINCIPAL BALANCE ($)           BALANCE
-----------------------------------------------------------------------------------
   500,001  -  1,000,000             8                $5,473,708               0.7%
 1,000,001  -  2,000,000            29                46,819,365               5.8
 2,000,001  -  3,000,000            25                63,246,248               7.9
 3,000,001  -  4,000,000            20                72,250,223               9.0
 4,000,001  -  5,000,000            12                55,033,622               6.9
 5,000,001  -  7,500,000            24               143,491,019              17.9
 7,500,001  - 10,000,000            10                85,919,847              10.7
10,000,001  - 12,500,000             5                57,051,117               7.1
12,500,001  - 15,000,000             4                55,641,569               6.9
15,000,001  - 17,500,000             1                15,427,289               1.9
17,500,001  - 20,000,000             2                36,911,035               4.6
20,000,001  - 25,000,000             3                65,363,710               8.2
40,000,001  - 45,000,000             1                44,718,226               5.6
50,000,001  - 55,000,000             1                54,005,058               6.7
-----------------------------------------------------------------------------------
TOTAL                              145              $801,352,036             100.0%
-----------------------------------------------------------------------------------
AVERAGE PER LOAN            $5,526,566
AVERAGE PER PROPERTY        $4,886,293


                               MORTGAGE LOAN TYPE

                                                                % OF PRINCIPAL
MORTGAGE LOAN TYPE     # OF LOANS     PRINCIPAL BALANCE ($)            BALANCE
-------------------------------------------------------------------------------
Balloon                       119              $534,794,670               66.7%
ARD                            19               247,150,197               30.8
Fully Amortizing                7                19,407,169                2.4
-------------------------------------------------------------------------------
TOTAL                         145              $801,352,036              100.0%
-------------------------------------------------------------------------------

April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,   Page 10
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                MILLS PORTFOLIO

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $54,100,000

     CUT-OFF DATE                $54,005,058

ORIGINATION DATE                 January 26, 1999

INTEREST RATE                    7.300%

AMORTIZATION                     360

HYPERAMORTIZATION                After the Anticipated Repayment Date, interest
                                 increases to 9.300%. All excess cashflow is used first to pay interest, second to reduce the outstanding principal, and third to pay any accrued interest.

ANTICIPATED REPAYMENT DATE       February 1, 2009

MATURITY DATE                    February 1, 2029

BORROWER/SPONSOR                 Coopers Crossing Assoc. (MLP) L.P., Crosswinds
                                 Center of St. Petersburg Assoc. (MLP) L.P.,
                                 Fashion Place Assoc. of IL No. 1 (MLP) L.P.,
                                 Fashion Place Assoc. L.P., Germantown
                                 Development Assoc. (MLP) L.P., Montgomery
                                 Village Assoc. (MLP) L.P., and Montgomery
                                 Village Ground (MLP) L.P., each a special purpose entity directly or indirectly owned by The Mills Limited Partnership

CALL PROTECTION                  Prepayment locked out until the third month
                                 preceding the Anticipated Repayment Date. U.S.
                                 Treasury defeasance allowed, in whole or part, on or after April 1, 2001.

REMOVAL OF PROPERTY MANAGER      Lender has the right to remove the property
                                 manager if there is an event of a default, the DSCR falls below 1.15x or the debt is not repaid on or before the Anticipated Repayment
                                 Date. The Lender must approve any replacement

COLLECTION ACCOUNT               Springing Lockbox; Triggered either by the
                                 DSCR falling below 1.20x in any twelve month period or failure to repay the debt by the Anticipated Repayment Date

MEZZANINE LOANS/PREFERRED        None
EQUITY
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Portfolio of 6 assets

PROPERTY TYPE                    Anchored Retail

LOCATION                         Illinois, New Jersey, Florida, South Carolina,
                                 Maryland (2 properties)

YEARS BUILT                      1971-1993

THE COLLATERAL                   Six anchored retail centers located in five
                                 states with a total of 873,035 sq. ft. of NRA

                                 Square
                                 Footage     Major Tenants
                                 -------     -------------
     BUTTERFIELD PLAZA           114,152     Avery Paper
        Downers Grove, IL                    Products, Kids
                                             R Us, Gateway
                                             2000

     COOPERS PLAZA               172,386     Pathmark,
        Edison, NJ                           Service
                                             Merchandise,
                                             Marshalls,

     CROSSWINDS CENTER           144,119     Scotty's, Bed,
        St. Petersburg, FL                   Bath & Beyond,
                                             Marshalls

     FASHION PLACE               147,950     SuperPetz, TJ
        Columbia, SC                         Maxx, Staples

     GERMANTOWN COMMONS          177,097     Giant, Sony
        Germantown, MD                       Theatre, Magic
                                             Cue Billiards

     MONTGOMERY VILLAGE          117,331     Safeway, Seneca
        Gaithersburg, MD                     Creek Trading,
                                             Cosmetic Center

PROPERTY MANAGEMENT              Management Associates, L.P.

OCCUPANCY AS OF 12/1/98(1)       96.1%

NET OPERATING INCOME             $7,770,673

     TTM ENDING 10/31/98

UNDERWRITTEN NET CASH FLOW       $6,743,365

APPRAISED VALUE                  $91,500,000

APPRAISAL DATE                   September 22-30, 1998

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $61.86

     LTV                         59.02%

     DSCR                        1.52x
-------------------------------------------------------------------------------
(1)  Weighted average occupancy



April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,   Page 11
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                               THE FLOOD BUILDING

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $45,000,000

     CUT-OFF DATE                $44,718,226

ORIGINATION DATE                 July 22, 1998

INTEREST RATE                    6.880%

AMORTIZATION                     360

HYPERAMORTIZATION                After the Anticipated Repayment Date, interest
                                 increases to 8.880%. All excess cashflow is used first to reduce the outstanding principal, second to pay interest and third to pay any accrued interest

ANTICIPATED REPAYMENT DATE       August 1, 2008

MATURITY DATE                    August 1, 2018

BORROWER/SPONSOR                 870 Market Street Associates, L.P., a special
                                 purpose entity indirectly or directly owned and controlled by Flood Corporation

CALL PROTECTION                  Prepayment locked out until the third month
                                 preceding the Anticipated Repayment Date. U.S.
                                 Treasury defeasance allowed, in whole or part, on or after August 1, 2001

REMOVAL OF PROPERTY MANAGER      Lender has the right to remove the property
                                 manager at any time for cause or upon event of default under the loan. The Lender must approve any replacement

COLLECTION ACCOUNT               Hard Lockbox; Prior to the Anticipated
                                 Repayment Date and provided there is no event of default, all excess cash is released to the Borrower

MEZZANINE LOANS/PREFERRED        None
EQUITY
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                             PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single asset

PROPERTY TYPE                    Office/Retail

LOCATION                         870 Market Street
                                 San Francisco, California

YEARS BUILT/RENOVATED            1904 / 1993

THE COLLATERAL                   This San Francisco landmark has 293,237 square
                                 feet of NRA and is located in the Union Square
                                 CBD. The space mix is approximately 65% office and 35% retail. Major tenants include
                                 Footlocker, The Gap, and Urban Outfitters.

PROPERTY MANAGEMENT              Wilson Cornerstone
                                 Properties

OCCUPANCY AS OF 2/5/99           94.3%

NET OPERATING INCOME             $5,595,594

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW       $5,440,957

APPRAISED VALUE                  $70,000,000

APPRAISAL DATE                   June 30, 1998

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $152.50

     LTV                         63.88%

     DSCR                        1.53x
-------------------------------------------------------------------------------

April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,   Page 12
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                           THE LODGE AT PAULIN CREEK

-------------------------------------------------------------------------------
                               LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $22,770,000

     CUT-OFF DATE                $22,611,340

ORIGINATION DATE                 April 30, 1998

INTEREST RATE                    7.380%

AMORTIZATION                     360 months

HYPERAMORTIZATION                No

ANTICIPATED REPAYMENT DATE       NA

MATURITY DATE                    June 1, 2003

BORROWER/SPONSOR                 The Lodge at Paulin Creek, L.P., a special
                                 purpose entity indirectly or directly owned and controlled by MBK Senior Living
                                 Communities, Ltd., a subsidiary of Mitsui & Co.

CALL PROTECTION                  Prepayment locked out for three years. On or
                                 after a July 1, 2001 a prepayment premium of the greater of yield maintenance or 1% of the outstanding principal balance is required. No prepayment restrictions three months prior to the Maturity Date

REMOVAL OF PROPERTY MANAGER      Lender has the right to remove the property
                                 manager upon an event of default under the loan. The Lender must approve any replacement

COLLECTION ACCOUNT               None

MEZZANINE LOANS/PREFERRED        None
EQUITY
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                             PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single asset

PROPERTY TYPE                    Congregate Care /
                                 Retirement Community

LOCATION                         2375 Range Avenue
                                 Santa Rosa, California

YEARS BUILT/RENOVATED            1990-1991

THE COLLATERAL                   This 250-unit retirement living facility
                                 consists of four 2- and 3- story wood frame and sided structures and resides on a 9.13-acre site. In addition to the living units there is a 22,250 square foot building which connects the four living units via an enclosed walkways

PROPERTY MANAGEMENT              MBK Senior Living
                                 Communities

OCCUPANCY AS OF 12/31/98         99.2%

NET OPERATING INCOME             $1,979,060

     8 MONTHS ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW       $2,362,952

APPRAISED VALUE                  $29,500,000

APPRAISAL DATE                   March 27, 1998

CUT-OFF DATE

     LOAN PER UNIT               $90,445.36

     LTV                         76.65%

     DSCR                        1.25x
-------------------------------------------------------------------------------



April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,   Page 13
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                            MARRIOTT SUITES BETHESDA

-------------------------------------------------------------------------------
                               LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $22,500,000

     CUT-OFF DATE                $22,136,849

ORIGINATION DATE                 January 16, 1998

INTEREST RATE                    7.690%

AMORTIZATION                     300 months

HYPERAMORTIZATION                After the Anticipated Repayment Date, interest
                                 increases to 9.690%. All excess cashflow is used first to reduce the outstanding principal, second to pay interest and third to pay any accrued interest

ANTICIPATED REPAYMENT DATE       February 1, 2013

MATURITY DATE                    February 1, 2023

BORROWER/SPONSOR                 Rock Springs Park Hotel, L.P., a special
                                 purpose entity, sponsored by the Charles E.
                                 Smith organization

CALL PROTECTION                  Prepayment locked out for seven years. U.S.
                                 Treasury defeasance is allowed, in whole or part, on or after February 1, 2001. A prepayment premium of the greater of yield maintenance at T+25bp or 1% of the outstanding principal balance is required on or after February 1, 2005. No prepayment restrictions six months prior to the Maturity Date

REMOVAL OF PROPERTY MANAGER      Lender has the right to remove the property
                                 manager upon an event of default under the loan. The Lender must approve any replacement

COLLECTION ACCOUNT               Hard Lockbox; Prior to the Anticipated
                                 Repayment Date and provided there is no event of default, all excess cash is released to the Borrower

MEZZANINE LOANS/PREFERRED        None
EQUITY
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                             PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single asset

PROPERTY TYPE                    Hotel

LOCATION                         6711 Democracy Boulevard
                                 Bethesda, Maryland

YEARS BUILT/RENOVATED            1990

THE COLLATERAL                   This twelve story, 274 king suites full
                                 service hotel is located approximately six miles north of Washington, D.C. The property includes functional meeting and banquet space, an indoor/outdoor pool, two restaurants, a sports bar, and an exercise room.

PROPERTY MANAGEMENT              Marriott

OCCUPANCY AS OF 1998 AVG.        84.5%

NET OPERATING INCOME             $5,702,432

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW       $3,525,474

APPRAISED VALUE                  $36,000,000

APPRAISAL DATE                   October 2, 1997

CUT-OFF DATE

     LOAN PER UNIT               $80,791.42

     LTV                         61.49%

     DSCR                        1.74x
-------------------------------------------------------------------------------



April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,   Page 14
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                HOTEL BOULDERADO

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $21,000,000

     CUT-OFF DATE                $20,615,521

ORIGINATION DATE                 November 21, 1997

INTEREST RATE                    7.780%

AMORTIZATION                     300 months

HYPERAMORTIZATION                No

ANTICIPATED REPAYMENT DATE       NA

MATURITY DATE                    December 1, 2007

BORROWER/SPONSOR                 Boulderado Hotel, Ltd. L.L.P., a special
                                 purpose entity, directly or indirectly owned by Arthur Wong and Frank B. Day, Trustee and sole beneficiary of The Sunset Trust

CALL PROTECTION                  Prepayment locked out for three years. On or
                                 after a January 1, 2002, a prepayment premium of the greater of yield maintenance or 1% of the outstanding principal balance is required.
                                 No prepayment restrictions six months prior to the Maturity Date

REMOVAL OF PROPERTY MANAGER      Lender has the right to remove the property
                                 manager upon an event of default under the loan. The Lender must approve any replacement

COLLECTION ACCOUNT               None

MEZZANINE LOANS/PREFERRED        None
EQUITY
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single asset

PROPERTY TYPE                    Hotel

LOCATION                         2115 13th Street
                                 Boulder, Colorado

YEARS BUILT/RENOVATED            1908, 1985, 1989

THE COLLATERAL                   Designated a 5-star establishment, this 156
                                 room historical luxury hotel was landmarked in 1977. The hotel is located in the heart of downtown Boulder adjacent to the CBD and shopping. It is in close proximity to the University of Colorado and the Rocky Mountains

PROPERTY MANAGEMENT              Concept Restaurant, Inc.

OCCUPANCY AS OF 1998 AVG.        86.1%

NET OPERATING INCOME             $3,818,120

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW       $2,800,777

APPRAISED VALUE                  $30,000,000

APPRAISAL DATE                   October 1, 1997

CUT-OFF DATE

     LOAN PER UNIT               $132,150.77

     LTV                         68.72%

     DSCR                        1.47x
-------------------------------------------------------------------------------

April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,   Page 15
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

              COLLATERAL PERFORMANCE OF PREVIOUS JPMC TRANSACTIONS

                                                                   30 TO 90 DAYS DELINQUENT (1)
                                                             ---------------------------------------
                            # OF LOANS     SECURITIZED LOAN                 % OF TOTAL
DEAL         PRICING DATE  AT ISSUANCE       BALANCE ($000)    BALANCE         BALANCE   # OF LOANS    FORECLOSURE    LOSSES
-----------------------------------------------------------------------------------------------------------------------------
C1                 Jul-95         36             $172,165         $0              0.00%           0              0         0
C2                 Jan-96         91              304,650      7,605(2)           3.17            1              0         0
C3                 Jun-96        124              400,936          0              0.00            0              0         0
C4                 Jan-97        127              406,985          0              0.00            0              0         0
C5                 Sep-97         93(3)           401,244(3)   4,901(4)           1.25            2              0         0
C6                 Mar-98         91              796,414          0              0.00            0              0         0
MC2(5)             Jun-98         25(6)           138,896(6)       0              0.00            0              0         0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                            587           $2,621,301    $12,506              0.51%           3              0         0
-----------------------------------------------------------------------------------------------------------------------------

(1)   As of March 1999 remittances

(2) Delinquent loan is secured by a medical office building in Salt Lake City, UT. The tenant, Bonneville Health Systems, Inc. ("BHS"), stopped paying rent in August 1997 due to financial difficulties. Alpine Medical Group, a medical consulting firm, is currently evaluating a potential acquisition of BHS. Since November 1998, Alpine has been paying to the borrower monthly rent of $75,000, an amount that covers the current debt service.

(3)   Represents J.P. Morgan's contribution to the total pool

(4) The first delinquent loan is secured by a corporate apartment building in Atlanta, GA. The collateral property has suffered in the last year due to the construction of two competing properties and the re-routing of the access road to the subject property.

      The second delinquent loan is secured by a limited service hotel located in Altavista, VA. The loan is currently 30 days delinquent.

(5) Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2

(6)   Represents J.P. Morgan's contribution to the pool


April 7, 1999 7:14 PM    J.P. Morgan Commercial Mortgage Finance Corp,   Page 16
                                       Series 1999-C7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                                                                                                            ANNEX E

[STATE STREET LOGO]                         J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                         W.A.C.
                                                 MORTGAGE PASS-THROUGH CERTIFICATES                               W.A.M.
                                                           SERIES 1999-C7                                   PAYMENT DATE
                                                                                                             RECORD DATE

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

PAYMENT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Current
                       Pass-Through    Interest      Fitch/S&P    Original    Beginning    Principal   Interest    Total     Ending
    Class    CUSIP         Rate          Type        Rating **    Balance      Balance       Paid        Paid       Paid    Balance
-----------------------------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------------------------
                                                       TOTALS:
                                                               --------------------------------------------------------------------


DISTRIBUTIONS PER CERTIFICATE
-----------------------------------------------------------------------------
            Beginning          Principal      Interest            Ending
Class   Certificate Factor   Distribution   Distribution   Certificate Factor
-----------------------------------------------------------------------------












-----------------------------------------------------------------------------

                        -----------------------------------------------------------------------------------------------------------
STATE STREET            This report has been prepared by or based on information furnished to State Street Bank and Trust Company
Serving Institutional   ("State Street") by one or more third parties (e.g.,Servicer, Master Servicer, etc.).State Street shall not
Investors Worldwide     have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

[STATE STREET LOGO]                         J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                         W.A.C.
                                                 MORTGAGE PASS-THROUGH CERTIFICATES                               W.A.M.
                                                           SERIES 1999-C7                                   PAYMENT DATE
                                                                                                             RECORD DATE

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

PRINCIPAL DETAIL
------------------------------------------------------------------------------------------------------------------------------------
                                                               Total
                                                              Principal   Realized                            Cumulative  Cumulative
       Beginning  Scheduled  Unscheduled  Other Principal/  Distribution   Losses/      Appraisal     Ending   Realized   Appraisal
Class   Balance   Principal   Principal   Cash Adjustments     Amount    Balance Adj. Reduction Amt.  Balance   Losses    Reduction
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
TOTALS:
       -----------------------------------------------------------------------------------------------------------------------------

INTEREST DETAIL
------------------------------------------------------------------------------------------------------------------------------------
         Accrued      Beg.                     Current   Additional
       Certificate  Unpaid     Prepayment     Interest   Trust Fund   Prepayment  Additional    Total Interest  Cumulative Unpaid
Class   Interest   Interest  Int. Shortfall  Shortfalls   Expenses     Premiums   Adjustments   Distr. Amount   Interest Shortfall
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
TOTALS:
       -----------------------------------------------------------------------------------------------------------------------------

[STATE STREET LOGO]                         J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                         W.A.C.
                                                 MORTGAGE PASS-THROUGH CERTIFICATES                               W.A.M.
                                                           SERIES 1999-C7                                   PAYMENT DATE
                                                                                                             RECORD DATE

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

BOND CLASS RATING, SUBORDINATION LEVEL AND MATURITIES:
-----------------------------------------------------------------------------------------------------------------------------------
                Ratings     Original      Current          Last          Original          Current         Orig. Class Maturity
    Class     As Of Date     Rating       Rating          Rating    Subordination Level   Sub.Level              @ 0% CPR
-----------------------------------------------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------------------------------------------

             ---------------------------------------------------------------------------
DELINQUENCIES  One Month   Two Months  Three+Months    Foreclosures        Total
             ---------------------------------------------------------------------------
----------------------------------------------------------------------------------------
# of Loans         0            0            0              0                0
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Ending APB       $0.00        $0.00        $0.00          $0.00            $0.00
----------------------------------------------------------------------------------------

TWELVE MONTH SUMMARY OF PREPAYMENTS AND
PREPAYMENT PENALTIES:                                                   SUBORDINATION:
------------------------------------------------------                  -----------------------------------------------------------
  MONTH/YEAR              PREPAYMENTS    PENALTIES                                           ORIGINAL              CURRENT
  ----------              -----------    ---------                          CLASS         SUBORDINATION         SUBORDINATION
                                                                            -----         -------------         -------------









------------------------------------------------------                  -----------------------------------------------------------

                                                                        -------------------------------
APPRAISAL REDUCTIONS:                                                   Current Total     Cum.Total
                                                                        -------------------------------
-------------------------------------------------------------------------------------------------------
Loan #             0            0            0              0                0               0
-------------------------------------------------------------------------------------------------------
Amount           $0.00        $0.00        $0.00          $0.00            $0.00           $0.00
-------------------------------------------------------------------------------------------------------

[STATE STREET LOGO]                         J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                         W.A.C.
                                                 MORTGAGE PASS-THROUGH CERTIFICATES                               W.A.M.
                                                           SERIES 1999-C7                                   PAYMENT DATE
                                                                                                             RECORD DATE

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

                                                          OTHER INFORMATION
     ==========================================================================================================================
          AVAILABLE DISTRIBUTION AMOUNT

          COLLATERAL INFORMATION:                                                    CLOSING           BEG            ENDING
                                                                                  COLL. BALANCE   COLL. BALANCE   COLL. BALANCE
                                                                                  -------------   -------------   -------------
          LOAN COUNT


          Aggregate amount of P&I Advances made during current period:

          SERVICING FEES:
          ---------------
          Aggregate Amount of servicing compensation paid to Master Servicer
          Aggregate Amount of servicing compensation paid to Trustee:
          Additional Special Servicing Fee


          AGGREGATE AMOUNT OF: Additional Trust Fund Expenses Mortgage Loans that have been paid in full: Mortgage Loans that have been paid at their Maturity Date: Prepayment Penalties paid on the Mortgage Loans:

     --------------------------------------------------------------------------------------------------------------------------

          SPEED HISTORY                                              CPR%*
          -------------                                              -----
          1 month                                                    0.00%
          3 month                                                    0.00%
          6 month                                                    0.00%
          12 month                                                    N/A
          Life                                                       0.00%

          * Principal received within 1 month of maturity is not considered prepayment in the calculation of CPR.

     ==========================================================================================================================

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-C7
UNDERWRITER: J.P. MORGAN

Distribution of Current Scheduled Principal Balances
-----------------------------------------------------------------------------------------------
         Current                                                       Weighted Averages
       Scheduled      # of           Aggregate       % Tot   ----------------------------------
       Principal       Mtg          Sched Prin       Sched                 Mnths        Mort
         Balance     Loans             Balance         Bal   DSCR         to Mat        Rate
-----------------------------------------------------------------------------------------------
   <1,000,000.00
   1,000,000.00+
   2,000,000.00+
   3,000,000.00+
   4,000,000.00+
   5,000,000.00+
   5,999,999.91+
   7,000,000.00+
   8,000,000.00+
   9,000,000.00+
  10,000,000.00+
  15,000,000.00+
  20,000,000.00+
-----------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------

DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------------------
         Current                                                       Weighted Averages
        Mortgage      # of           Aggregate       % Tot   ----------------------------------
        Interest       Mtg          Sched Prin       Sched                 Mnths        Mort
            Rate     Loans             Balance         Bal   DSCR         to Mat        Rate
-----------------------------------------------------------------------------------------------
          <6.75%
         7.00% +
         7.25% +
         7.50% +
         7.75% +
         8.00% +
         8.25% +
         8.50% +
         8.75% +
-----------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------

STATE STREET CORPORATE TRUST
WEB: CORPORATETRUST.STATESTREET.COM
PAYMENT DATE
REPORT #

DISTRIBUTION OF STATES BY BALANCE
-----------------------------------------------------------------------------------------------------------
                                                                                Weighted Averages
                               # of           Aggregate       % Tot ---------------------------------------
                                Mtg          Sched Prin       Sched                 Mnths        Mort
         States               Loans             Balance         Bal   DSCR         to Mat        Rate
-----------------------------------------------------------------------------------------------------------
California
Florida
Maryland
Illinois
Michigan
North Carolina
Minnesota
Washington
Massachusetts
South Carolina
Colorado
Georgia
Nevada
Pennsylvania
Virginia
Indiana
Wisconsin
Hawaii
Ohio
New Jersey
Texas
New York
Mississippi
Arkansas
Louisiana
Nebraska
New Mexico
Arizona
Connecticut
-----------------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------------

DISTRIBUTION OF PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------
                                                                                Weighted Averages
                               # of           Aggregate       % Tot ---------------------------------------
     Property                   Mtg          Sched Prin       Sched                 Mnths        Mort
        Types                 Loans             Balance         Bal   DSCR         to Mat        Rate
-----------------------------------------------------------------------------------------------------------
Multifamily
Office
Anchored Retail
Hotel
Office/Retail
Unanchored Retail
Congregate Care
Industrial
Mobile Home Park
Industrial/Office
Nursing Home
-----------------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-C7
UNDERWRITER: J.P. MORGAN

DISTRIBUTION OF REMAINING STATED TERM (BALLOON LOANS ONLY)
-------------------------------------------------------------------------------------------
Remaining                                                       Weighted Averages
   Stated      # of           Aggregate       % Tot   -------------------------------------
     Term       Mtg          Sched Prin       Sched                 Mnths        Mort
  (Months)    Loans             Balance         Bal   DSCR         to Mat        Rate
-------------------------------------------------------------------------------------------
      <60
      60+
      96+
     132+
     180+
     240+
-------------------------------------------------------------------------------------------
    Total
-------------------------------------------------------------------------------------------

DIST. OF REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
-------------------------------------------------------------------------------------------
Remaining                                                       Weighted Averages
   Stated      # of           Aggregate       % Tot   -------------------------------------
     Term       Mtg          Sched Prin       Sched                 Mnths        Mort
  (Months)    Loans             Balance         Bal   DSCR         to Mat        Rate
-------------------------------------------------------------------------------------------
      <60
      60+
      96+
     132+
     180+
     240+
-------------------------------------------------------------------------------------------
    Total
-------------------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING STATED TERM (ALL LOANS)
-------------------------------------------------------------------------------------------
Remaining                                                       Weighted Averages
   Stated      # of           Aggregate       % Tot   -------------------------------------
     Term       Mtg          Sched Prin       Sched                 Mnths        Mort
  (Months)    Loans             Balance         Bal   DSCR         to Mat        Rate
-------------------------------------------------------------------------------------------
       0+
      60+
      96+
     132+
     180+
     240+

-------------------------------------------------------------------------------------------
    Total
-------------------------------------------------------------------------------------------

STATE STREET CORPORATE TRUST
WEB: CORPORATETRUST.STATESTREET.COM
PAYMENT DATE
REPORT #

DISTRIBUTION OF REMAINING AMORTIZATION TERM
----------------------------------------------------------------------------------------------
                                                                   Weighted Averages
    Original      # of           Aggregate       % Tot   -------------------------------------
Amortization       Mtg          Sched Prin       Sched                 Mnths        Mort
        Term     Loans             Balance         Bal   DSCR         to Mat        Rate
----------------------------------------------------------------------------------------------
         <60
         60+
        120+
        180+
        240+
        300+
        360+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------

DISTRIBUTION OF SEASONING
----------------------------------------------------------------------------------------------
                                                                   Weighted Averages
                  # of           Aggregate       % Tot   -------------------------------------
   Seasoning       Mtg          Sched Prin       Sched                 Mnths        Mort
     (months)    Loans             Balance         Bal   DSCR         to Mat        Rate
----------------------------------------------------------------------------------------------
         <13
       13-24
       25-36
       37-48
       49-60
      61-120
        121+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY
----------------------------------------------------------------------------------------------
                                                                   Weighted Averages
    Original      # of           Aggregate       % Tot   -------------------------------------
     Term to       Mtg          Sched Prin       Sched                 Mnths        Mort
    Maturity     Loans             Balance         Bal   DSCR         to Mat        Rate
----------------------------------------------------------------------------------------------
          0+
         50+
        100+
        150+
        200+
        250+
        300+
        400+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-C7
UNDERWRITER: J.P. MORGAN

DISTRIBUTION OF LOAN TO VALUE RATIO
-----------------------------------------------------------------------------------------------
                                                                    Weighted Averages
         Most      # of           Aggregate       % Tot   -------------------------------------
       Recent       Mtg          Sched Prin       Sched                 Mnths        Mort
          LTV     Loans             Balance         Bal   DSCR         to Mat        Rate
-----------------------------------------------------------------------------------------------
Not Populated
       <50.01
      50.01 +
      55.01 +
      60.01 +
      65.01 +
      70.01 +
      75.01 +
       80.01+
-----------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
-----------------------------------------------------------------------------------------------
                                                                    Weighted Averages
                   # of           Aggregate       % Tot   -------------------------------------
 Amortization       Mtg          Sched Prin       Sched                 Mnths        Mort
         Type     Loans             Balance         Bal   DSCR         to Mat        Rate
-----------------------------------------------------------------------------------------------
Balloon
Fully Amortizing
ARD

-----------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------

STATE STREET CORPORATE TRUST
WEB: CORPORATETRUST.STATESTREET.COM
PAYMENT DATE
REPORT #

DISTRIBUTION OF MOST RECENT DEBT SERVICE COVERAGE RATIO
-----------------------------------------------------------------------------------------------
                                                                    Weighted Averages
                   # of           Aggregate       % Tot   -------------------------------------
                    Mtg          Sched Prin       Sched                 Mnths        Mort
         DSCR     Loans             Balance         Bal   DSCR         to Mat        Rate
-----------------------------------------------------------------------------------------------
Not populated
       <1.20x
      1.20x +
      1.25x +
      1.30x +
      1.35x +
      1.40x +
      1.45x +
      1.50x +
      1.55x +
      1.60x +
      1.70x +
      1.80x +
-----------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                                         STATE STREET CORPORATE TRUST
Mortgage Pass-Through Certificates                                                    WEB: CORPORATETRUST.STATESTREET.COM
Series 1999-C7                                                                        PAYMENT DATE
Underwriter: J.P. Morgan                                                              REPORT

SERVICER WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------
                   Short Name                                          Scheduled      Paid                               Comment/
  Prospectus          (When         Property                             Loan         Thru      Maturity      LTM*       Reason on
      ID          Appropriate)        Type        City      State       Balance       Date        Date        DSCR      Watch List
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.





















------------------------------------------------------------------------------------------------------------------------------------
Total:                                                       $
------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                                                STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES                                                           WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1999-C7                                                                               PAYMENT DATE
UNDERWRITER: J.P. MORGAN                                                                     REPORT

DELINQUENCY/PREPAYMENT REPORTING HISTORY:  ROLLING 24 MONTHS
------------------------------------------------------------------------------------------------------------------------------------
      Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure/Bank    REO   Modifications  Specially Serviced    Prepayments
Dist  ------------------------------------------------------------------------------------------------------------------------------
Date  #          Bal  #           Bal  #            Bal  #            Bal  #  Bal  #         Bal  #               Bal   #       Bal
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                                     STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES                                                WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1999-C7                                                                    PAYMENT DATE
UNDERWRITER: J.P. MORGAN                                                          REPORT

DELINQUENT LOAN STATUS REPORT
------------------------------------------------------------------------------------------------------------------------------------
                                                          Other
              Short Name    Paid   Total P&I    Total   Advances
Prospectus       (When      Thru   Advances   Expenses  (Taxes &   Total   Transfer  Resolution  Foreclosure   Workout
    ID       Appropriate)   Date    To Date    To Date   Escrow)  Exposure   Date       Date        Date      Strategy    Comments
------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT





60 DAYS DELINQUENT





90  + DAYS DELINQUENT





CURRENT & AT SPECIAL SERVICER





------------------------------------------------------------------------------------------------------------------------------------
* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure,
  MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...). It
  is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                                                    STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES                                                               WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1999-C7                                                                                   PAYMENT DATE
UNDERWRITER: J.P. MORGAN                                                                         REPORT

LOAN LEVEL DETAIL
                               =====================================================================================================
                                   CLOSING TERMS                              CURRENT TERMS
                               =====================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Paid
Offer    Property              Sched  Note  Maturity  Sched  Note  Maturity  Sched  Prepay/    Prepay  Thru   Prepmt Transfer  Loan
Control#   Type    City  State  Bal   Rate    Date     Bal   Rate    Date     P&I   Liquid/adj  Date   Date  Premium   Date   Status
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
totals
------------------------------------------------------------------------------------------------------------------------------------
Loan Status:
A = Payment not rec'd. but still in grace period, B = Late payment, but less than 1mo., 0 = Current, 1 = 1 mo. delinquent, 2 = 2mo.
delinquent, 3 = Three or more mo. delinquent 4 = Assumed scheduled payment (performing matured balloon), 7 = Foreclosure, 9 = REO
------------------------------------------------------------------------------------------------------------------------------------

                     [This page left intentionally blank]

                                                                       ANNEX F

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 1999-C7 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex F have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

   Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

   Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a

Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

   Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A Beneficial Owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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PROSPECTUS

Mortgage Pass-Through Certificates

(Issuable in Series)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "Mortgage Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series;
(vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."


                                                      (Continued on next page)


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

APRIL 7, 1999

                                           (continued from the preceding page)

   Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.

   The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Primary Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The Assets in each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates pursuant to a Pooling and Servicing Agreement and one or more Servicing Agreements, or a Trust Agreement, as more fully described herein.

   The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

                              TABLE OF CONTENTS

                                                                 PAGE
                                                               --------
Prospectus Supplement.........................................      3
Available Information.........................................      3
Incorporation of Certain Information by Reference ............      5
Summary of Prospectus.........................................      6
Risk Factors..................................................     14
Description of the Trust Funds................................     22
Use of Proceeds...............................................     28
Yield Considerations..........................................     28
The Depositor.................................................     31
Description of the Certificates...............................     32
Description of the Agreements.................................     39
Description of Credit Support.................................     55
Certain Legal Aspects of the Mortgage Loans and the Leases ...     57
Certain Federal Income Tax Consequences.......................     72
State Tax Considerations......................................     97
ERISA Considerations..........................................     97
Legal Investment..............................................     99
Plan of Distribution..........................................    101
Legal Matters ................................................    102
Financial Information.........................................    102
Rating........................................................    102
Index of Principal Terms......................................    103

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other shall the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Primary Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and
(x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Commercial Mortgage Finance Corp., that file electronically with the Commission.

   To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "Lease") on the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no Series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

   A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance."

   The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either
(i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to J.P. Morgan Commercial Mortgage Finance Corp., c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060, Attention: Secretary. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such "Series." An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in Series (the "Certificates").

Depositor .....................  J.P. Morgan Commercial Mortgage Finance
                                 Corp., an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. See "The Depositor."

Master Servicer ...............  The master servicer (the "Master Servicer"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Special Servicer ..............  The special servicer (the "Special
                                 Servicer"), if any, for each Series of
                                 Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

Primary Servicer ..............  The primary servicer (the "Primary
                                 Servicer"), if any, for each Series of
                                 Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Trustee .......................  The trustee (the "Trustee") for each Series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Agreements--The Trustee."

The Trust Assets ..............  Each Series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

  (a) Mortgage Assets .........  The Mortgage Assets with respect to each
                                 Series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "CMBS") or a combination of Mortgage Loans and CMBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other person specified in the related Prospectus Supplement. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the "Multifamily Properties") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                                 To the extent described in the related
                                 Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust
                                 Funds--Mortgage Loans--Leases" and "Risk
                                 Factors--Limited Assets" herein.

                                 The Mortgaged Properties may be located in or outside the United States. All Mortgage Loans will have original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                 Each Mortgage Loan may provide for no
                                 accrual of interest or for accrual of
                                 interest thereon at an interest rate (a
                                 "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the

                                 Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

  (b) Collection Accounts .....  Each Trust Fund will include one or more accounts established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Distribution Account and Other Collection Accounts."

  (c) Credit Support ..........  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related Series in the form of subordination of one or more other classes of Certificates of such Series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

  (d) Cash Flow Agreements ....  If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS. See "Description of the Trust Funds--Cash Flow Agreements."

Description of Certificates ...  Each Series of Certificates evidencing an interest in a Trust Fund that includes
                                 Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each Series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. The Mortgage Loans shall be serviced pursuant to a pooling and servicing agreement or a servicing agreement. Pooling and servicing agreements, servicing agreements and trust agreements are referred to herein as the "Agreements." Each Series of Certificates will include one or more classes. Each Series of Certificates (including any class or classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

Distributions on Certificates .  Each Series of Certificates will consist of one or more classes of Certificates that may
                                 (i) provide for the accrual of interest
                                 thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively,

                                 "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
                                 (iii) be entitled to principal
                                 distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal
                                 Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest
                                 Certificates"); (v) provide for
                                 distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

  (a) Interest ................  Interest on each class of Offered
                                 Certificates (other than Stripped Principal
                                 Certificates and certain classes of Stripped
                                 Interest Certificates) of each Series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. Stripped Principal Certificates with no stated Pass-Through Rate will not accrue interest. See "Risk Factors--Prepayments and Effect on Average Life of Certificates and Yields," "Yield Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates."

  (b) Principal ...............  The Certificates of each Series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

Advances ......................  Unless otherwise provided in the related
                                 Prospectus Supplement, the Primary Servicer, the Special Servicer or the Master Servicer (each, a "Servicer") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund which it deems recoverable. Any such advances will be made under and subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any "Series," each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

Termination ...................  If so specified in the related Prospectus
                                 Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related

                                 Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of Certificates ..  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates will initially be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Tax Status of the
Certificates ..................  The Certificates of each Series will constitute either (i) "regular interests"
                                 ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Code, or
                                 (ii) interests ("Grantor Trust
                                 Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

  (a) REMIC ...................  REMIC Regular Certificates generally will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                 The Offered Certificates will be treated as
                                 (i) "loans" within the meaning of the assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  (b) Grantor Trust ...........  If no election is made to treat the Trust
                                 Fund relating to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interest in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                 Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations ..........  A fiduciary of an employee benefit plan or other retirement plan or arrangement,
                                 including individual retirement accounts, annuities and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                                 Section 4975 of the Code and an investment manager of a collective investment fund or separate account in which such plans, accounts, annuities or arrangements are invested, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the Certificates--General" and "ERISA Considerations."

Legal Investment ..............  The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At the date of issuance, as to each Series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                 RISK FACTORS

   Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

   The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "Warranting Party") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

   Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Trust Master Collection Account, Trust Primary Collection Account and Trust REO Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

   Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

   The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such "Series." Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

   The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

   It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

   If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

   If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

   Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

   To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

   Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.

RISKS ASSOCIATED WITH MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans which are different and additional to those associated with similar properties in the United States including restrictions on enforcement of the rights of the holder of the related Mortgage Notes, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

   Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently finalized regulations provide that REMIC residual interests cannot be marked to market. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

   The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "Underlying CMBS." Mortgage Loans and CMBS are sometimes referred to herein as "Mortgage Assets." No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS has been registered under the Securities Act of 1933, as amended. The Mortgage Assets will not be guaranteed or insured by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Sellers"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS.

   Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.

MORTGAGE LOANS

General

   The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

   To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

   To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

   Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

   As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

   While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

   The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

   The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

   Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

   The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the

Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

   Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

CMBS

   Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "CMBS Agreement"). A seller (the "CMBS Issuer") and/or servicer (the "CMBS Servicer") of the underlying Mortgage Loans (or Underlying CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement (the "CMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

   Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

   The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS,
(x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

ACCOUNTS

   Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Distribution Account and Other Collection Accounts."

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

   If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

   Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

   The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--The Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

   When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

   The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

   The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such "Series." Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related "Series."

   If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

   Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.

   The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

   The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

   The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

Single Mortgage Loan or Single Mortgagor

   The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.

                                THE DEPOSITOR

   J.P. Morgan Commercial Mortgage Finance Corp., the Depositor, is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.

  The Depositor does not have, nor is it expected in the future to have, any significant assets.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or
(vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

   Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

   Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

   All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution Date;

     (ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

     (iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

   The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments and Effect on Average Life of Certificates and Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

   To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any Series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

   Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the fair market value based on the most recent appraisal obtained by a Servicer, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during the related Due Period;

     (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

   In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

   Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

   The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include J.P. Morgan Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                        DESCRIPTION OF THE AGREEMENTS

   The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, unless otherwise specified in the Prospectus Supplement, a Servicing Agreement among the Depositor (or an affiliate thereof), a Master Servicer, a Special Servicer and a Primary Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement and a form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in each Trust Fund were being serviced prior to the issuance of the related Series of Certificates pursuant to the terms of a Servicing Agreement by the Master Servicer, the Special Servicer and/or a Primary Servicer. Unless otherwise specified in the related Prospectus Supplement, following the issuance of the related Series of Certificates, such Mortgage Loans will continue to be serviced pursuant to such Servicing Agreement, together with the related Pooling and Servicing Agreement. Pursuant to the terms of each Servicing Agreement, a Primary Servicer or a Special Servicer will service the Mortgage Loans directly and a Master Servicer may monitor the activities of each Primary Servicer and Special Servicer. The Depositor shall assign its rights under each Servicing Agreement to the Trustee for the benefit of the Certificateholders.

ASSIGNMENT OF ASSETS; REPURCHASES

   At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Sellers or any other prior holder of the Whole Loan.

   The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

   If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Primary Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

   With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

   Any Warranting Party, if other than the Depositor, shall be an Asset Sellers or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

   Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan.

   Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

   Unless otherwise provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor.

   As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

   Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

   Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

   Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

ACCOUNTS

General

   Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Accounts"), which must generally, among others be either
(i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds on Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

Deposits

   Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer will deposit or cause to be deposited in an Account on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Primary
Servicer:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (v) any amounts representing Prepayment Premiums;

     (vi) any amounts received from a Special Servicer;

but excluding any REO Proceeds and penalties or modification fees which may be retained by the Primary Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

   Once a month the Primary Servicer and the Special Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

Withdrawals

   A Servicer may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

     (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Whole Loans with respect to which the advances were made;

     (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

     (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

     (v) unless otherwise provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

     (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

   If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

Distribution Account

   Unless otherwise specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "Distribution Account"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

     (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

     (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Sellers or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

     (iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

   The Trustee may, from time to time, unless otherwise provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.

Other Collection Accounts

   Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Primary Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

Primary Servicer

   The Primary Servicer is required under each Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

   Each Primary Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in accordance with the Servicing Standard; attempting to cure delinquencies; supervising foreclosures; inspecting Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

Master Servicer

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer shall monitor the actions of the Primary Servicer and the Special Servicer to confirm compliance with the Agreements.

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

   If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Special Servicer

   A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, upon the occurrence of any of the following events (each a "Servicing Transfer Event") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "Specially Serviced Mortgage Loan") will be transferred from the Primary Servicer to the Special Servicer:

     (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

     (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

     (c) the receipt by the Primary Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

     (d) the Master Servicer or the Primary Servicer determines that a payment default is imminent,

     (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

     (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

   The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

   The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

   Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

   The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

   The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust
Fund), that:

     (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

     (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit bids or offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid or offer received from any person that constitutes a fair price.

   If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

   The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

   If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicers will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan with interest thereon.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Primary Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Primary Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Primary Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

   The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   The Agreements for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

   In addition, to the extent required by the related Mortgage, the Primary Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

RENTAL INTERRUPTION INSURANCE POLICY

   If so specified in the related Prospectus Supplement, the Primary Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Primary Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Primary Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Primary Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Primary Servicer for entering into an assumption agreement will be retained by or on behalf of the Primary Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

   The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

   Each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations in all material respects under the Agreement throughout the preceding calendar year or other specified twelve-month period.

   Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Certificate.

CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

   The Master Servicer, the Primary Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

   Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the related Servicing Agreement. If a Primary Servicer resigns, the Master Servicer shall assume the obligations thereof.

   Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the related Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

   Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

EVENTS OF DEFAULT

   Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default with respect to a Servicer under the related Agreements will include (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements which remains uncured as specified in the Agreement. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 Days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 25% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

   As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.

AMENDMENT

   Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

CERTAIN MATTERS REGARDING THE TRUSTEE

   Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

   Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

   If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES AND SURETY BONDS

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

   Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO CMBS

   If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

   The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Sellers will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

   Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

   Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

COOPERATIVE LOANS

   If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.

FORECLOSURE

General

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

Non-Judicial Foreclosure/Power of Sale

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

   A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

Rights of Redemption

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Anti-Deficiency Legislation

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

   Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

Leasehold Risks

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Loans

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

   If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

   In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

ENVIRONMENTAL LEGISLATION

   Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

   Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

   Whether actions taken by a lender would constitute such participation in the management of a facility or property, so that the lender loses the protection of this "second creditor exclusion," has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

   The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

   The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as defined below). No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage

Loan, whether due to actions of the Mortgagor, the Master Servicer, the Primary Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

   A "Disqualifying Condition" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or (3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

   "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

   In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

   Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

   Unless otherwise specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood llp, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Brown & Wood llp will deliver an opinion to the Depositor that the information set forth under this caption, "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

   The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

   If a REMIC election is not made, Brown & Wood llp will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

   Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

   Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood llp will have advised the Depositor that:

     (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

     (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

   Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code.

   Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

   Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   On December 30, 1997 the IRS issued finalized regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

   Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

  1. Stripped Bonds and Stripped Coupons

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

   Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

   Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

   The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

   It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

   Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

   Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(6)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

  2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

   The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

   Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

   Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

  3. Grantor Trust Certificates Representing Interests in ARM Loans

   The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

   Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

   Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year).

   Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

   Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

   The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

   The Master Servicer or Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

F. NEW WITHHOLDING REGULATIONS

   On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

   The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood llp will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sale class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

   A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

   In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code
Section 856(c).

   Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

   Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

   Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

   In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

   Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

   Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment

Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

   The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for the purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the REMIC Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

   Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

   Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

   A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

   The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

   Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest.

   In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

   Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

   Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and
(b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

   A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

   The IRS has issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

   Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

   Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221.

   Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

   The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

   The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

   Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

   Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "--Taxation of Owners of REMIC Residual Certificates" below.

   Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

   Information Reporting and Backup Withholding. The Master Servicer or Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

   New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

   A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

   A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

   Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and
(iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

   The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

   A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

   Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

   Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

   Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

   In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

   Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

   With respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

   The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

   Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

   Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

   In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

   Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Sellers' obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Sellers, as the case may be, out of its own funds or (ii) the Sellers' obligation to repurchase a Mortgage Loan, such tax will be borne by the Sellers. In the event that such Master Servicer, Trustee or Sellers, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

   If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

   The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

   Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

   Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

   Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS NON-U.S. PERSONS

   Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

   REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

   Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

   A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

   In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

   Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,
(i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

   Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

   Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and on certain other retirement plans and arrangements (including, but not limited to individual retirement accounts and Keogh plans) ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

   Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

   The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

   Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

   The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest (excluding from the calculation the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans) and entities whose underlying assets include plan assets by reason of Plan investment in such entities. To fit within this safe harbor, benefit plan investors must own less than 25% of each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

   Labor has granted to J.P. Morgan Securities Inc. Prohibited Transaction Exemption 90-23 (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which J.P. Morgan Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

   The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "Rating Agency");

     (4) The Trustee is not an affiliate of the Underwriters, the Depositor, the Servicers, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers represent not more than reasonable compensation for the Servicers' services under the Agreements and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

   The Trust Fund must also meet the following requirements:

     (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

   On July 21, 1997, Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when certain conditions are met.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and
(v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

   Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

   Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

   In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

   If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

   Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a special percentage of the investors' assets.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

   The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc. ("JPMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

   Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by JPMSI acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If JPMSI acts as agent in the sale of Offered Certificates, JPMSI will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that JPMSI elects to purchase Offered Certificates as principal, JPMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

   The Depositor will indemnify JPMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMSI and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, JPMSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each Series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                LEGAL MATTERS

   Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood llp, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will he included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                           INDEX OF PRINCIPAL TERMS

 1986 Act .................................         77
Accounts .................................          43
Accrual Certificates .....................      10, 32
accrual period ...........................          83
Accrued Certificate Interest .............          33
ADA ......................................          71
Agreements ...............................           9
Amortizable Bond Premium Regulations  ....      74, 86
Applicable Amount ........................          91
ARM Loans ................................      25, 77
Asset Conservation Act ...................          67
Asset Sellers ............................          22
Available Distribution Amount ............          33
Balloon Mortgage Loans ...................          17
Bankruptcy Code ..........................          63
Beneficial Owners ........................          38
benefit plan investors ...................          98
Book-Entry Certificates ..................          32
Cash Flow Agreement ......................       9, 28
Cash Flow Agreements .....................           1
Cede .....................................       4, 38
CERCLA ...................................      19, 67
Certificate ..............................          40
Certificate Balance ......................       9, 34
Certificateholder ........................          38
Certificateholders .......................          21
Certificates .............................           6
Closing Date .............................          82
CMBS .....................................    1, 6, 22
CMBS Agreement ...........................          26
CMBS Issuer ..............................          26
CMBS Servicer ............................          26
CMBS Trustee .............................          26
Code .....................................          12
Commercial Loans .........................          22
Commercial Properties ....................       7, 22
Commission ...............................           3
Contingent Regulations ...................          83
Contributions Tax ........................          93
Cooperative ..............................          59
Cooperative Loans ........................          59
Cooperatives .............................          22
Covered Trust ............................      18, 55
CPR ......................................          30
Credit Support ...........................    1, 8, 27
Crime Control Act ........................          72
Cut-off Date .............................          11
daily portions ...........................          83
Debt Service Coverage Ratio ..............          23

                               103

Deferred Interest ........................          79
Definitive Certificates ..................      32, 39
Depositor ................................          22
Determination Date .......................          32
Disqualifying Condition ..................          69
Distribution Account .....................          45
Distribution Date ........................          10
DTC ......................................       4, 38
Environmental Hazard Condition ...........          68
Equity Participations ....................          26
ERISA ....................................      13, 97
excess servicing .........................          76
Exchange Act .............................           4
Exemption ................................          98
FDIC .....................................     43, 100
Grantor Trust Certificates ...............          12
Hazardous Materials ......................          69
Indirect Participants ....................          38
Insurance Proceeds .......................          43
IRS ......................................      74, 83
JPMSI ....................................         101
Labor ....................................          97
L/C Bank .................................          56
Lease ....................................        3, 7
Lease Assignment .........................           1
Legislative History ......................          78
Lessee ...................................        3, 7
Liquidation Proceeds .....................      43, 45
Loan-to-Value Ratio ......................          25
Lock-out Date ............................          26
Lock-out Period ..........................          26
Mark-to-Market Regulations ...............          91
Master REMIC .............................          81
Master Servicer ..........................           6
Model Law ................................         100
Mortgage Assets ..........................       1, 22
Mortgage Interest Rate ...................       7, 26
Mortgage Loans ...........................    1, 6, 22
Mortgage Notes ...........................          22
Mortgaged Properties .....................           7
Mortgages ................................          22
Mortgagor ................................          57
Multifamily Loans ........................          22
Multifamily Properties ...................       7, 22
NCUA .....................................         100
Net Operating Income .....................          24
New Regulations ..........................      80, 89
Nonrecoverable Advance ...................          35
Obligations ..............................          99
Offered Certificates .....................           1
OID ......................................      73, 74

                               104

OID Regulations ..........................          74
Originator ...............................          22
OTS ......................................         100
Participants .............................          38
parties in interest ......................          97
Pass-Through Rate ........................       9, 33
Payment Lag Certificates .................          87
Permitted Investments ....................          43
Plans ....................................          97
Policy Statement .........................         100
Pre-Funding Period .......................          99
pre-issuance accrued interest ............          87
Prepayment Assumption ....................          78
Prepayment Premium .......................          26
Primary Servicer .........................           6
Prohibited Transactions Tax ..............          93
Purchase Price ...........................          42
qualified mortgage .......................          80
Rating Agency ............................      13, 98
RCRA .....................................          68
Record Date ..............................          32
Refinance Loans ..........................          25
Related Proceeds .........................          35
Relief Act ...............................          71
REMIC ....................................          12
REMIC Certificates .......................          80
REMIC Regular Certificateholders  ........          81
REMIC Regular Certificates ...............      12, 80
REMIC Regulations ........................          72
REMIC Residual Certificateholder  ........          88
REMIC Residual Certificates ..............      12, 80
Restricted Group .........................          98
Retained Interest ........................          50
RICO .....................................          72
Senior Certificates ......................       9, 32
Series ...................................   1, 15, 30
Servicer .................................          11
Servicing Standard .......................          45
Servicing Transfer Event .................          46
SMMEA ....................................          99
SMMEA Certificates .......................          99
Special Servicer .........................           6
Specially Serviced Mortgage Loan  ........          46
Stripped ARM Obligations .................          79
Stripped Bond Certificates ...............          76
Stripped Coupon Certificates .............          76
Stripped Interest Certificates ...........      10, 32
Stripped Principal Certificates ..........      10, 32
Subordinate Certificates .................      10, 32
Subsidiary REMIC .........................          81
Super-Premium Certificates ...............          82

                               105

Title V ..................................          70
Trust Assets .............................           3
Trust Fund ...............................           1
Trustee ..................................           6
UCC ......................................          38
Underlying CMBS ..........................          22
Underlying Mortgage Loans ................          22
U.S. Person ..............................          79
Value ....................................          25
Voting Rights ............................          21
Warranting Party .........................      14, 41
Whole Loans ..............................          22

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   The attached diskette contains a Microsoft Excel,(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "1999C7.XLS". It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A, Annex B and Annex C to the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this Prospectus Supplement. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet File.
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(1)    Microsoft Excel is a registered trademark of Microsoft Corporation.